Exhibit 10.4

EXECUTION COPY

SECOND AMENDED AND RESTATED

TRANSITIONAL SERVICES AGREEMENT

between

BRISTOL-MYERS SQUIBB COMPANY

and

MEAD JOHNSON NUTRITION COMPANY

Dated as of December 18, 2009

TABLE OF CONTENTS

SECTION 1.	Definitions		1

SECTION 2.	Services		4

	(a)	Initial Services	4
	(b)	Additional Services	4
	(c)	Scope of Services	4
	(d)	Limitation on Provision of Services	5
	(e)	Standard of Performance; Standard of Care	6
	(f)	Prices for Services	7
	(g)	Changes in Services	8
	(h)	Services Performed by Third Parties	8
	(i)	Responsibility for Provider Personnel	8
	(j)	Services Rendered as a Work-For-Hire; Return of Equipment; Internal Use; No Sale, Transfer, Assignment; Copies	9
	(k)	Cooperation	9
	(l)	Access to Information	9

SECTION 3.	Charges and Payment		9

	(a)	Procedure	9
	(b)	Late Payments	10
	(c)	VAT	10

SECTION 4.	Term and Termination		10

	(a)	Termination Dates	10
	(b)	Early Termination by the Recipient	10
	(c)	Termination by the Provider	11
	(d)	Termination by BMS	11
	(e)	Effect of Termination of Services	11
	(f)	Data Transmission	11

SECTION 5.	Miscellaneous		12

	(a)	DISCLAIMER OF WARRANTIES	12
	(b)	Limitation of Liability; Indemnification	12
	(c)	Compliance with Law and Governmental Regulations	14
	(d)	No Partnership or Joint Venture; Independent Contractor	14
	(e)	Non-Exclusivity	14
	(f)	Expenses	14
	(g)	Further Assurances	14
	(h)	Confidentiality	14
	(i)	Headings	15
	(j)	Interpretation	15
	(k)	Tax Matters	16
	(l)	Amendments	16
	(m)	Inconsistency	16
	(n)	Notices	16

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SECOND AMENDED AND RESTATED TRANSITIONAL SERVICES AGREEMENT

This SECOND AMENDED AND RESTATED TRANSITIONAL SERVICES AGREEMENT dated as of December 18, 2009 (the “Agreement”) is by and between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (“BMS”), and MEAD JOHNSON NUTRITION COMPANY, a Delaware corporation (“MJN”).

W I T N E S S E T H

WHEREAS, BMS, MJN and MJN Restructuring Holdco, Inc. have entered into that certain Separation Agreement, dated as of January 31, 2009 (the “Separation Agreement”), pursuant to which MJN’s business was separated from the rest of BMS’s business (the “Separation”).

WHEREAS, in connection with the Separation, BMS, MJN and MJN Restructuring Holdco, Inc. agreed to the mutual covenants set forth in the Transitional Services Agreement (the “Original Agreement”), dated January 31, 2009.

WHEREAS, MJN Restructuring Holdco, Inc. has merged with and into MJN, with MJN being the surviving corporation.

WHEREAS, BMS and MJN amended and restated the Original Agreement with retroactive effect as of January 31, 2009 in that certain First Amended and Restated Transitional Services Agreement dated as of December 18, 2009 (the “First Amendment and Restatement”) in order to reflect the commercial understanding between the parties of the Original Agreement.

WHEREAS, the parties have determined that it is appropriate and desirable to amend and restate the First Amendment and Restatement.

WHEREAS, the parties have agreed that BMS will continue to provide certain services to MJN and its Affiliates (defined below) and that MJN will provide certain services to BMS and its Affiliates, each on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and undertakings contained herein and the transactions contemplated by the Separation Agreement, the receipt and sufficiency of which are acknowledged, the parties hereby agree that the First Amendment and Restatement is amended and restated in its entirety with effect as of the date hereof, provided that any Early Termination Fees due under the terms of the Original Agreement or the First Amendment and Restatement for early terminations of Services with an effective date of termination prior to the date hereof shall continue to be due pursuant to those terms, as follows:

SECTION 1. Definitions.

(a) Capitalized terms used and not otherwise defined herein will have the meanings ascribed to such terms in the Separation Agreement. Capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, will have the meaning ascribed to such word in this Agreement. For purposes of this Agreement, the following words and phrases will have the following meanings:

“Additional Services” will have the meaning set forth in Section 2(b).

“Affiliate” of any Person means a Person that controls, is controlled by, or is under common control with such Person; provided, however, that MJN and its subsidiaries are not Affiliates of BMS and its subsidiaries. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” will have the meaning set forth in the preamble hereof.

“Ancillary Agreement” means any agreement between BMS and MJN including the Separation Agreement, Tax Matters Agreement, Registration Rights Agreement and Employee Matters Agreement.

“BMS” will have the meaning set forth in the preamble of this Agreement.

“Business Day” means any day other than Saturday, Sunday or any other day on which banks are legally permitted or required to be closed in New York City or Chicago, Illinois.

“Claims” will have the meaning set forth in Section 5(b)(iv).

“Early Termination Fees” will have the meaning set forth in Section 4(b).

“Employee Matters Agreement” means the Employee Matters Agreement dated as of January 31, 2009, between BMS and MJN.

“Exhibit” will have the meaning set forth in Section 2(a).

“First Amendment and Restatement” will have the meaning set forth in the recitals of this Agreement.

“Force Majeure Event” will have the meaning set forth in Section 2(d)(ii).

“Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Historical Levels” will have the meaning set forth in Section 2(d)(i).

“Indemnitee” will have the meaning set forth in Section 5(b)(iv).

“Indemnitor” will have the meaning set forth in Section 5(b)(iv).

“Information” means information in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Initial Services” will have the meaning set forth in Section 2(a).

“Law” means any law, statute, rule, regulation, license, permit, registration or similar authorization or other requirement imposed or issued by a Governmental Authority.

“MJN” will have the meaning set forth in the preamble of this Agreement.

“Original Agreement” will have the meaning set forth in the recitals of this Agreement.

“Provider” means, with respect to any particular Service, the entity or entities identified on the applicable Schedule as the party to provide such Service.

“Provider Personnel” will have the meaning set forth in Section 2(i).

“Recipient” means, with respect to any particular Service, the entity or entities identified on the applicable Schedule as the party to receive such Service.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of February 17, 2009, between BMS and MJN.

“Review Meetings” will have the meaning set forth in Section 2(k).

“Schedule” will have the meaning set forth in Section 2(a).

“Separation” will have the meaning set forth in the recitals of this Agreement.

“Separation Agreement” will have the meaning set forth in the recitals of this Agreement.

“Separation Date” means January 31, 2009.

“Service Period” means, with respect to any Service, the period commencing on the Separation Date and ending on the earlier of (i) the date the Recipient terminates the provision of such Service pursuant to Section 4(b), and (ii) the termination date (measured as the number of days from the date hereof or indicated by reference to a specific date) specified with respect to such Service on the Schedule or Exhibit applicable to such Service.

“Services” will have the meaning set forth in Section 2(b).

“Subsidiary” will have the meaning set forth in the Separation Agreement.

“System” means the software, hardware, data store or maintenance and support components or portions of such components of a set of information assets identified in a Schedule or an Exhibit.

“Tax” means all forms of direct and indirect taxation or duties imposed, or required to be collected or withheld, including charges, together with any related interest, penalties or other additional amounts.

“Tax Matters Agreement” means the Tax Matters Agreement dated as of February 10, 2009, between BMS and MJN, as it may be amended from time to time.

“Tax Return” means any return, filing, report, questionnaire, information statement or other document required to be filed, including amended returns that may be filed, for any taxable period with any Taxing Authority (whether or not a payment is required to be made with respect to such filing).

“Taxing Authority” means any Governmental Authority imposing Taxes.

“VAT” means value added tax, goods and services tax and any sales, transfer, services, consumption, business, use or transaction tax.

SECTION 2. Services.

(a) Initial Services. Except as otherwise provided herein, during the applicable Service Period, each Provider agrees to provide, or with respect to any service to be provided by an Affiliate of the Provider, to cause such Affiliate to provide, to the Recipient, or with respect to any service to be provided to an Affiliate of the Recipient, to such Affiliate, the applicable services (the “Initial Services”) set forth on the Schedules (each, a “Schedule”) annexed hereto.

(b) Additional Services. From time to time during the applicable Service Period, the parties may identify additional services that the Provider will provide to the Recipient in accordance with the terms of this Agreement (the “Additional Services” and, together with the Initial Services, the “Services”). If the parties agree to add any Additional Services, the parties will mutually create a Schedule or amend an existing Schedule for each such Additional Service setting forth the identities of the Provider and the Recipient, a description of such Service, the term during which such Service will be provided, the cost, if any, for such Service and any other provisions applicable thereto. In order to become a part of this Agreement, such amendment to the applicable Schedule must be executed by a duly authorized representative of each party, at which time such Additional Service will, together with the Initial Services, be deemed to constitute a “Service” for the purposes hereof and will be subject to the terms and conditions of this Agreement. The parties may, but will not be required to, agree on Additional Services during the applicable Service Period. Notwithstanding anything to the contrary in the foregoing or anywhere else in this Agreement, any service actually performed by the Provider upon written or oral request by the Recipient in connection with this Agreement will be deemed to constitute a “Service” for the purposes of Sections 3 and 5(b), but such “Service” will only be incorporated into this Agreement by an amendment as set forth in this Section 2(b) and Section 5(l). Notwithstanding the foregoing, neither party will have any obligation to agree to provide Additional Services.

(c) Scope of Services. Notwithstanding anything to the contrary herein, (i) neither the Provider nor any of its Affiliates will be required to perform or to cause to be performed any of the Services for the benefit of any third party or any other person other than the applicable Recipient or its Affiliates, and (ii) the Provider makes no warranties, express or implied, with respect to the Services, except as provided in Section 2(e).

(d) Limitation on Provision of Services.

(i) Except as expressly contemplated in the Schedules, neither the Provider nor any of its Affiliates will be obligated to perform or to cause to be performed any Service in a volume or quantity that exceeds on an annualized basis 110 percent of the historical volumes or quantities of Services performed by it or its Affiliates for the business of the Recipient during calendar year 2008, without reference to the transactions contemplated by the Separation Agreement (“Historical Levels”); provided, however, if the Recipient wishes to increase the volume or quantity of such Services provided under this Agreement by more than such amount, the Recipient will make a request to the appropriate Provider in writing in accordance with Section 5(n) at least ten (10) Business Days prior to the next Review Meeting setting out in as much detail as reasonably possible the change requested and the reason for requesting the change, which request will be considered at the next Review Meeting. The Provider may, in its sole discretion, choose to accommodate or not to accommodate any such request in part or in full.

(ii) In case performance of any terms or provisions hereof will be delayed or prevented, in whole or in part, because of, or related to, compliance with any Law, decree, request or order of any Governmental Authority, either local, state, federal or foreign, or because of riots, war, public disturbance, strike, labor dispute, fire explosion, storm, flood, acts of God, major breakdown or failure of transportation, manufacturing, distribution or storage facilities, or for any other reason which is not within the control of the party whose performance is interfered with and which by the exercise of reasonable diligence such party is unable to prevent (each, a “Force Majeure Event”), then upon prompt notice by the party so suffering to the other party, the party suffering will be excused from its obligations hereunder during the period such Force Majeure Event continues, and no liability will attach against either party on account thereof. No party will be excused from performance if such party fails to use reasonable diligence to remedy the situation and remove the cause and effect of the Force Majeure Event.

(iii) If the Provider is unable to provide a Service hereunder because it does not have the necessary assets because such asset was transferred from the Provider to the Recipient, the parties will determine a mutually acceptable arrangement to provide the necessary access to such asset and until such time as access is provided, the Provider’s failure to provide such Service will not be a breach of this Agreement.

(iv) Notwithstanding anything to the contrary contained herein, this Agreement will not constitute an agreement for the Provider to provide Services to the Recipient to the extent that the provision of any such Services would not be in compliance with applicable Laws.

(e) Standard of Performance; Standard of Care.

(i) The Provider will use its commercially reasonable efforts to provide and cause its Affiliates to provide the Services in a manner which is substantially similar in nature, quality and timeliness to the services provided by the applicable Provider to the applicable Recipient immediately prior to the date hereof; provided, however, that nothing in this Agreement will require the Provider to prioritize or otherwise favor the Recipient over any third parties or any of the Provider’s or the Provider’s Affiliates’ business operations. The Recipient acknowledges that the Provider’s obligation to provide the Services is contingent upon the Recipient (A) providing in a timely manner all information, documentation, materials, resources and access requested by the Provider and (B) making timely decisions, approvals and acceptances and taking in a timely manner such other actions requested by the Provider, in each case that the Provider (in its reasonable business judgment) believes is necessary or desirable to enable the Provider to provide the Services; provided, however, that the Provider requests such approvals, information, materials or services with reasonable prior notice to the extent practicable. Notwithstanding anything to the contrary herein, the Provider shall not be responsible for any failure to provide any Service in the event that the Recipient has not fully complied with the immediately preceding sentence. The parties acknowledge and agree that nothing contained in any Schedule will be deemed to (A) increase or decrease the standard of care imposed on the Provider, (B) expand the scope of the Services to be provided as set forth in Section 2, except to the extent that a Schedule references a Service that was not provided immediately prior to the date hereof, or (C) limit Sections 5(a) and 5(b).

(ii) In providing the Services, except to the extent necessary to maintain the Historical Level of Service (or with respect to any Additional Service, the agreed-upon level), the Provider will not be obligated to: (A) hire any additional employees or (B) purchase, lease or license any additional equipment, software or other assets; and in no event will the Provider be obligated to (x) maintain the employment of any specific employee or (y) pay any costs related to the transfer or conversion of the Recipient’s data to the Provider or any alternate supplier of Services. Further, the Provider will have the right to designate which personnel it will assign to perform the Services, and it will have the right to remove and replace any such personnel at any time or designate any of its Affiliates or a third-party provider at any time to perform the Services. At the Recipient’s request, the Provider will consult in good faith with the Recipient regarding the specific personnel to provide any particular Services; provided, however, that the Provider’s decision will control and be final and binding.

(iii) The Provider’s sole responsibility to the Recipient for errors or omissions committed by the Provider in performing the Services will be to correct such errors or omissions in the Services at no additional cost to the Recipient; provided, however, that the Recipient must promptly advise the Provider of any such error or omission of which it becomes aware after having used commercially reasonable efforts to detect any such errors or omissions.

(iv) The parties and their respective Affiliates will use good faith efforts to cooperate with each other in connection with the performance of the Services hereunder, including producing on a timely basis all information that is reasonably requested with respect to the performance of Services; provided, however, that such cooperation does not unreasonably disrupt the normal operations of the parties and their respective Affiliates; provided further that the party requesting cooperation will pay all reasonable out-of-pocket costs and expenses incurred by the party furnishing cooperation, unless otherwise expressly provided in this Agreement or the Separation Agreement. Such cooperation will include exchanging information, providing electronic access to systems used in connection with the Services and obtaining or granting all consents, licenses, sublicenses, permits, registrations, authorizations or approvals necessary to permit each party to perform its obligations hereunder. Notwithstanding anything in this Agreement to the contrary, the Recipient will be solely responsible for paying for the costs of obtaining such consents, licenses, sublicenses, permits, registrations, authorizations or approvals, including reasonable legal fees and expenses. Either party providing electronic access to systems used in connection with Services may limit the scope of access to the applicable requirements of the relevant matter through any reasonable means available, and any such access will be subject to the terms of Section 5(h). The exchange of information or records (in any format, electronic or otherwise) related to the provision of Services under this Agreement will be made to the extent that (A) such records/information exist and are created in the ordinary course, (B) do not involve the incurrence of any material expense, and (C) are reasonably necessary for any such party to comply with its obligations hereunder or under applicable Law. Subject to the foregoing terms, the parties will cooperate with each other in making information available as needed in the event of a Tax audit or in connection with statutory or governmental compliance issues, whether in the United States or any other country; provided, however, that the provision of such information will be without representation or warranty as to the accuracy or completeness of such information. For the avoidance of doubt, and without limiting any privilege or protection that now or hereafter may be shared by the Provider and the Recipient, neither party will be required to provide any document if the party who would provide such document reasonably believes that so doing would waive any privilege or protection (e.g., attorney-client privilege) applicable to such document.

(v) If the Provider reasonably believes it is unable to provide any Service because of a failure to obtain necessary consents (e.g., third-party approvals or instructions or approvals from the Recipient required in the ordinary course of providing a Service), licenses, sublicenses, permits, registrations, authorizations or approvals contemplated by Section 2(e)(iv), such failure shall not constitute a breach hereof by the Provider and the parties will cooperate to determine the best alternative approach; provided, however, that in no event will the Provider be required to provide such Service until an alternative approach reasonably satisfactory to the Provider is found or the consents, licenses, sublicenses, permits, registrations, authorizations or approvals have been obtained.

(f) Prices for Services. Services provided to any Recipient pursuant to the terms of this Agreement will be charged at the prices set forth for such Service on the applicable Schedule. Unless otherwise provided in a Schedule hereto by explicit reference to this Section 2(f), a Service provided by Provider to any Recipient pursuant to the terms of this Agreement will be charged at the prices set forth for such Service on the applicable Schedule plus an uplift equal to (i) two percent (2%) for Services originating within the United States, regardless of where such Services are received, or (ii) seven and one-half percent (7.5%) for Services originating outside of the United States, regardless of where such Services are received. Except as set forth in Schedule 3 and Schedule 4 hereto, at the end of each twelve (12) months during the term of the Agreement, Provider will review the charges, costs and expenses actually incurred by Provider in providing any Service (collectively, “Actual Cost”) during the previous twelve (12) months. In the event the Provider determines that the Actual Cost for any service materially differs from the aggregate costs charged to Recipient for that Service for that period, Provider will deliver to Recipient documentation for such Actual Cost and the parties will renegotiate in good faith to adjust the appropriate costs charged to Recipient prospectively. In addition, any significant efforts undertaken by Provider that are related to Services but outside of what is usual and customary in performing such Service (each, an “Effort”) shall be billed at actual cost for third party services or a rate of $250 per hour for Provider employee time; provided, however, that Provider may not bill Recipient for such Efforts unless Recipient has received notification thereof in advance and consented in writing to the undertaking of such Effort, such consent not to be unreasonably withheld or delayed (it being understood that Provider shall not be obligated to undertake any such Efforts related to activities outside of what is usual and customary unless and until Recipient shall have provided such consent).

(g) Changes in Services. The parties agree and acknowledge that any Provider may make changes from time to time in the manner of performing the applicable Services if such Provider is making similar changes in performing similar services for itself, its Affiliates or other third parties, if any, and if such Provider furnishes to the Recipient substantially the same notice (in content and timing) as such Provider provides to its Affiliates or other third parties, if any, respecting such changes. In addition to, and without limiting the immediately preceding sentence in any way, and notwithstanding any provision of this Agreement to the contrary, such Provider may make any of the following changes without obtaining the prior consent of the Recipient: (i) changes to the process of performing a particular Service that do not adversely affect the benefits to the Recipient of such Provider’s provision or quality of such Service in any material respect or materially increase the charge for such Service; (ii) emergency changes on a temporary and short-term basis; and (iii) changes to a particular Service in order to comply with applicable Law or regulatory requirements.

(h) Services Performed by Third Parties. Nothing in this Agreement will prevent the Provider from using its Affiliates or third parties to perform all or any part of a Service hereunder. The Provider will remain fully responsible for the performance of its obligations under this Agreement in accordance with its terms, including any obligations it performs through its Affiliates or third parties, and the Provider will be solely responsible for payments due any such Affiliates or third parties.

(i) Responsibility for Provider Personnel. All personnel employed, engaged or otherwise furnished by the Provider in connection with its rendering of the Services will be the Provider’s employees, agents or subcontractors, as the case may be (collectively, “Provider Personnel”). The Provider will have the sole and exclusive responsibility for Provider Personnel, will supervise Provider Personnel and will cause Provider Personnel to cooperate with the Recipient in performing the Services in accordance with the terms and conditions of Section 2(e). The Provider will pay and be responsible for the payment of any and all premiums, contributions and Taxes for workers’ compensation insurance, unemployment compensation, disability insurance, and all similar provisions now or hereafter imposed by any Governmental Authority with respect to, or measured by, wages, salaries or other compensation paid, or to be paid, by the Provider to Provider Personnel.

(j) Services Rendered as a Work-For-Hire; Return of Equipment; Internal Use; No Sale, Transfer, Assignment; Copies. All materials, software, tools, data, inventions, works of authorship, documentation, and other innovations of any kind, including any improvements or modifications to the Provider’s proprietary computer software programs and related materials, that the Provider, or personnel working for or through the Provider, may make, conceive, develop or reduce to practice, alone or jointly with others, in the course of performing Services or as a result of such Services, whether or not eligible for patent, copyright, trademark, trade secret or other legal protection (collectively the “Work Product”), as between the Provider and the Recipient, will be solely owned by the Provider. Upon the termination of any of the Services, (i) the Recipient will return to the Provider, as soon as practicable, any equipment or other property of the Provider relating to such terminated Services which is owned or leased by the Provider and is, or was, in the Recipient’s possession or control; and (ii) the Provider will transfer to the Recipient, as soon as practicable, any and all supporting, back-up or organizational data or information of the Recipient used in supplying the Service to the Recipient. In addition, the parties will use good-faith efforts at the termination of this Agreement or any specific Service provided hereunder, to ensure that all user identifications and passwords related thereto, if any, are canceled, and that any other data (as well as any and all back-up of that data) pertaining solely to the other party and related to such Service will be returned to such other party and deleted or removed from the applicable computer systems. All systems, procedures and related materials provided to the Recipient are for the Recipient’s internal use only and only as related to the Services or any of the underlying Systems used to provide the Services and unless the Provider gives its prior written consent in each and every instance (in its sole discretion), the Recipient may not sell, transfer, assign or otherwise use the Services provided hereunder, in whole or in part, for the benefit of any person other than an Affiliate of the Recipient. The Recipient will not copy, modify, reverse engineer, decompile or in any way alter Systems without the Provider’s express written consent (in its sole discretion).

(k) Cooperation. Each party will designate in writing to the other party one (1) representative to act as a contact person with respect to all issues relating to the provision of the Services pursuant to this Agreement. Such representatives will hold review meetings by telephone or in person, as mutually agreed upon, approximately every two (2) weeks to discuss issues relating to the provision of the Services under this Agreement (“Review Meetings”). In the Review Meetings such representatives will be responsible for (A) discussing any problems identified relating to the provision of Services and, to the extent changes are agreed upon, implementing such changes and (B) providing notice that any Service has since the prior Review Meeting for the first time exceeded, or is anticipated to exceed, the usual and customary volume for such Service as described in the applicable Schedule.

(l) Access to Information. Each party acknowledges and agrees that the Separation Agreement, including Section 7.01 thereof, sets forth certain rights and obligations relating to access to Information of the other party.

SECTION 3. Charges and Payment.

(a) Procedure. Charges for the Services (including any Effort) will be charged to and payable by the Recipient, or with respect to any Service (including any Effort) to be provided to an Affiliate of the Recipient, by such Affiliate. Amounts payable pursuant to the terms of this Agreement will be paid to the Provider, or with respect to any Service (including any Effort) to be provided by an Affiliate of the Provider, to such Affiliate, at the time provided in the applicable Schedule.

(b) Late Payments. Charges not paid within twenty-five (25) days after the date when payable will bear interest at the rate of 0.75% per month for the period commencing on the due date and ending on the date that is twenty-five (25) days after such due date, and thereafter at the rate of 1.5% per month until the date payment is received in full by the Provider.

(c) VAT. All amounts payable for the Services (including any Effort) pursuant to Sections 3(a) and 3(b) are exclusive of any VAT which is or may be chargeable on the supply or supplies for which such amounts are the whole or part of the consideration for VAT purposes. Any VAT so chargeable shall be borne by the Recipient and shall either be accounted for by the Recipient (where this is required by local Laws) or paid by the Recipient to the Provider, in either case in addition to the amounts payable pursuant to Sections 3(a) and 3(b). The Provider shall deliver to the Recipient (or, where applicable, the Recipient shall deliver to the Provider): (i) a valid VAT invoice; and (ii) any other document as may be required by the Recipient to recover the VAT chargeable or claim exemption from VAT, in each case in such form and within any such timing deadlines as may be required by local laws or regulations.

SECTION 4. Term and Termination.

(a) Termination Dates. Unless otherwise terminated pursuant to Section 4(b), this Agreement will terminate with respect to any Service at the close of business on the last day of the Service Period for such Service, unless the parties have agreed in writing to an extension of the Service Period.

(b) Early Termination by the Recipient. As provided in the Schedules (regarding the required number of days for written notice), the Recipient may terminate this Agreement with respect to either all or any one or more of the Services, at any time and from time to time (except in the event such termination will constitute a breach by Provider of a third party agreement related to providing such Services), by giving the required written notice to the Provider of such termination (each, a “Termination Notice”). Early termination by the Recipient will obligate the Recipient to pay to the Provider the entire early termination fee provided for in each Schedule subject (in whole or in part) to early termination (the “Early Termination Fees”). Unless provided otherwise in the applicable Schedule, all Services within a Schedule must be terminated simultaneously. As soon as reasonably practicable after its receipt of a Termination Notice, the Provider will advise the Recipient as to whether early termination of such Services will require the termination or partial termination, or otherwise affect the provision of, certain other Services (it being understood that the Recipient shall not be entitled to terminate the Information Technology Services described in Schedules 3 and 4 unless the other Services corresponding thereto are also terminated). If this will be the case, the Recipient may withdraw its Termination Notice within five (5) business days. If the Recipient does not withdraw the Termination Notice within such period, such termination will be final and the Recipient will be deemed to have agreed to the termination, partial termination or affected provision of such other Services and to pay the Early Termination Fees.

(i) Early Termination Requirements for Facility Leases. Commercially reasonable efforts shall be taken to ensure that facility leases entered into or renewed pursuant to this Agreement shall provide for early termination upon commercially reasonable terms.

(c) Termination by the Provider. As provided in the Schedules (regarding the required number of days of written notice), the Provider may terminate this Agreement with respect to either all or any one or more of the Services, at any time and from time to time, by giving the required written notice to the Recipient of such termination, if at such time the Provider does not perform such Service for itself or its Affiliates. Additionally, the Provider may terminate this Agreement by giving written notice of such termination to the Recipient, if the Recipient breaches any material provision of this Agreement (including a failure to timely pay an invoiced amount); provided, however, that the Recipient will have thirty (30) days after receiving such written notice to cure any breach which is curable before the termination becomes effective.

(d) Termination by BMS. In the event BMS and its subsidiaries, other than MJN, have ceased to beneficially own shares of Common Stock representing greater than 50 percent of the total voting power of the outstanding shares generally entitled to elect directors of MJN, then (i) any Services included in Procurement or Insurance Services provided by BMS may be terminated by BMS if the provision of such Services would be prohibited by any relevant agreements with third-parties relating to procurement or insurance, as the case may be, and (ii) any Services included in Legal or Audit Services provided by BMS may be terminated by BMS if the provision of such Services would give rise to conflicts of interest as between BMS or any of its subsidiaries (other than MJN), on the one hand, and MJN or any of its subsidiaries, on the other hand; provided, however, in the case of clause (i) of this sentence, BMS shall, prior to any such termination, negotiate in good faith with the applicable third party to allow BMS to continue to provide such Service for a period of up to six (6) months so as to allow MJN to arrange for replacement services. MJN shall be responsible for any additional costs and expenses incurred by BMS in connection with the continuation of such Services beyond the date such Services would have otherwise terminated pursuant to the terms of the third party agreement.

(e) Effect of Termination of Services. In the event of any termination with respect to one or more, but less than all, of the Services, this Agreement will continue in full force and effect with respect to any Services not so terminated. Upon the termination of any or all of the Services, the Provider will cease, or cause its applicable Affiliates or third-party providers to cease, providing the terminated Services. Upon each such termination, the Recipient will promptly (i) pay to the Provider all fees accrued through the effective date of the Termination Notice, and (ii) pay to the Provider the applicable Early Termination Fees.

(f) Data Transmission. In connection with the termination of a particular Service, on or prior to the last day of each relevant Service Period, the Provider will cooperate fully and will cause its Affiliates to cooperate fully to support any transfer of data concerning the relevant Services to the applicable Recipient. If requested by the Recipient in connection with the prior sentence, the Provider will deliver and will cause its Affiliates to deliver to the applicable Recipient, within such time periods as the parties may reasonably agree, all records, data, files and other information received or computed for the benefit of such Recipient during the Service Period, in electronic and/or hard copy form; provided, however, that (i) the Provider will not have any obligation to provide or cause to provide data in any non-standard format and (ii) if the Provider, in its sole discretion, upon request of the Recipient, chooses to provide data in any non-standard format, the Provider and its Affiliates will be reimbursed for their reasonable out-of-pocket costs for providing data electronically in any format other than its standard format, unless expressly provided otherwise in the applicable Schedule.

SECTION 5. Miscellaneous.

(a) DISCLAIMER OF WARRANTIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PROVIDER MAKES NO AND DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, WITH RESPECT TO THE SERVICES, TO THE EXTENT PERMITTED BY APPLICABLE LAW. THE PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

(b) Limitation of Liability; Indemnification.

(i) Each party acknowledges and agrees that the obligations of the other party hereunder are exclusively the obligations of such other party and are not guaranteed directly or indirectly by such other party’s stockholders, members, managers, officers, directors, agents or any other person. Except as otherwise specifically set forth in the Separation Agreement, and subject to the terms of this Agreement, each party will look only to the other party and not to any manager, director, officer, employee or agent for satisfaction of any claims, demands or causes of action for damages, injuries or losses sustained by any party as a result of the other party’s action or inaction.

(ii) Notwithstanding (A) the Provider’s agreement to perform the Services in accordance with the provisions hereof, or (B) any term or provision of the Schedules to the contrary, the Recipient acknowledges that performance by the Provider of the Services pursuant to this Agreement will not subject the Provider, any of its Affiliates or their respective members, stockholders, managers, directors, officers, employees or agents to any liability whatsoever, except as directly caused by the gross negligence or willful misconduct on the part of the Provider or any of its members, stockholders, managers, directors, officers, employees and agents; provided, however, that the Provider’s liability as a result of such gross negligence or willful misconduct will be limited to an amount not to exceed the lesser of (i) the price paid for the particular Service, (ii) the Recipient’s or its Affiliate’s cost of performing the Service itself during the remainder of the applicable Service Period or (iii) the Recipient’s cost of obtaining the Service from a third party during the remainder of the applicable Service Period; provided further that the Recipient and its Affiliates will exercise their commercially reasonable efforts to minimize the cost of any such alternatives to the Services by selecting the most cost effective alternatives which provide the functional equivalent of the Services replaced.

(iii) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY OR ITS RESPECTIVE AFFILIATES BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS SUFFERED BY THE OTHER PARTY OR ITS AFFILIATES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH ANY DAMAGES ARISING HEREUNDER; PROVIDED, HOWEVER, THAT TO THE EXTENT EITHER PARTY OR ITS RESPECTIVE AFFILIATES IS REQUIRED TO PAY (A) ANY AMOUNT ARISING OUT OF THE INDEMNITY SET FORTH IN SECTION 5(B)(II) AND (B) ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS TO A THIRD PARTY WHO IS NOT AN AFFILIATE OF EITHER PARTY, IN EACH CASE IN CONNECTION WITH A THIRD-PARTY CLAIM, SUCH DAMAGES WILL CONSTITUTE DIRECT DAMAGES OF THE INDEMNIFIED PARTY AND WILL NOT BE SUBJECT TO THE LIMITATION SET FORTH IN THIS SECTION 5(B)(III).

(iv) The Recipient agrees to indemnify and hold harmless the Provider and its Affiliates and their respective members, stockholders, managers, directors, officers, employees and agents with respect to any claims or liabilities (including reasonable attorneys’ fees) (“Claims”), which may be asserted or imposed against the Provider or such persons by a third party who is not an Affiliate of either party, as a result of (A) the provision of the Services pursuant to this Agreement, or (B) the material breach by the Recipient of a third-party agreement that causes or constitutes a material breach of such agreement by the Provider, except (with respect to both of the foregoing) for any claims which are directly caused by the gross negligence or willful misconduct of the Provider or such persons. Each party as indemnitee (“Indemnitee”) will give the other party as indemnitor (“Indemnitor”) prompt written notice of any Claims. If Indemnitor does not notify Indemnitee within a reasonable period after Indemnitor’s receipt of notice of any Claim that Indemnitor is assuming the defense of Indemnitee, then until such defense is assumed by Indemnitor, Indemnitee shall have the right to defend, contest, settle or compromise such Claim in the exercise of its reasonable judgment and all costs and expenses of such defense, contest, settlement or compromise (including reasonable outside attorneys’ fees and expenses) will be reimbursed to Indemnitee by Indemnitor. Upon assumption of the defense of any such Claim, Indemnitor will, at its own cost and expense, select legal counsel, and conduct and control the defense and settlement of any suit or action which is covered by Indemnitor’s indemnity. Indemnitee shall render all cooperation and assistance reasonably requested by the Indemnitor and Indemnitor will keep Indemnitee fully apprised of the status of any Claim. Notwithstanding the foregoing, Indemnitee may, at its election and sole expense, be represented in such action by separate counsel and Indemnitee may, at its election and sole expense, assume the defense of any such action, if Indemnitee hereby waives Indemnitor’s indemnity hereunder. Unless Indemnitee waives the indemnity hereunder, in no event shall Indemnitee, as part of the settlement of any claim or proceeding covered by this indemnity or otherwise, stipulate to, admit or acknowledge any liability or wrongdoing (whether in contract, tort or otherwise) of any issue which may be covered by this indemnity without the consent of the Indemnitor (such consent not to be unreasonably withheld or delayed).

(c) Compliance with Law and Governmental Regulations. The Recipient will be solely responsible for (i) compliance with all Laws affecting its business and (ii) any use the Recipient may make of the Services to assist it in complying with such Laws. Without limiting any other provisions of this Agreement, the parties agree and acknowledge that neither party has any responsibility or liability for advising the other party with respect to, or ensuring the other party’s compliance with, any public disclosure, compliance or reporting obligations of such other party (including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated under such Acts or any successor provisions), regardless of whether any failure to comply results from information provided hereunder.

(d) No Partnership or Joint Venture; Independent Contractor. Nothing contained in this Agreement will constitute or be construed to be or create a partnership or joint venture between the parties or any of their respective Affiliates, successors or assigns. The parties understand and agree that this Agreement does not make either of them an agent or legal representative of the other for any purpose whatsoever. No party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibilities, express or implied, on behalf of or in the name of any other party, or to bind any other party in any manner whatsoever. The parties expressly acknowledge that the Provider is an independent contractor with respect to the Recipient in all respects, including with respect to the provision of the Services.

(e) Non-Exclusivity. The Provider and its Affiliates may provide services of a nature similar to the Services to any other Person. There is no obligation for the Provider to provide the Services to the Recipient on an exclusive basis.

(f) Expenses. Except as otherwise provided herein, each party will pay its own expenses incident to the negotiation, preparation and performance of this Agreement, including the fees, expenses and disbursements of their respective investment bankers, accountants and counsel.

(g) Further Assurances. From time to time, each party will use its commercially reasonable efforts to take or cause to be taken, at the cost and expense of the requesting party, such further actions as may be reasonably necessary to consummate or implement the transactions contemplated hereby or to evidence such matters.

(h) Confidentiality.

(i) Subject to Section 5(h)(iii), each party, on behalf of itself and its respective Affiliates, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to such party’s confidential and proprietary information pursuant to policies in effect as of the date hereof, all Information concerning the other party and its Affiliates that is either in its possession (including Information in its possession prior to the date hereof) or furnished by the other party, its Affiliates or their respective directors, officers, managers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or otherwise, and will not use any such Information other than for such purposes as will be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or its Affiliates or any of their respective directors, officers, managers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or its Affiliates) which sources are not themselves bound by a confidentiality obligation, or (iii) independently generated without reference or prior access to any proprietary or confidential Information of the other party.

(ii) Each party agrees not to release or disclose, or permit to be released or disclosed, any Information of the other party or its Affiliates to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who will be advised of their obligations hereunder with respect to such Information), except in compliance with Section 5(h)(iii); provided, however, that any Information may be disclosed to third parties (who will be advised of their obligation hereunder with respect to such Information) retained by the Provider as the Provider reasonably deems necessary to perform the Services.

(iii) In the event that any party or any of its Affiliates either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable Law (including pursuant to any rule or regulation of any Governmental Authority) or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or of the other party’s Affiliates) that is subject to the confidentiality provisions hereof, such party will notify the other party prior to disclosing or providing such Information and will cooperate at the expense of such other party in seeking any reasonable protective arrangements (including by seeking confidential treatment of such Information) requested or required by such other party. Subject to the foregoing, the person that received such a request or determined that it is required to disclose Information may thereafter disclose or provide Information to the extent required by such Law (as so advised by counsel) or by lawful process or such Governmental Authority; provided, however, that such Person provides the other party upon request with a copy of the Information so disclosed.

(i) Headings. The Article, section and paragraph headings contained in this Agreement or in any Schedule or Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(j) Interpretation. For all purposes of this Agreement and the Schedules and Exhibits to this Agreement: (i) the terms defined in Section 1(a) have the meanings assigned to them in Section 1(a) and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles; (iii) all references in this Agreement to designated “Articles”, “Sections”, “Schedules”, “Exhibits” and other subdivisions are to the designated Articles, Sections, Schedules, Exhibits and other subdivisions of the body of this Agreement; (iv) pronouns of either gender or neuter will include, as appropriate, the other pronoun forms; (v) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (vi) “or” is not exclusive; (vii) “including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to”, respectively; (viii) “may not” is not prohibitive and not permissive; (ix) “party” or “parties” refer to a party or parties to this Agreement unless otherwise indicated; (x) any definition of, or reference to, any law, agreement, instrument or other document herein will be construed as referring to such law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and (xi) any definition of, or reference to, any statute will be construed as referring also to any rules and regulations promulgated thereunder.

(k) Tax Matters. The Tax Matters Agreement embodies the entire understanding between the parties to this Agreement relating to (i) the responsibility for the preparation and filing of Tax Returns, and (ii) the liability for Taxes, all or a portion of which Taxes and Tax Returns may arise as a result of or in connection with the transactions contemplated by this Agreement. This Agreement is not intended to, and does not, modify, amend or supersede either the Tax Matters Agreement, or the understanding embodied in it.

(l) Amendments. This Agreement (including the Schedules) may not be amended except by an instrument in writing executed by a duly authorized representative of each party. By an instrument in writing, the Provider, on the one hand, or the Recipient, on the other hand, may waive compliance by the other with any term or provision of this Agreement (including the Schedules) that such other party was or is obligated to comply with or perform. Any such waiver will only be effective in the specific instance and for the specific and limited purpose for which it was given and will not be deemed a waiver of any other provision of this Agreement (including the Schedules) or of the same breach or default upon any recurrence thereof. No failure on the part of any party to exercise and no delay in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(m) Inconsistency. Neither the making nor the acceptance of this Agreement will enlarge, restrict or otherwise modify the terms of the Separation Agreement or constitute a waiver or release by any party of any liabilities, obligations or commitments imposed upon them by the terms of the Separation Agreement, including the representations, warranties, covenants, agreements and other provisions of the Separation Agreement. In the event of any inconsistency between the terms of this Agreement (including the Schedules), on the one hand, and the terms of the Separation Agreement, on the other hand, the terms of the Separation Agreement will control. In the event of any inconsistency between the terms of this Agreement, on the one hand, and any of the Schedules, on the other hand, the terms of this Agreement (other than charges for Services) will control.

(n) Notices. All notices or other communications required or permitted to be given hereunder or under any Schedule or Exhibit will be in writing and will be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand, electronic mail, telexed, cabled or telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the contact person listed in the applicable Schedule. Any party may, by notice to the other party, change the contact person to which such notices are to be given.

(o) Assignment; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights and obligations of the parties may be assigned by any party without the prior written consent of the other party, except that (i) the Recipient may assign its rights under this Agreement to any Affiliate or Affiliates of the Recipient without the prior written consent of the Provider, (ii) the Provider may assign any rights and obligations hereunder to (A) any Affiliate or Affiliates of the Provider capable of providing such Services hereunder or (B) third parties to the extent such third parties are routinely used to provide the Services to Affiliates and businesses of the Provider, in either case without the prior written consent of the Recipient, and (iii) an assignment by operation of Law in connection with a merger or consolidation will not require the consent of the other party. Notwithstanding the foregoing, each party will remain liable for all of its respective obligations under this Agreement. Subject to the first sentence of this Section 5(o), this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns and no other person will have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 5(o) will be void.

(p) Entire Agreement. This Agreement, the Ancillary Agreements, the Schedules and appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties with respect to such subject matter other than those set forth or referred to herein or therein.

(q) Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means will be effective as delivery of a manually executed counterpart of this Agreement.

(r) Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other conditions and provisions of this Agreement will nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

(s) Incorporation by Reference. All Schedules to this Agreement are incorporated herein by reference and made a part of this Agreement as if set forth in full herein. Section 11.16 of the Separation Agreement is incorporated herein by reference, mutatis mutandis, as if set forth herein.

(t) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first written above.

BRISTOL-MYERS SQUIBB COMPANY,

by	/s/ P. Joseph Campisi, Jr.
Name:	P. Joseph Campisi, Jr.
Title:	Vice President and Senior Counsel

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first written above.

MEAD JOHNSON NUTRITION COMPANY,

by	/s/ William P’Pool
Name:	William P’Pool
Title:	S.V.P. and General Counsel

SCHEDULE 1

FINANCIAL SERVICES PROVIDED BY BMS

Services Summary Description

Provider shall provide the financial Services described below, subject to the terms and conditions of this Agreement (including Section 2 hereof). Such Services shall be provided in a manner consistent with the scope of Provider’s operating procedures and configuration of software systems as of the Separation Date (except as otherwise set forth in Schedule 2).

Services

Service	Description	Countries
Accounting

General Accounting

•         Processing of journal entries

•         Preparation of Account Reconciliation

•         Monthly local and management profit and loss, and balance sheet reporting, and submission to corporate reporting systems (including running monthly closing jobs, such as “revaluation” program, system used to collect actuals)

•         Coordination of abandoned property filings

•         Maintenance of chart of accounts, including the creation of new company codes and other master data

•         Processing inbound and outbound information transfers

•         Cost center reporting detail (excluding Thailand)

•         Utilization of data archiving and retention tools

•         Maintain mapping tables in SAP, BPCS, Mapics, and EARS, as applicable

•         Scheduling of interfaces with SAP, BPCS, as applicable

•         Processing of appropriate system access requests and production of security and audit reports

•         Standard analyses, upon request, of balance sheet or profit and loss statements

•         Gross margin system maintenance, reporting and supporting journal entries

USA, Canada, Puerto Rico, Brazil, Colombia, Ecuador, Venezuela, Peru, Argentina, Mexico, Central America, Caribbean, China, Indonesia, India, Spain, Portugal, Nijmegen, France, Belgium, Italy, Poland, Russia, Sweden, UK, Ireland, Thailand, Philippines, Taiwan, Hong Kong, Malaysia, Singapore[1] , Vietnam, Australia, Dominican Republic

[1]	Refers to Singapore Opco, Singapore Holdco and Triple J unless otherwise specifically stated.

Service	Description	Countries

•        Support monthly close process

•        Support royalty accounting

•        GOA and DOA maintenance and support

•        Accrual management and accounting (excluding Thailand)

•        Goods in Transit support (excluding Thailand)

•        Statutory reporting (excluding Thailand)

•        External reporting related to government, SEC, audit and compliance requirements

•        Export & Import services (excluding Thailand)

Gross Margin

Financial management of the corporate intercompany profit reserve created when intercompany sales are eliminated and the subsequent recognition of this intercompany profit on the consolidated P&L. Specific activities are:

•        Calculate and record on the P&L recognized Intercompany Profit by management market.

•        Assist market/regional finance with monthly analysis/validation of Intercompany profit recognized on the P&L.

•        Manage and validate total company Intercompany Profit balance sheet reserve.

•        Calculate and record annual revaluation of Intercompany Profit in inventory and coordinate analysis and agreement with market/regional finance.

•        Provide markets/headquarters with sales/cost information from Gross Margin System.

•        Gross Margin System maintenance & upgrades.

Worldwide

Service	Description	Countries
Fixed and Intangible Asset Accounting

•        Review construction in progress to ascertain if expenses are properly classified (excluding Thailand)

•        Monthly reporting

•        Capitalizing closed projects

•        Calculating and booking depreciation to general ledger

•        Maintain capital expenditure support (excluding Thailand)

USA, Canada, Puerto Rico, Brazil, Colombia, Ecuador, Venezuela, Peru, Dominican Republic, Argentina, Mexico, China, Indonesia, India, Spain, Portugal, Nijmegen, France, Belgium, Italy, Poland, Russia, Sweden, UK, Ireland, Thailand, Philippines, Taiwan, Hong Kong, Malaysia, Singapore, Vietnam, Australia

Accounts Payable & Disbursements

•        Providing accounts payable functionality, including scanning, routing of documents, Web-EDI, EDI, reporting and duplicate payment checking

•        Providing vendor and employee inquiry abilities through web or voice technology

•        Help desk support and problem resolution

•        Processing grant of authority requests and providing reports for review

•        Processing wire transfers

•        Processing manual check requests (excluding Thailand)

•        Vendor check distribution and remittance advices either by electronic means or fax

•        Processing invoices through the accounts payable process based upon the payment terms provided by Recipient

•        Journal entry preparation, review and approval and manual journal vouchers

•        Account Reconciliation preparation, review and approval

•        1099 and 480 reporting

•        Support for travel & entertainment expenses

•        Corporate and P-Card support

•        Vendor master data maintenance

•        Trial Balance reports for vendors that include detailed invoices and aging

USA, Canada, Puerto Rico, Brazil, Colombia, Ecuador, Venezuela, Peru, Dominican Republic, Argentina, Mexico, Central America, China, Indonesia, Hong Kong, India, Spain, Portugal, Nijmegen, France, Belgium, Italy, Poland, Russia, Sweden, UK, Ireland, Thailand, Philippines, Taiwan, Malaysia, Singapore, Vietnam, Australia

Service	Description	Countries

•        Parked and blocked document reporting and trending (SAP/BPCS (as applicable) in-boxes)

•        Cleared item reporting

•        Various metric reports that track performance, including number of invoices processed per month, time taken from scan to payment, time documents sit in SAP/BPCS (as applicable) inboxes, etc.

•        Travel and Expense support (including Concur)

Tax

•        Preparation of Tax Returns (income, VAT, sales and use Taxes) (excluding Thailand, China and Vietnam)

•        Supporting worldwide Tax services including VAT (excluding Thailand, Canada, China and Vietnam)

•        Accounts payable related tax reporting (i.e., 1099s, 480s) (excluding Thailand, China and Vietnam)

•        VAT, Sales & Use Tax (excluding Thailand, China and Vietnam)

•        Tax services related to PCOPS (the Europe Region only) (excluding Thailand, China and Vietnam)

•        Tax Provision and Reporting

•        Tax preparation, solely to the extent related to VAT and sales and use taxes (excluding Thailand, China and Vietnam)

•        Tax audit support in the areas of income, VAT, sales and use Taxes (excluding Thailand, China and Vietnam).

USA, Canada, Argentina, Brazil, Colombia, Dominican Republic, Ecuador, Mexico, Puerto Rico, Peru, Venezuela, Belgium, France, Ireland, Italy, Poland, Portugal, Russia, Spain, Sweden, United Kingdom, Australia, Taiwan, Singapore, Nijmegen, China, Vietnam, Thailand, India
Tax (US Only)

•        Analyze monthly use tax accruals

•        Handle all external sales and use tax and Property Tax inquiries

•        Prepare Real and Personal Property Tax Budgets.

•        Update Tax Records to capture monthly tax exemptions in Taxware via the STEP process.

USA

Treasury	• Payment management • Determining funding levels for local banks • Processing local transfers	Brazil, Colombia, Ecuador, Venezuela, Peru, Argentina, Mexico, Spain, Portugal,

Service	Description	Countries
	• Issuing checks • Cadivi Function (Venezuela only) • Services specifically exclude: • All cash planning and cash forecasting activities • Hedging strategy • Repatriation and Dividend strategy	Nijmegen, France, Belgium, Italy, Poland, Russia, Sweden, UK, Ireland, Australia, Taiwan, Dominican Republic, China, India

Master Data Maintenance

•        Administration of standard, routine Pricing, Item Master and customer and material master data maintenance during the Term; provided that Provider shall not provide these services for any program that may be introduced by Recipient or the Business after the Closing Date for which Provider lacks the system capability to accommodate.

USA, Canada, Puerto Rico, Brazil, Colombia, Ecuador, Venezuela, Peru, Argentina, Mexico, Central America, Caribbean, China, Indonesia, India, Spain, Portugal, France, Belgium, Italy, Poland, Russia, Sweden, UK, Ireland, Hong Kong, Thailand, Philippines, Malaysia, Taiwan, Singapore, Dominican Republic, Australia, Vietnam

Miscellaneous	• Access to WebC3 for departmental expense reporting • Commissions processing	USA, Puerto Rico, Brazil, Colombia, Ecuador, Venezuela, Peru, Argentina, Mexico, India, Spain, Portugal, Nijmegen, France, Belgium, Italy, Poland, Russia, Sweden, UK, Ireland

Financial Reports

Cost Center Reports

•        Upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide reports that summarize departmental expenses by account, on both a month-to-date and year-to-date basis.

USA, Canada (Fixed Assets Reports only), Puerto Rico, Peru, Mexico, China, Indonesia, Philippines, India,

Service	Description	Countries

Balance Sheet Reports

•        Upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide reports for assets and liabilities, indicating change in month-to-month activity as well as current account balance by profit center and opening balances. In addition, upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide trend reports, which shall be run on a legal entity basis, or on a management basis where certain accounts or portions thereof are allocated between profit centers.

Profit and Loss Reports

•        Upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide profit and loss reports, which shall be run on a legal entity and a management basis. In addition, upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide a profit and loss trial balance, both with detailed and summary reports, which shall be processed for all profit centers or individually by profit center.

Project Reports

•        Upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide reports that track year-to-date and life-to-date project spending. Such reports shall be sorted by either project spending and account, or account and project within each account.

Spain, Portugal, France, Belgium, Italy, Poland, Russia, Sweden, UK, Ireland, Brazil, Argentina, Dominican Republic, Ecuador, Venezuela, Colombia, Hong Kong, Taiwan, Australia, Vietnam, Singapore, Malaysia, Thailand

Service	Description	Countries

Fixed Asset Reports

•        Upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide fixed asset reports that shall include capital spending by department, general asset listings, assets within a capital appropriation request (“CAR”) report, listing of asset retirements, fixed asset tag listing and an asset history sheet (such history sheet shall reflect all activity to the asset: i.e., retirements, disposals/transfer in/out of depreciation). In addition, upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide a report that isolates CARs that have had no spending activity in the prior six (6) months and a capital recapitulation report, which classifies a CAR’s total spending to date, amount capitalized and amount expensed as well as the amount not yet expensed or capitalized. Lastly, upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide a report that summarizes assets by location.

Other Reports

•        Upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide tie-out reports that compare ledger balances against management system interfaces and an account balance report that indicates detailed transaction activity. In addition, upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide master data change reports, audit reports, a full profit and loss report by product and other reports that are needed to support Management and Statutory requirements.

Service	Description	Countries
Export Accounting

•        Report sales from Cosmics.

•        Apply cash to customers.

•        Answer international market questions related to sales and customer accounts.

•        Calculate bad debt and PPV, reconcile inventory, set-up new customer accounts/product groups, and record a freight accrual.

•        Performing Monthly reporting and month-end close activities.

USA

Audit	Support for Internal and External Accounting inquiries.	Canada, Spain, Portugal, Nijmegen, France, Belgium, Italy, Poland, Russia, Sweden, UK, Ireland, Puerto Rico, Brazil, Ecuador, Argentina, Peru, Mexico, China, Indonesia, Philippines, India, Dominican Republic, Australia, Malaysia, Singapore, Thailand, Taiwan, Vietnam, Hong Kong

Cost Accounting	• Calculate and record purchase price variance. • Provide cost and inventory accounting services to non-manufacturing locations as needed.	Canada, Spain, Portugal, France, Belgium, Italy, Poland, Russia, Sweden, UK, Ireland, Argentina, Brazil, Ecuador, Venezuela, Colombia, Peru, Taiwan, India, Dominican Republic
Credit & Collection

Billing Invoices	Provider shall be responsible for the billing of invoices reflective of all promotion and other allowances offered, based on Provider’s authorized pricing as in effect as of the Closing. Provider also shall continue the collection of said billing during the Term.	Puerto Rico, Brazil, Colombia, Ecuador, Peru, Venezuela, Argentina, Mexico, Taiwan, India, Nijmegen

Service	Description	Countries
Processing of Customer Deductions	All customer deductions for returns, price and promotion allowances, coupons and other such chargebacks, during the Term shall be processed by Provider, with the liability for such claims allocated as set forth in the Purchase Agreement. A joint communication shall be distributed to customers from Recipient and Provider to clearly delineate the dates when: (a) the liability for claims transfers to Recipient and (b) Provider’s responsibility for collecting and processing ends (at the end of the Term). In order to preserve auditing trails, customer deductions occurring after the Term should be handled directly with each customer and not between Recipient and Provider.	Canada, Puerto Rico, Brazil, Colombia, Ecuador, Venezuela, Peru, Argentina, Taiwan, India, Nijmegen

Management of credit risks	Provider shall perform all credit services consistent with its policies and procedures existing as of the Closing. The management of credit risks shall be maintained by Provider in conjunction with Recipient. All credit risk for bad debt and/or non-payment of accounts receivable shall be the responsibility of Recipient.	Canada, Puerto Rico, Brazil, Colombia, Ecuador, Peru, Venezuela, Argentina, Ireland, Nijmegen, Taiwan

Monitoring of Customer Cash Collection	Provider shall monitor customer cash collection and perform follow-up on customers that exceed invoice terms in a manner consistent with the collection services provided to the Business prior to the Closing Date.	Canada, Puerto Rico, Brazil, Colombia, Ecuador, Peru, Venezuela, Argentina, Taiwan, India, Nijmegen

Periodic Settling	Provider and Recipient will settle on the last day of each calendar month (or the first business day thereafter if such day is not a business day), for the preceding calendar month (or part thereof) in the Term, the net activity of cash collected net of cash paid.	Canada, Puerto Rico, Hong Kong, Taiwan, Nijmegen

Communicate bankruptcy notices	In the event of a notification of a customer bankruptcy, Provider will immediately communicate the bankruptcy to the Recipient.	USA, Taiwan, India, Canada, Puerto Rico, Nijmegen

Service	Description	Countries
Pricing

•        Process appropriately authorized requests to create and update customer hierarchy and pricing master records in SAP,

•        Refer any customer price queries to Business/ Sales Managers for investigation and approval.

•        Check SAP audit reports against authorized requests for accuracy.

Puerto Rico

Audit of cycle counting process	Perform audits/observation of inventory cycle counts at distribution centers.	Taiwan, India
Cash Application Services

Collection Services for Accounts Receivable	Collection services provided for accounts receivable shall be in accordance with the terms and conditions of sale. All costs associated with collection agencies or investigations will be the responsibility of the Recipient.	Canada, Puerto Rico, Brazil, Colombia, Ecuador, Peru, Venezuela, Argentina, India, Taiwan, Nijmegen

Cash Application Services	Provider shall be responsible for the collection of customer cash and the application of such payments to appropriate customer accounts and invoices with the receipt of appropriate documents from the relevant bank. Payments received for the Business shall be forwarded to the Business lock-boxes.	Canada, Puerto Rico, Mexico, Nijmegen, Venezuela, Colombia, Ecuador, Brazil, Argentina, Peru, Taiwan, India, Vietnam
Order Entry and Customer Service

Order Processing (Order-to-Cash)	Provider shall manage all order input, processing, filling, invoicing and shipment functions. All orders shall be processed as per existing metrics. Subject to product availability, Provider shall ensure that the period between its receipt of an order from a customer and the customer’s receipt of the ordered products, or “customer service cycle time”, shall be consistent with historical trends. Provider and Recipient shall work together to develop a transition plan to seamlessly transition order management and order fulfillment so that no later than the date of the termination of the Services described in this paragraph all orders are being managed and fulfilled by Recipient; provided that Provider shall not be responsible for providing such Services after the expiration of the Term if such transition plan does not result in Recipient managing and fulfilling all orders of the Business. Manage order monitoring, credit holds and order release.	Canada (excluding shipping), Puerto Rico, Brazil, Argentina, Colombia, Venezuela, Taiwan, Nijmegen, India

Service	Description	Countries
Maintenance and review of relevant bank accounts	Provider shall maintain and review of relevant bank accounts, including those relevant to order entry and customer service.	Canada, Puerto Rico, Argentina, Brazil, Ecuador, Taiwan, India, Nijmegen, Australia, Mexico

Monthly GST return calculation and preparation	Provider Monthly GST/VAT return calculation and preparation (excluding lodgment)	Canada, Puerto Rico, Brazil, Colombia, Ecuador, Peru, Venezuela, Argentina, Taiwan, India, Nijmegen, Australia

Pricing, Item Master and customer master file maintenance	• Establish and maintain pricing, item master, and customer master files. • Establish and maintain customer hierarchy.	Canada, Puerto Rico, Brazil, Colombia, Venezuela, Ecuador, Argentina, Peru, Taiwan, India, Nijmegen

Coordination, collection of required documents and completion of government bids	Maintain effective filing/archiving system for all required documents for the order process and accounts receivables, in accordance with document retention policy.	Puerto Rico, Taiwan

Monthly sales accruals and cash discount calculations	Record any required accruals each month, and perform discount calculations.	Mexico, Puerto Rico, Argentina, Colombia, Ecuador, Venezuela, Brazil, Peru, Taiwan, India, Nijmegen

Manage customer calls and inquiries

•        Receive queries from customers.

•        Refer technical, medical and customer queries relating to product usage and specific commercial issues to relevant personnel in Recipient.

•        Investigate and resolve queries within agreed timeframe.

Argentina, Colombia, Venezuela, Canada, Puerto Rico, Nijmegen

•       Provider shall make available its existing call centers and toll-free telephone numbers to serve as the primary point of contact for adverse event reports and customer complaints. Recipient shall be solely responsible for the management and resolution of any adverse event reports and customer complaints, which shall be performed in accordance with all applicable Laws and good industry practice. Recipient shall be responsible for the implementation of any required product recalls and associated communications.

Service	Description	Countries
Consolidation Services	• Recipient has the right to use the consolidation system • The Consolidation module will be maintained for the Recipient • Two months of knowledge transfer will occur to ensure the recipient.	Worldwide

Knowledge Transfer	It is understood that the Recipient plans to roll out a global SAP instance with a third party service level delivery platform. Knowledge transfer will occur during this roll-out time.	USA

For the avoidance of doubt, the Financial Services contemplated by this Schedule 1 do not include services related to the creation or implementation by Provider for Recipient of an independent SAP Business Information consolidation system or any support functions therefor (including ERC) following the creation or implementation of such system. In the event Recipient requests the creation or implementation of or support for any such system, notwithstanding anything in Section 2(f) of this Agreement to the contrary, the cost for such Services will be determined by Provider in its sole discretion based on a good faith estimate of the full costs for such Services and an arm’s length uplift.

Cost

Cost of Services shall be charged each month at fixed amounts as follows:

Country	Cost Per Month (USD) from the effective time of this Agreement through December 31, 2009	Cost Per Month (USD) from January 1, 2010	Termination
USA	$145,094	$90,613	Oct-10
Argentina	$8,000	$10,466	Apr-11
Brazil	$30,000	$33,524	Apr-11
Central America	$0	$0	Apr-11
Colombia	$17,000	$16,649	Apr-11
Dominican Republic	$8,883	$3,765	Apr-11
Ecuador	$8,000	$11,993	Apr-11
Mexico	$149,500	$138,706	Apr-11
Peru	$21,000	$20,065	Apr-11
Puerto Rico	$29,000	$15,553	Oct-10
Venezuela	$26,000	$38,358	Apr-11
Canada	$13,000	$25,000	Oct-10
Australia	$61,000	$32,608	Jul-11
China	$36,333	$19,422	Jul-11
Guam	$12,000	$0	Jul-11
Hong Kong	$45,063	$24,089	Jul-11
India	$25,000	$13,364	Jul-11
Indonesia	$30,000	$14,359	Jul-11
Malaysia	$48,396	$24,193	Jul-11
Philippines	$70,063	$35,775	Apr-11
Singapore	$17,333	$7,588	Jul-11
Taiwan	$24,000	$12,830	Jul-11
Thailand	$64,396	$32,746	Jul-11
Vietnam	$49,333	$24,694	Jul-11
Belgium	$13,160	$2,643	Jul-11
Denmark	$3,830	$0	Jul-11
France	$107,030	$21,495	Jul-11
Italy	$11,630	$2,336	Jul-11
Nijmegen	$81,340	$16,336	Jul-11
Norway	$5,540	$0	Jul-11
Poland	$28,700	$5,764	Jul-11
Portugal	$26,580	$5,338	Jul-11
Russia	$14,330	$0	Jul-11
Spain	$91,800	$18,436	Jul-11
Sweden	$23,740	$4,768	Jul-11
UK	$39,260	$7,885	Jul-11
Netherlands	$24,790	$0	Jul-11

Term:

Until the date that is the last day of the calendar month and year set forth in the last column of the table above, with Recipient to have the right to extend the term of all Services with respect to a particular country with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months. Any costs and expenses incurred by Provider in connection with the extension of any Service, irrespective of whether Recipient has given notice in accordance with the preceding sentence shall be paid by Recipient in addition to the monthly cost of such Service set forth in the table above. Recipient acknowledges and agrees that Services within this Schedule may be earlier terminated pursuant to Schedule 7.

Recipient acknowledges and agrees that any Order-to-Cash (OTC) Services shall be extended beyond the term set forth in the last column of the table above, in any applicable country, if and to the extent Provider provides distribution services to Recipient in such country. The scope of Services will include: Credit and Collection; Cash Application Services; and Order Entry and Customer Services. Notwithstanding anything in Section 2(f) of this Agreement to the contrary, the cost for such Services will be determined by Provider in its sole discretion based on a good faith estimate of the full costs for such Services and an arm’s length uplift.

Knowledge Transfer: When services are terminated, both parties understand that knowledge transfer between the parties will occur. The cost of this knowledge transfer shall be paid by Recipient and shall be determined by Provider after consultation with Recipient three (3) months prior to the date of termination of any Service.

Service Level Agreements: A Service Level Agreement (“SLA”) between each individual country of the Recipient and Provider will be prepared. Each SLA will address the specific requirements of each country. If there is a discrepancy between the SLA and the TSA, the TSA will take priority.

Early Termination of Services: Termination at any time upon 180 days’ prior written notice; provided, however, that the Services set forth in this Schedule may be terminated with respect to a particular country without such Services being terminated with respect to any other country; provided further, that if any Service set forth in this Schedule is so terminated with respect to a particular country, all Services set forth in this Schedule with respect to such country must be concurrently terminated. If the Recipient elects to change the underlying information systems used to perform services provided by Provider, causing Provider to be unable to provide the services without incremental work, Services will considered to be terminated by the Recipient. Any incremental costs incurred by the Provider due to the early termination of outsourced services will be fully absorbed by the Recipient. Upon the early termination of any Service(s) in this Schedule, Early Termination Fees equal to 100% of all actual stranded costs caused by the early termination shall be charged on a monthly basis for so long as such stranded costs exist.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient: Stan Burhans

Point of Contact, Provider: Gareth Morgan

Payment Terms: All payments and cash due to periodic settling are due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 2

FINANCIAL SERVICES PROVIDED BY MJN

Services Summary Description

Provider shall provide the financial Services described below, subject to the terms and conditions of this Agreement (including Section 2 hereof). Such Services shall be provided in a manner consistent with the scope of Provider’s operating procedures and configuration of software systems as of the Separation Date (except as otherwise set forth in Schedule 2). The individuals performing these responsibilities will be directed and managed by the Recipient.

Services

Service	Description	Countries
Accounting

Services provided to Asia Satellite Structure:

General Accounting:

•        Journals

•        Supporting documentation preparation

•        Collection of supporting documentation from others

•        Journal Entry input, approval and other JE activities

•        Month-end Close Submission

•        US GAAP legal entity P&L and balance sheet preparation

•        WD 1-5 alignment with Business / Sanity check

•        Inventory accounting

•        ICBC

•        Request and receive ICBC

•        Approve ICBC

•        Out of balances issue resolutions

•        Account reconciliations

•        Gathering supporting documentation

•        Preparation of reconciliation within the tool

•        Reconciliation approval within the tool

•        Review reconciliation (traffic light) within the tool

•        Others

•        GRIR

•        GRIR open item review and close

•        GRIR MR11 Clearing

•        Others

Hong Kong, Malaysia, Philippines

Service	Description	Countries

•        Annual US to Local GAAP Corporate Reporting

•        Corporate Reporting

•        Projection Balance Sheet

•        Balance Sheet actuals (flux analysis)

•        Direct Customer Product Inventory report

•        Corporate Reporting submission – other activities

•        Other Corporate Reporting

•        Post employment benefits computation

•        Legal entity forecasting

•        R&D actuals and projection

•        FAS 133 Reporting

•        Headcount Reporting

•        General Accounting Compliance

•        New accounting policies implementation

•        SOX related activities

•        Finance contracts review / contract management finance review

•        Internal and external audits

•        Management

•        Role of coaching / performing supervisory

•        Project management / process improvement

Accounts Payable

•        Providing accounts payable functionality, including scanning, routing of documents, reporting and duplicate payment checking

•        Providing vendor and employee inquiry abilities

•        Support for travel & entertainment expense processing

•        Corporate and P-Card support (including Concur)

Hong Kong, Malaysia, Philippines

Cost

Cost of Services shall be charged each month at a fixed amount according to the following schedule:

For the period November 2009 through January 2010	$12,150
For the period February 2010 through October 2010	$4,050

Term:

Malaysia and Philippines - until January 31, 2010

Hong Kong - until October 31, 2010

Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Knowledge Transfer:

When services are terminated, both parties understand that knowledge transfer between the parties will occur. The cost of this knowledge transfer will be determined at the time the notification of the termination occurs.

Early Termination of Services: Termination at any time upon 180 days’ prior written notice; provided, however, that the Services set forth in this Schedule may be terminated with respect to a particular country without such Services being terminated with respect to any other country; provided further, that if any Service set forth in this Schedule is so terminated with respect to a particular country, all Services set forth in this Schedule with respect to such country must be concurrently terminated. Upon the early termination of any Service(s) in this Schedule, Early Termination Fees equal to 100% of all actual stranded costs caused by the early termination shall be charged on a monthly basis for so long as such stranded costs exist.

Recipient: BMS

Provider: MJN

Point of Contact, Recipient: Damian O’Reilly

Point of Contact, Provider: Kathy MacDonald

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 3

INFORMATION TECHNOLOGY SERVICES PROVIDED BY BMS

Countries: Worldwide

Services Summary Description

Provider shall provide and manage certain information technology services for Recipient as set forth in Exhibit A (Base IT Services Support), Exhibit B (Business Application Support and Development), Exhibit C (Workplace Services) and Exhibit D (IT Project Services) to this Schedule. In addition, upon completion of any project identified in Exhibit D to this Schedule, Provider and Recipient shall amend Exhibits A, B and C to this Schedule to add the completed project to such Exhibits as appropriate. All IT Services provided to Recipient at Historical Levels will continue to be provided except where specifically excluded in this Schedule. Services not included in the scope of this Schedule include: Outsourced Services Management for new services acquired by Recipient, use of Beeline by Recipient for IT contractor management, Consulting Services in cases where Provider has no capability or vested interest in changes to shared infrastructure or applications, Client Facing support by the Strategic Integration Organization outside of the US, and Validation Document Archive for new Applications used only by Recipient. Additionally, costs required to separate Services prior to or during the term of this Schedule are not included in the costs and would be incremental to the cost of this Schedule. Recipient will use Provider-required project intake processes and systems for all requests made against Services made available by Provider.

Changes in Services made by Provider during the Term of this Agreement will be made available to Recipient based on mutual consent, with incremental costs necessary to include Recipient being borne by Recipient. Additional Services adopted by Provider during the Term of this agreement will be made available to Recipient based on mutual consent, with incremental costs necessary to include Recipient being borne by Recipient. Discontinuation of Services by Provider will be made available, on mutual consent, to Recipient with Recipient bearing the full cost associated with that Service. Provider must notify Recipient within 180 days for the first twelve (12) months and ninety (90) days thereafter of any Discontinuation of Services. Recipient must make a request in writing to Provider for inclusion of any Additional Services. At time of receipt of Recipients request by Provider, Provider will within the following thirty (30) days provide a plan of action to include Recipient in the Additional Services or send a rejection of the Recipients request to the Recipient of their request to be included in the Additional Services. Provider will notify Recipient within fifteen (15) days of any Change in Services.

Recipient shall be responsible for the development, construction, testing and implementation of its own computing environment. All costs and expenses associated therewith (the “Development Costs”) shall be borne by Recipient.

Without limiting the generality of the foregoing, Recipient shall act as project manager for the development, construction, testing and implementation of its computing environment. Recipient agrees that its responsibilities as project manager shall include preparation (and communication to Provider) of reasonable project timelines and requirements for technical expertise or specialist personnel, hiring and supervision of systems integrators or other personnel and timely delivery, testing and implementation of the computing environment. Recipient will collaborate with Provider on the development of the project timelines, with Provider and Recipient approving the project timelines before any business plans are made to effect change in either the Recipient or Provider computing or business environments. Provider shall not provide any resources above and beyond the normal course of delivering Provider-provided services required to operate the Business during the Term. Provider reserves the right to replace, upgrade, or modify its operating procedures and/or software systems at any time during the Term.

Limitation of Service

Recipient shall adhere to and follow all relevant Provider policies governing the use of Services provided in this Schedule 3. This shall include, but not be limited to, Provider’s internet usage policy and security policies.

Transition of Services

Provider will provide the support required to transition services and applications for Recipient; and such support will be managed as a project per Exhibit D with the cost associated with that transition borne by Recipient.

Data Transfers

In relation to data transfers, the following principles shall be adhered to:

•	Any request to transfer data shall be done as project per Exhibit D with all costs at an incremental expense to Recipient

•	Any transferred data shall be transferred in Provider standard format

•	Any data customization request shall be at an incremental expense to the Recipient

•	Data conversion and mapping activities shall be mutually agreed to during initiation of the project under Exhibit D

•

During the Term, Provider does not commit to segregating data which is co-mingled, with the exception of financial data, the segregation of which shall be performed at an incremental expense to the Recipient

Cost

Subject to “Modification of Costs during Term” and Exhibit B, Cost of Services shall be charged each month as follows:

Local Market (Country)	TSA Costs
Australia	AUD	447
Hong Kong	HKD	51,827
India	INR	139,230
Indonesia	IDR	119,615,598
Singapore	SGD	5,461
Taiwan	TWD	812,234
Thailand	THB	3,912,049
Vietnam	VND	78,244,428
Belgium	EUR	320
Denmark	USD	583

Local Market (Country)	TSA Costs
France	EUR	3,535
Ireland	EUR	53
Italy	EUR	747
Netherlands	EUR	10,637
Norway	USD	500
Poland	PLN	3,853
Portugal	EUR	480
Russia	USD	83
Spain	EUR	2,778
Sweden	SEK	4,572
United Kingdom	GBP	42,540
Argentina	ARS	1,463
Brazil	BRL	25,360
Canada	CAD	42,119
Colombia	COP	22,197,493
Ecuador	USD	8,268
Mexico	MXN	1,495,035
Peru	PEN	23,935
Venezuela	VEF	1,744
Puerto Rico	USD	7,083
U.S.A.	USD	2,650,202
China South	USD	193,333
Malaysia	USD	24,594
Philippines	USD	135,000
Chile	USD	417
Dominican Republic	USD	2,946

In addition, Recipient shall be obligated to pay increased and renewal maintenance and licensing costs from vendors for software dedicated to Recipient covered under this Section.

Where Provider’s third party service providers may charge Recipient’s legal entities prior to the Separation Date and such charges are covered by the Cost of Services, those charges shall be removed from the total Cost of Services on a quarterly basis.

Additional Costs

New projects or services agreed to under Exhibit D of this Schedule 3 shall be borne by Recipient as agreed to by acceptance of such projects and services.

Recipient shall be responsible for maintaining a Capital Appropriation Request (CAR) for the purchase of all new or replacement PCs during the Term.

Purchase of software on Recipient’s behalf by Provider above historical levels or unique to the Recipient shall be borne by Recipient.

Variable service costs that are directly charged to cost centers prior to separation will continue to be billed to Recipient and are not included in the monthly costs provided in this Schedule 3.

Modification of Costs during Term

During the term of this Agreement, Provider and Recipient shall review the Services provided under this Schedule and the costs charged to provide Services quarterly. Provider’s Cost of Services shall be modified as documented in Provider’s Annual Business Plan once per year. Provider’s Cost of Services shall be modified quarterly based on Recipient volume of Services used under this Schedule. The Cost of Services charged monthly shall be modified if (and only if) such a modification is agreed to by Provider and Recipient based on the reviews contemplated by this paragraph and such modifications shall be effective on the first day of the calendar quarter immediately following the calendar quarter which was the subject of the then current quarterly review.

The parties acknowledge that the budgeted annualized aggregate Cost of Services for calendar year 2010 for the Services contemplated by this Schedule 3 is estimated to be USD 32,000,000 (the “2010 Budgeted Amount”), and that (a) such amount is based on Provider’s and Recipient’s current expectations regarding the Services for calendar year 2010 and is subject to uncertainty and changes in circumstances, (b) there can be no assurances that future developments affecting Provider, Recipient and the Services will be those that have been anticipated in connection with developing the 2010 Budgeted Amount and (c) that actual annual costs of such Services for calendar year 2010 may differ materially from the 2010 Budgeted Amount due to a number of factors which are beyond the control of Provider and Recipient. Subject to the qualifications set forth in clauses (a), (b) and (c) of the immediately preceding sentence, Provider and Recipient agree to use their commercially reasonable efforts and to cooperate in good faith to achieve the modifications to the scope and levels of Services, and to undertake the transitional activities and Service terminations as are reasonably necessary to result in the actual annual Cost of Services for calendar year 2010 not being materially different from the 2010 Budgeted Amount. Recipient hereby acknowledges and agrees that it shall bear any costs and expenses incurred by Provider associated therewith and the 2010 Budgeted Amount does not include any of the cost and expenses to be charged by Provider to Recipient in connection with Recipient’s implementation of its independent IT services.

Term: Until the date that is thirty-three (33) months after the Separation Date, except for Exhibit C which shall be eighteen (18) months (excluding Help Desk Services which shall be thirty-three (33) months), with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional three (3) months, provided that the Recipient acknowledges and agrees that any other Schedule depending on IT Services as outlined in Section 4(b) must be terminated prior to Schedule 3; and an extension for any one of the aforementioned Schedules is deemed to be also an extension for Schedule 3 set out herein, and for the same extended Term. In the event that the Term of this Schedule 3 (excluding Exhibits C and D) is extended beyond thirty-three (33) months due solely to Recipient extending the Term of either Schedule 1 or Schedule 2 beyond thirty-three (33) months, Provider and Recipient shall discuss in good faith the scope of Services to be provided pursuant to this Schedule 3 (excluding Exhibits C and D) for such extended period. Any costs and expenses incurred by Provider in connection with the extension of any Service, irrespective of whether Recipient has given notice in accordance with this paragraph, shall be paid by Recipient in addition to the monthly cost of Services. The monthly Cost of Services to be paid by Recipient to Provider during any extension beyond the thirty-three (33) or eighteen (18) month period contemplated by this paragraph, as the case may be, shall be equal to one hundred fifty percent (150%) of the monthly cost of such Services in effect for the month immediately preceding the extension period (i.e., the final month of the Term). Recipient acknowledges and agrees that Services within this Schedule may be earlier terminated pursuant to Schedule 7.

Early Termination of All Services: Termination by Recipient at any time upon ninety (90) days’ prior written notice provided that all Schedules noted above that rely on this Schedule have been terminated prior to termination of this Schedule. Upon the early termination of any Service(s) in this Schedule, Early Termination Fees equal to 100% of all actual stranded costs caused by the early termination shall be charged on a monthly basis for so long as such stranded costs exist.

Transition: Transition out of Services or applications in this Schedule by Recipient must be planned and agreed to by Provider. Due to interdependency of applications and Services provided in this Schedule, failure to communicate and plan transition by Recipient with Provider may limit or reduce Services provided by Provider.

Provider: BMS

Recipient: MJN

Point of Contact, Recipient: Derek Faughn

Point of Contact, Provider: Susan Liddie

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

EXHIBIT A

BASE IT SERVICES SUPPORT

Services Summary Description

The Services to be provided by Provider under this Exhibit shall generally be described as Base IT Services Support. Except where specifically excluded, the Services include, but are not limited to, continued use and support of the underlying Provider technologies that enable voice and electronic data communications (Network Services) and access to required business applications and data (Application Hosting) for all business functions, operations and locations of Recipient plus other core services as explained in the Provider’s IM Services Catalog.

The Services provided in Exhibit A are required to provide the Services in Exhibits B, C and D. Exhibit A must be the last Exhibit terminated in Schedule 3 and is required for Schedule 4.

Scope of Services

The Services included in the Base IT Services Support shall include, but not be limited to, the following IT Services as defined in the Provider’s IM Service Catalog:

•	Accounts and Access

•	Application Hosting

•	Authentication and Identity Management Services

•	Business Continuity (Disaster Recovery Planning)

•	Cellular, Paging and Wireless for support for Company owned and supported cellular, paging and interactive-paging equipment.

•	Document Management Services

•	External Partner Services

•	Network (Voice and Data components)

•	Call Center Support

•	Outsourced Services Management, Supplier Management and Supplier Audit Services for Provider’s service providers. Excludes suppliers or agreements acquired by Recipient.

•	Remote Access

•	Information Security Services except where noted below

•	Systems Integration Services

•	Telephone and voicemail services

These Services shall include Installation Qualification documentation required for all hardware or equipment as defined by Provider’s policies.

Limitations to the scope of this Exhibit:

•

Computer Investigation Services – The collection and storage of data for human resources investigations (the “Computer Investigation Services”) shall be provided at request of Recipient. Analysis of the collected data is outside the scope of the Services and will not be performed by Provider. The Computer Investigation Services will only be provided to the Recipient to the extent that (i) Provider determines in good faith that Recipient has taken the necessary steps in the relevant local market to allow for such Services to be provided by Recipient (including, but not limited to, Recipient obtaining employees’ consent, notifications to Recipient employees of Recipient’s monitoring policy (e.g., banners)) and (ii) it is permissible under local law. Data will be provided in Provider’s standard collection format. Custom requests by Recipient such as requests to change data format, separate or segregate existing collected data for Recipient’s use or create new solutions to separate data for Recipient shall be at Recipient’s expense and considered a separate project under Exhibit D.

•

Service Center Support: Activities or requests to integrate Provider and Recipient or Recipient’s service provider service centers is not included in the scope of this Service and would be considered a separate project under Exhibit D.

•

Domain Name Registration: The process of registering and renewing centrally managed domain names shall be included in the scope of this Exhibit. Domain names that have been registered outside of the central administration process cannot be managed under this Exhibit. Transfer of domain names to Recipient shall occur at the transition of this function or other process shall be implemented to allow Provider’s agents continued rights to maintain domain names for Recipient. Additionally, approval of domain name registration requires the approval of the Recipient’s Trademark group.

Services Expansion:

Site Expansion – Provider will provide necessary Services and capabilities to new sites required by Recipient, with Recipient bearing the full cost of implementation and ongoing operation per Exhibit D.

List of Applications

To the extent that any application listed in the table below will be supported for Recipient’s use, access to and governance of the application shall be determined by the Application Owner as listed in the Provider’s system of record known as Optimize. Additionally, the nature and level of support will be based on the support provided prior to Separation Date and the list may not be all inclusive. Any system listed in the table below that has been retired or is in the process of being retired will be maintained by Provider in that retired state. Any request by Recipient to reinstate a system from retirement will result in all costs being borne by Recipient.

App Number	Application Name
142419	A&P MANAGEMENT SYSTEM
152401	A&P TRACKING SYSTEM MJN
135577	A&P TRACKING SYSTEM-MJN
135612	AC NEILSON
133777	AC NIELSEN
137022	AC NIELSEN - ADVISOR (ADVISOR)
137483	AC NIELSON - ADVISOR
143913	AC NIELSON - ADVISOR (MALAYSIA)
135237	ACCESS CONTROL
156857	ACCIST
136715	ACCOLADE
141360	ACCOUNT DEFINITION AND MAINTENANCE (ADAM)
142973	ACCOUNT MANAGER - HK

App Number	Application Name
135283	ACCOUNT RECEIVABLE
139384	ACCOUNT RECONCILIATION TOOL (ART)
155205	ACS GENERATION
155059	ACS P&L
133153	ACTUALS COLLECTION SYSTEM
136926	ADAM HUMAN RESOURCES (ADAM)
136381	ADAM, MEXICO
152451	ADOBE PRESENTER
135330	ADP
136378	ADP BRAZIL
143026	ADP WEB SITE
135051	ADVANCE PAYMENTS
136360	AIMS
135183	ANNOUK
146018	ANP TRACKING SYSTEM
136384	APLUS+ GUAYNABO
134318	APO
136582	APRICOT
134411	ARIBA BUYER
139585	ARTS FOLLOW UP
136385	ASSETCHECK
137782	ATLAS CHROMATOGRAPHY SYSTEM MJN-ITO
142922	ATTESTATIONS
133934	AUDIT — AUDIT DOCUMENT LIBRARY
135688	AUDIT — ICS
155266	AUTO PO - VZLA
134020	AUTOBANK
135301	AUTOMATIC COLLECTION
155154	AUTOMATIC PURCHASE ORDERS
136386	AVID 2.0
154753	AZTECH-TEMPLE
155267	BACKORDER MANAGEMENT
144767	BACSTEL
155157	BALANCE GENERAL
141867	BALANCED SCORECARD MEAD JOHNSON
135068	BANK RECONCILIATION (CONCILIACION BANCARIA)
136136	BELGIUM INTRANET
142118	BIZRIGHTS
143184	BLOG CAP 2008

App Number	Application Name
156107	BMS RESTAURANT
138883	BMS UK INTERNET SITE
134993	BMSACT
135018	BMSCBR
136389	BMSCHE
135007	BMSCTS
135013	BMSOTS
135022	BMSPER
135011	BMSRES
135023	BMSSCB (CONCILIACION BANCARIA)
135024	BMSSEG
135089	BMSSIAV-400
145017	BMSTH_CAPITAL APPROPRIATION REQUEST (ECAR)
137484	BMSTH_SIMPLIFY
TBD	BNP Banc National Paris
155268	BOX PRODUCT
134950	BPCS - PR GUAYNABO
134955	BPCS - MALAYSIA
135433	BPCS - MEXICO
155555	BPCS - QMS
153104	BPCS CHILE
136392	BPCS COLOMBIA (BPCS)
155307	BPCS GUAYNABO - WIC PROCESS
149874	BPCS PERU
141610	BPCS- SINGAPORE (BPCS)
136399	BPCS VENEZUELA (BPCS)
140487	BPCS-HONG KONG (BPCS)
140485	BPCS-INDIA (BPCS)
140490	BPCS-INDONESIA (BPCS)
140484	BPCS-PHILIPPINES (BPCS)
140486	BPCS-TAIWAN (BPCS)
140488	BPCS-THAILAND (BPCS)
136583	BPR BUSINESS PARTNER REQUEST
136401	BPS
143797	BUDGET UPLOAD ASIA PACIFIC
136262	BUILDING ONE
143847	BW ARIES
PEND	BW/BI
133172	CAESAR

App Number	Application Name
139634	CALL PLAN
135267	CAPIT - (TM1 & ARCPLAN)
135026	CASH BOOK
156357	CELLOMICS THERMOFISHER HIGH CONTENT SCREENING (HCS)
137128	CENTRO NUTRICIONAL - SUSTAGEN
155060	CERTIFICADO DE RETENCIONES
134041	CFT / POSTEBANQUE
137532	CHEMSTORE MJ
137513	CHINA - ELEARNING
137713	CHINA BPCS - MJ
137212	CHINA COMPUTER PIN & ANTI-FAKE SYSTEM
137972	CHINA MP2 - MJ
156005	CHINA- PAYROLL
137968	CHINA TM1 - MJ
136343	CITIBANK PAYLINK (INTERFACE)
134845	CLARIFY
134846	CLARIFY ERESPONSE
136123	CLIENT SERVICES WEB SITE
137017	CLINICAL STUDIES
155504	CLOSED CAPTION TV
135379	CMG
134092	CNC EMATCHER
144772	COEUK.BMS.COM
136100	COMMUNICATION EXECUTIVE BULLETINS
133175	COMMUNICATIONS — EXEC.COM
133176	COMMUNICATIONS — IN TOUCH
136626	COMPLIANCE - FINANCIAL CONTROL MANAGEMENT (FCM)
143604	COMPUSENSE
140584	COMPUTERIZED CALIBRATION MANAGEMENT SYSTEM
155008	CONCILIACION INTERCOMPANY
155055	CONCILIACION TARJETAS DE CREDITO
145466	CONCUR EXPENSE SERVICE
134907	CONDOR (GXPHARMA)
155165	CONFIDENTIAL PARTNERS - PHILIPPINES PAYROLL
149170	CONSULTANT PLUS
155557	CONSUMER CONCERN DATABASE
136147	CONSUMER RELATIONSHIP MANAGEMENT (CRM)
135594	CONSUMER RESPONSE SYSTEM (CRS)
134856	CONSUMER TRACKING STUDY (CTS)

App Number	Application Name
135794	CONTRACTS ACCRUALS
136261	CONTRATECH
136412	CONTROL 15, PHILLIPPINES
155061	CONTROL DE DESCUENTOS DEL DISTRIBUIDOR
155062	CONTROL DOCUMENTARIO DESCUENTOS DEL DISTRIUIDOR
153153	CONVERGYS
136678	CORPORATE LEGAL AGREEMENT STATUS SYSTEM (CLASS)
155906	CORPORATE REAL ESTATE
136604	CORPORATE SECURITY - WEBSITE
134391	COSMICS
135830	COTIZACIONES
155556	CRB
135428	CREDIT & ACCOUNT RECEIVABLES MGT. SYSTEM
134850	CRIS 6 (COMPLAINT REACTION/ADVERSE EVENT INQ. SYS)
136268	CRISP
134920	CRM
142977	CRM SYSTEM
143338	CRM-DATA WAREHOUSING
143028	CROIX BLEUE WEB SITE
136864	CUSTOMER INQUIRY
136863	CUSTOMER RESOURCE CENTER CALENDAR
155063	CUT OFF
150526	CV&JOB APPLICATION MANAGEMENT
141814	CYBRARY
TBD	DADSU
136865	DAILY NEWS
133961	DAS (DOCUMENT ARCHIVAL_MANAGEMENT SYSTEM)
136258	DAS2
150476	DASII REPORTING DATABASE
135110	DATA TRACKER GUAYNABO
139942	DATA CENTER ACCESS REQUEST
136214	DATA WAREHOUSE DELIVERY WEB SITE
TBD	DB Annuaire
PEND	DB Audit \ Optiva Component
136999	DB2 CUSTOMER MASTER
152902	DDD ANALYZER
141764	Demand de Recruitment
141310	DEMAND SOLUTIONS FORECAST MANAGEMENT
134067	DEPARTMENTAL INTRANET PAGES

App Number	Application Name
138984	DHL CONNECT
155264	DIALCA INTERFACE
155103	DIETHLEM ETMS
143917	DIRECT MAILING SYSTEM
134400	DISPOSAL ORDER SYSTEM
136150	DISTRIBUTOR MANAGEMENT SYSTEM - MJ CHINA
135603	DM/FSS DATA WAREHOUSE
135251	DOCFLOW
153654	DOCUMENTAL PLATFORM MJ MEXICO
135206	DOMESTIC TRAVEL SYSTEM
136238	DPP COLOMBIA
135056	DRAFT PURSUIT
135241	DSI UK
150927	DUTCH INTRANET
134083	EARS
137528	EASYWAY
155754	EBI AUTOMATION
137658	EBI BADGE MANAGEMENT
136260	ECASH
142975	ECHO SYNC
142978	ECSS EDI GATEWAY
135332	EDI - CANADA
144816	EDI - GXS SAP SYMPHONY
135846	EDI - SIAV
136598	EDI ORDERS DAFNE
151531	EEOC - CAAMS BUSINESS UNIT MAPPING UTILITY
150676	EFS
133201	EHS - OPERATING RESULTS
135242	EHS INCIDENT ANALYSIS
134922	E-LEAVE SYSTEM
155257	ELECTRONIC PAYMENTS - VZLA
136741	ELECTRONIC SIGNATURES
147766	EMAIL NOTIFICATION MANAGEMENT SYSTEM
136426	ENTERPRISE HUB
142619	EPIC STAR
133781	EPORTAL
136122	EPOST
134737	EREPORTS
142722	ESOS

App Number	Application Name
133708	eSourcing (Frictionless)
135107	ESS
134097	ETAFI
135569	ETMS - THAILAND
134716	ETRAC
135073	EVALUATION OF ORDERS
134533	EVANSVILLE ADDENDUM
141261	EXADI
135426	EXCEL-A-RATER
136929	EXCHANGES AND RETURNS
145568	EXECCOMM
133203	EXPENSE REIMBURSEMENT SYSTEM (IBM EXPRES T&E)
137465	FAC-IT
135462	FEDEX PACKAGING
148516	FIDELLO
135342	FINANCE - CANADA
136947	FINANCIAL NOTE OF CREDIT
135598	FINISHED PRODUCT INVENTORY
149824	FISCAL BOOK RECORDS
155007	FIXED-ASSETS
135376	FLEX
144770	FOCUS
147866	FORECAST MANAGEMENT SYSTEM MJ
156407	FORMWARE
135606	FREE TRADE & SAMPLE ISSUE TRACKING
136870	FURNITURE SURPLUS CATALOG
140985	GAT
135240	GE.PE
134866	GENESIS DATA WAREHOUSE
136746	GENESIS TERRITORY ALIGNMENT
137459	GENTRAN SAP
136721	GESO
135510	GET PAID
134117	GETRAS APPLICATION
137262	GIFTS - SALES & MARKETING
135725	GKO
137724	GLOBAL CALENDAR SERVICE
136679	GLOBAL CORPORATE MANAGEMENT
136868	GLOBAL DESIGN

App Number	Application Name
137723	GLOBAL EMAIL SERVICE
135772	GLOBAL MEETINGS MANAGEMENT - MARRS
136125	GLOBAL METRICS
151883	GLOBAL SCAN
134790	GLOBE (GLOBAL LIBRARY OF BRANDING ELEMENTS)
PEND	GOA WEB APPLICATION
145616	GOLDFIRE INNOVATOR
155261	GOVERNMENT PAYROLL RULES
136602	GOVERNMENT AFFAIRS - WEBSITE
134420	GOVERNMENT INTERACTIONS
155558	GRIP
134473	GROSS MARGIN SYSTEM
133429	GSSWEB
134474	HAZARDOUS MTRL TRACKING
137508	HOGIA
145266	HP QUALITY CENTER TEST DIRECTOR
137953	HR 360 DEGREE
136229	HR DATA WAREHOUSE
137954	HR FLEET CARD
139236	HR HORIZONS
136736	HR MANAGEMENT SYSTEM
135568	HR MANAGEMENT SYSTEM - THAILAND
136744	HR REPORTING
137956	HR REQUEST - THAILAND
136236	HR@BMS
136127	HR@NET
144771	HRDIRECT.BMS.COM
136151	HRIS
142980	HRIS -HK
135329	HRIS, TAIWAN
135154	HRMS PROFESSIONAL
136350	HR-USOFT
135244	HUMANRES
PEND	Hyperion Essbase Application
135607	HYPERION PILLAR
150475	HYPERION-MJN
135715	IMS SALES ANALYZER - SPAIN
135408	IN HOUSE SYSTEM - DOMINICAN REPUBLIC
146016	IN MARKET MANAGEMENT SYSTEM

App Number	Application Name
156757	INDIA PAYROLL SYSTEM
135817	INFINIUM - Indonesia
134138	INFINIUM-HR
136759	INSER
138733	INTEGRATED HCP MASTER
134848	INTEGRATED RELATIONSHIP MARKETING
139536	INTEGRATED WEB PLATFORM
133215	INTERCOMPANY BACKCHARGES
149774	INTERFACE BPCS WITH SAP FSS
145868	INTERNAL CERTIFICATE AUTHORITY VERIFICATION SERVICE
154303	INTERNAL WAREHOUSE REPLENISHMENT (IWR)
136237	INTERNATIONAL DATA ROSTER WEB
135145	INTRANET
134942	INTRANET - MALAYSIA
142944	INTRANET RH FRANCE
141159	INTRANET SECURITY SYSTEM
135204	INTRANET WEBSITE - TAIWAN
135834	INTRASTAT
135016	INVOICE CONTROL
143490	ISIS - MJ - CANADA
134489	ITO LIST NUMBER DATABASE
136869	ITO QC/QA TIME EXCEPTIONS
134896	JDA PORTFOLIO - PROSPACE PLUS
142569	JDA SPACE PLANNING - MEX
133725	JET JOURNAL ENTRY
135190	JOB BID
PEND	Jobline - 3rd party (New application in process)
144769	JOBLINEUK
134943	KOL SYSTEM
149976	LATIN AMERICA REGIONAL DATA DRUGS DISTRIBUTION(DDD)
153505	LATIN AMERICA SHARE OF MARKET
136784	LEGACY PRISM HISTORY
134595	LEGACY QA MICROFILM INDEXING
134597	LEGACY QA SAMPLES PROCESSING
136503	LEGACY QUALITY CONTROL STABILITY SAMPLES
133222	LEGAL — CPI — TRADEMARK SYSTEM
133223	LEGAL — DOMAIN NAME TRACKING SYSTEM
151481	LEGAL - EEOC REPORT BULLETIN
133224	LEGAL — ELECTRONIC FILING SYSTEM/PAIR — PATENTS

App Number	Application Name
136102	LEGAL — GIFTS
133226	LEGAL — LEGAL EXPENSE TRACKING SYSTEM (LETS)
133230	LEGAL — MEMOTECH/MIS - PATENTS
136455	LEGAL — TRADEMARK COST TRACKING DATABASE
135738	LEGAL CONTRACTS
136225	LEGAL INVOICE TRACKING SYSTEM
143084	LESSOR
149772	LEXI-TECH CLIENT TRANSLATION REQUEST
155158	LIBRO DIARIO
134519	MAINTENANCE MANAGEMENT
135512	MANAGEMENT CONTROL
155654	MANUAL MASTER
134526	MANUFACTURING BATCH RECORDS
136456	MANUGISTICS
137506	MANUGISTICS-FULFILLMENT 7.1.2
134169	MAPICS
137510	MARKET SHARE ANALYSIS
134522	MATERIAL & PRODUCT PERFORMANCE TRACKING
134174	MAX / JMAX
135417	MAXIMO (GLOBAL)
135245	MEAD JOHNSON CHANGE CONTROL
154253	MEDICAID REPORTING
136937	MEDICAL SAMPLE
136597	MEDICAL/FITNESS - BSDI FITNESS
135773	MEDICAL/FITNESS - MEDGATE
136468	MEDICHECK, MEXICO, MJN
143029	MERCER PENSION PLAN WEB SITE
134176	META4MIND
PEND	Methane Gas Billing
148968	MEXICO VACATION SYSTEM
138524	MICROBIAL VITAMIN ANALYSIS (MVA)
136716	MICROSOFT PROJECT SERVER 2003
TBD	MIKROS
137159	MJ DSI FINANCIAL REPORTING
135268	MJ INTRANET
137000	MJ PAYROLL FRON/BACK/INTERFACES
142773	MJN AWARD PROCESSING
PEND	MJN DB Promotions (Web Page)
151276	MJN DCS REPORTING

App Number	Application Name
144616	MJN ERS STATISTICAL ANALYSIS & REPORTING
155162	MJN IDMC
134536	MJN LIST NUMBER DATABASE
154353	MJN MF UTILITY JOBS (900 SERIES)
NA	MJN Miscellaneous Notes DBs - See Remedy 5005
137533	MJN MSF IC
136732	MJN PROJECT MANAGEMENT
135385	MJN SALES FORCE SYSTEM
152802	MJN TECH INTELLIGENCE
136740	MJNG BULLETIN BOARD
155163	MONTHLY CLOSE
143027	MORNEAU SOBECO WEB SITE
135393	MRS-MOBILE REPORTING SYSTEM
135498	MSF HOSPITAL FEEDING SYSTEM
134888	MSF PRACTITIONER MAINTENANCE
135272	MSF REPORT TABLE MAINTENANCE
135596	MSF RESOURCE MGMT
134869	MSF SALES REPORTING
134180	NDF - NOTES DE FRAIS
137467	NEWSEDGE MJ
135723	NIELSEN - SPAIN
134880	NOTES FORMS DBS
136733	NPIS
134192	NUTS
157257	NV-PAS
139784	OASIS
155908	OFFRES EMPLOIS
138934	OMNIRIM
133234	ONEBMS PORTAL
146816	ONEBMS PORTAL/CANADA COMMUNITY
134899	ONEBMS PORTAL/MJN RETAIL SALES COMMUNITY
143647	ONEBMS PORTAL/MJN US MEDICAL SALES COMMUNITY
134220	ONLINE ADS FRANCE
137950	ONLINE BOM
137967	ONLINE ITEM MASTER
136366	ONLINE LEARNING & DEVELOPMENT
135546	ONLINE LEAVE
136576	OPTIMIZE
PEND	Optiva (PLM - New project)

App Number	Application Name
137365	ORACLE CLINICAL / ELECTRONIC DATA CAPTURE
141714	ORACLE CLINICAL REMOTE DATA CAPTURE/EXTERNAL
142985	ORACLE HRMS
135253	ORIME
134208	OTHER PAYMENTS
137949	OUTLET CLASSIFICATION
139134	OWT DATA FEED V3
134211	OXYGENE
136480	PACHA
134579	PACKAGING BATCH RECORDS
138226	PACKAGING DB
136362	PACKAGING MATERIAL SPECIFICATION SYSTEM
136481	PACKAGING MATERIAL SPECIFICATIONS
155554	PACKSPEC DATABASE - NIJMEGEN
137514	PAINTRANET
137961	PANELIST DB
135346	PASSWORD MANAGEMENT (PSYNCH)
155057	PAYLINK PERU CHILE
136140	PAYMENTS ADMINISTRATION IN BANK
151783	PAYMETRIC
145667	PAYROLL BMS PL
136365	PC OPERATION
135430	PERFORMANCE CONNECTIONS
146116	PERSISTENT URL
155258	PETTY CASH - VZLA
137716	PGPM GSS PORTFOLIO AND PROJECT TOOLSET
147616	PHA PRO
134576	PHARMACEUTICAL CHANGE CONTROL SYSTEM
134222	PHOENIX
155009	PIRAMIDE DE PROVEEDORES
135575	PIVOTAL - CRM
151784	PIVOTAL CRM 5.9
137505	PIVOTAL CRM V 5.1
135373	PL INTRANET
153953	PLANNING, BUDGETING AND PROJECTIONS
133245	PLATEAU ELMS (LEARNING@BMS)
135093	PLEIADES
137891	PMFLA
141266	POD EVIDENCE

App Number	Application Name
143897	POLICIES AND PROCEDURES
142986	PORTUGAL PAYROLL SYSTEM
155505	POWER MEASURE LIMITED
136488	POWER PLAY SALES METRICS
135642	PPV AND PPV ADJUSTMENTS
134882	PRACTNR MAILING SYSTEM
134883	PRACTNR MASTER DB
134884	PRACTNR SALES CALL
135375	PREMIERE
144916	PRESTA
137499	PRICE & DEAL SETTING SYSTEM
135761	PRICING & SOURCING - TRANSFER PRICING
155058	PROCEDURE
135506	PROCESS AND REPORTS OF AVERAGE COST
135059	PROCESS BMS DESCRIPTION
137973	PRODUCT ACCRUALS
134840	PRODUCT INFORMATION DATABASE
150576	PRODUCT REPOSITORY
136492	PRODUCT SALES COLLECTION, PERU
136496	PROFITABILITY CUBE
135605	PROMOTIONAL FUNDS MANAGEMENT SYSTEM
138325	PROSPER - (PROJECT SYSTEM, PLANNING ET REPORTING)
137515	PUBLICENT
136142	PURCHASE CUSTOMER ORDER
155253	PURCHASE PROVISION
143916	PURCHASING INTRANET
155011	PURCHASING REGISTRATION BOOK PERU
137963	PURCHASING REQUEST
135418	QA INTERLEAF
134593	QA LDS
154754	Q-Master
135921	QUALITY COMPLAINTS INVESTIGATION SYSTEM (QCIS)
155156	QUARANTINE
134615	QUASAR
155013	REGISTRO DE VENTAS PERU
133247	REMEDY
155155	REQUISICIONES AUTOMATICAS
145418	RESERVATIONS
136595	RESOURCE SCHEDULING AND VERIFICATION PROGRAM RSVP

App Number	Application Name
140735	RESOURCELINK SE
155054	RETENCIONES
137470	REX RECONCILIATION APPLICATION
TBD	RIA Checkpoint
152101	RIGHT FAX (GLOBAL IMPRESS SERVICES)
146019	RIGHTFAX
153553	RIGHTFAX MJN
155907	RISKSAFE
136355	RTS
135740	SAC
136748	SAFARI ALIGNMENT
134885	SAFARI PROFESSIONAL
136507	SALARY PLANNING - KADIRI
135310	SALES CUBE
135516	SALES DATAMART
136779	SALES FORCE AUTOMATION
147166	SALES FORCE E-LEARNING (TUDESARROLLO)
152151	SALES INFORMATION SYSTEM(SIS) - MJ CHINA
138076	SALES INTERFACES
135789	SALES QUOTE MANAGEMENT
136509	SALES REP LOOKUP
135595	SALES REPORTING (SILVON DATA TRACKER)
155153	SALES RETURN & SALES DISCOUNT
144969	SALES STATISTIC CODE
134141	SALES STATISTICS
137024	SALES STATISTICS CUBES
135832	SALES STATISTICS IN AS/400
134891	SALES TRAINING WEB SITE
134892	SAMPLES ACCOUNTABILITY SYSTEM
143354	SAMPLES CONTROL
134255	SAMPLES MNGT.
136286	SANTANDER GLOBAL
PEND	SAP BCS
136512	SAP BUSINESS WAREHOUSE (BW)
151426	SAP DM RELATED PROCESSING (671)
133251	SAP FDG
146416	SAP GTS GTP
139184	SAP HR (VERSION 4.6C)
136513	SAP ORDER TO CASH (OTC) - SYMPHONY

App Number	Application Name
135525	SAP ORDER TO CASH (OTC) HARMONY
156105	SAP TOUCH POINTS
134949	SAS BILLING
155955	SBI WEBSITE
155955	SBI WEBSITE
135360	SCANDINAVIAN ABSENCE REPORT
135367	SCANDINAVIAN CONFERENCE ROOM BOOKING
136515	SCANDINAVIAN WHO IS WHO INTRANET
137516	SCANDINTRA.BMS.COM
136517	SCOP, CANADA
134260	SECTO
137780	SECURITY RISK ASSESSMENT APPLICATION
134688	SECURITY VISITOR WATCH DATABASE
136757	SESAME
PEND	SET
139187	SEVERANCE
136274	SIAV CSO
135003	SIAV MEAD JOHNSON
135008	SIAV SAMPLES MEAD JOHNSON
134937	SIEBEL SYSTEM
155905	SIMPLEX GRINNELL
136521	SIMSAL
134635	SINGLE ITEM MASTER (SIM)
148266	SIPREME
134930	SIS
142519	SMITH BARNEY
134508	SMW EVANSVILLE MJN SAMPLEMANAGER LIMS 2002
134944	SNOP
134269	SOLRED
135099	SPANISH ETMS
136739	SPEC PROPOSAL DATABASE
155453	SPECTRA
137892	STAFF BENEFITS SYSTEM
135822	STAFF SERVICES - FACILITIES WEB APPLICATION
135252	STANDARD OPERATING PROCEDURE
134723	STARS
135090	STATISTIC OF SALES
136141	STOCK DISTRIBUTOR
137507	STOCK MONITORING SYSTEM

App Number	Application Name
137893	STOCK REQUISITION
138834	SUN JAVA IDENTITY MANAGER
137158	SUN JAVA SYSTEM RFID TAG AND SHIP SOLUTION 1.5
134652	SUPERFUND
133274	Supplier Link
137964	SUPPLIER MASTER
136600	SURVEY WIZARD
134980	SYC
134855	SYMPOSIUM WEB APP
146466	SYNTHESIS FOR PDA WINDOWSMOBILE5
155053	TAIWAN PAYROLL - KPMG THIRD PARTY
155167	TALENET (OUTSOURCE)
143025	TALEO BUSINESS EDITION
133355	TAX - CORPTAX CS AND EDP
138069	TAX - CORPTAX ETS AND EDP
151533	TAX - CORPTAX US COMPLIANCE
146917	TAX - DBXI
135061	TAX DISCOUNTS
142770	TCS VIDEO CONF REQUEST
135423	TEAMS - PORTUGAL
144161	TEAMS INTEGRATION
134282	TEAMSHARE - SPAIN
135243	TELEPHONE DIRECTORY
135097	TEMPTATION
136927	THE RESERVATION FOR OBSOLESCENCE
135238	TIME RECORDING
150627	TIME@ADP
134927	TM/1 - DATA WAREHOUSING SYSTEM(MJ)
151579	TM1 - BRAZIL
151729	TM1 ARGENTINA
151733	TM1 COLOMBIA
151679	TM1 ECUADOR
142974	TM1 -HK
151629	TM1 PERU
134940	TM1 SERVER & PERPECTIVE 8 - FINANCE DATA ANALYSIS
151732	TM1 VENEZUELA
136535	TM1, INDONESIA (TM1)
136539	TM1, TAIWAN
137498	TM1_SALES

App Number	Application Name
136540	TM1_SERV7
137717	TOCK - CLOCKWARE
138277	TRACKWISE - EHS ACTIONS TRACKING
143649	TRACKWISE - MATERIAL WORKFLOW
136617	TRAVEL - 14 DAY PRETRIP AUTHORIZATION
137486	TRAVEL - CENTRAL BILL FORM
133157	TRAVEL - ETRIP
151480	TRAVEL - GROUND TRANSPORTATION OPTION
136195	TRAVEL - PRETRIP EXCEPTION AUTHORIZATION
143494	TRAVEL - SMALL MEETINGS FORM
133158	TRAVEL - TRAVELWEB
133202	TREASURY: ETREASURY - NETTING
135679	TREASURY: ETREASURY - SPOT TRADES
135758	TREASURY: ETREASURY - WEB REPORTS
133170	TREASURY: TREASURY GTM V8.1.2 (GTM)
155159	TRIAL BALANCE
144516	TS3
136421	TURNOVER, MEXICO
138222	BOSS KADROVIK
156106	UNPLUGGED
135076	UPILIB
TBD	URSSAF
155010	VALORIZACION DE IMPORTACIONES
135566	VENDOR MANAGED INVENTORY
135505	VENDOR MANAGED INVENTORY / INFOREM
155855	VENDOR MSDS
143185	VISION CHAIN (CPFR)
137476	VISTA
135440	WEB CORPORATE WEB SITE
150224	WEBMETHODS
134969	WELFARE SYSTEM
148216	WFM
133235	WHITEPAGES
135381	WHO IS WHO
134304	WHO’S WHO
134858	WIC ADMIN DATA WAREHOUSE
134694	WINS
135228	WITNESS CALL MONITORING
134305	WMS

App Number	Application Name
142620	WORKBRAIN TIME & ATTENDANCE
135614	WORKSTATION PLUS
135260	Xign
134710	ZEELAND ADDENDUM
155854	ZEELAND PRODUCTION REPORTING SYSTEM
135286	RMA
135294	MATERIAL PROMOTIONAL
135299	BANKING CONCILIATION
135303	LIQUIDATION OF IMPORTS
135304	OBSOLECENCE OF INVENTORIES
135313	QUOTE CUBE
135314	INVENTORIES CUBE
136390	BPCS ARGENTINA
136393	BPCS ECUADOR AND QMS
136422	EDI
136925	FORCE ANALYZER
137535	DOI CUBE
154853	SECURITY OF DUTIES
155353	INTERFACE WITH DISTRIBUTOR
155404	BPCS ACCOUNTING- NEW MODULES
157457	PORTALVENEZUELA
135605	Promotional funds management system
135606	Free Trade & Sample Issues (FTSI)
135595	Sales reporting (Silvon data tracker)
135594	Consumer Response System (CRS)
157658	BPCS - Vietnam
156957	Sponsorship Management System

EXHIBIT B

BUSINESS APPLICATION SUPPORT AND DEVELOPMENT

Services Summary Description

The Services to be provided by Provider under this Exhibit shall be those services in the Provider’s IM Services Catalog that allow for, but are not limited to, Data Management, systems administration, application maintenance, and application development within the production, development, and test environments for applications shown in the table below. This includes Break/Fix, Customer Assistance, Required Modifications, and Elective Enhancements based on Historical Levels. Provider shall not be required to provide any Services in connection with any applications that are not currently supported by Provider or that Provider does not have the capability to provide.

All systems and applications shall remain under Provider governance until operation of an application is transferred to Recipient. Access and use of the systems and applications shall be in strict accordance with Provider’s policies and procedures.

The software applications governed by this Exhibit shall change as the responsibility for support and maintenance transitions to Recipient.

Scope of Services

The systems and applications specified in this Exhibit are those that are required in the normal course of delivering Provider provided Services and required to operate the Business in the ordinary course during the Term. Systems and applications supported, maintained and enhanced by Recipient in their entirety prior to the commencement of the Term are excluded from the Services contemplated by this Exhibit.

Costs: During the Term of this Schedule, upgrades of Applications dedicated to Recipient to remain compliant with vendor support shall be at Recipient’s expense, including all costs to upgrade or remediate middleware components, bolt-on systems or other support components. If Recipient does not upgrade, Recipient shall be responsible for any additional costs for extended support, additional hardware or services to protect the Provider’s environment, modifications to middleware or bolt-ons and/or accept reduced SLAs from Provider.

Where Provider and Recipient share applications, Recipient shall be obligated to assist Provider in upgrading applications where necessary whether Provider or Recipient initiated. Where upgrades are Recipient initiated and agreed to by Provider, these projects would be considered a separate project under Exhibit D.

Master Data Maintenance

Provider, at Historical Levels, as defined in Section 2(d)(i) of this Agreement, shall be responsible for the IT administration of standard, routine customer and material master data maintenance during the Term; provided that Provider shall not provide these Services for any program that may be introduced by Recipient or the Business after the Closing Date for which Provider lacks the system capability to accommodate.

Software

To the extent Provider is contractually permitted to allow for such use, Recipient may continue to utilize software licensed by Provider for the duration of the Term to the extent such use occurred during the six (6) months prior to the Closing Date. In the event that the consent of a third party is required for such use, the provisions of Section 2.10 of the Separation Agreement shall govern the securing of such consents.

List of Applications

To the extent that any application listed in the table below will be supported for Recipient’s use, access to and governance of the application shall be determined by the Application Owner as listed in the Provider’s system of record known as Optimize. Additionally, the nature and level of support will be based on the support provided prior to Separation Date and the list may not be all inclusive. Any system listed in the table below that has been retired or is in the process of being retired will be maintained by Provider in that retired state. Any request by Recipient to reinstate a system from retirement will result in all costs being borne by Recipient.

App Number	Application Name
137022	AC NIELSEN - ADVISOR (ADVISOR)
135237	ACCESS CONTROL
156857	ACCIST
141360	ACCOUNT DEFINITION AND MAINTENANCE (ADAM)
135283	ACCOUNT RECEIVABLE
139384	ACCOUNT RECONCILIATION TOOL (ART)
155205	ACS GENERATION
155059	ACS P&L
133153	ACTUALS COLLECTION SYSTEM
136926	ADAM HUMAN RESOURCES (ADAM)
136381	ADAM, MEXICO
152451	ADOBE PRESENTER
135330	ADP
136378	ADP BRAZIL
135051	ADVANCE PAYMENTS
135183	ANNOUK
146018	ANP TRACKING SYSTEM
136384	APLUS+ GUAYNABO
134318	APO
136582	APRICOT
134411	ARIBA BUYER
139585	ARTS FOLLOW UP
133934	AUDIT -- AUDIT DOCUMENT LIBRARY
135688	AUDIT -- ICS
155266	AUTO PO - VZLA

App Number	Application Name
134020	AUTOBANK
135301	AUTOMATIC COLLECTION
155154	AUTOMATIC PURCHASE ORDERS
136386	AVID 2.0
155267	BACKORDER MANAGEMENT
155157	BALANCE GENERAL
141867	BALANCED SCORECARD MEAD JOHNSON
135068	BANK RECONCILIATION (CONCILIACION BANCARIA)
136136	BELGIUM INTRANET
142118	BIZRIGHTS
143184	BLOG CAP 2008
156107	BMS RESTAURANT
138883	BMS UK INTERNET SITE
134993	BMSACT
135018	BMSCBR
136389	BMSCHE
135007	BMSCTS
135109	BMSLIQ
135013	BMSOTS
135022	BMSPER
135011	BMSRES
135023	BMSSCB (CONCILIACION BANCARIA)
135089	BMSSIAV-400
TBD	BNP Banc National Paris
155268	BOX PRODUCT
134950	BPCS - PR GUAYNABO
134955	BPCS - MALAYSIA
135433	BPCS - MEXICO
153104	BPCS CHILE
136392	BPCS COLOMBIA (BPCS)
155307	BPCS GUAYNABO - WIC PROCESS
149874	BPCS PERU
141610	BPCS- SINGAPORE (BPCS)
136399	BPCS VENEZUELA (BPCS)
140487	BPCS-HONG KONG (BPCS)
140485	BPCS-INDIA (BPCS)
140490	BPCS-INDONESIA (BPCS)
140484	BPCS-PHILIPPINES (BPCS)
140486	BPCS-TAIWAN (BPCS)

App Number	Application Name
140488	BPCS-THAILAND (BPCS)
136583	BPR BUSINESS PARTNER REQUEST
136401	BPS
143797	BUDGET UPLOAD ASIA PACIFIC
143847	BW ARIES
PEND	BW/BI
133172	CAESAR
135267	CAPIT - (TM1 & ARCPLAN)
135026	CASH BOOK
155060	CERTIFICADO DE RETENCIONES
137532	CHEMSTORE MJ
136343	CITIBANK PAYLINK (INTERFACE)
136123	CLIENT SERVICES WEB SITE
137017	CLINICAL STUDIES
135379	CMG
134092	CNC EMATCHER
144772	COEUK.BMS.COM
136100	COMMUNICATION EXECUTIVE BULLETINS
133175	COMMUNICATIONS — EXEC.COM
133176	COMMUNICATIONS — IN TOUCH
136626	COMPLIANCE - FINANCIAL CONTROL MANAGEMENT (FCM)
155008	CONCILIACION INTERCOMPANY
155055	CONCILIACION TARJETAS DE CREDITO
134907	CONDOR (GXPHARMA)
135794	CONTRACTS ACCRUALS
136412	CONTROL 15, PHILLIPPINES
155061	CONTROL DE DESCUENTOS DEL DISTRIBUIDOR
155062	CONTROL DOCUMENTARIO DESCUENTOS DEL DISTRIUIDOR
136678	CORPORATE LEGAL AGREEMENT STATUS SYSTEM (CLASS)
136604	CORPORATE SECURITY - WEBSITE
134391	COSMICS
135830	COTIZACIONES
135428	CREDIT & ACCOUNT RECEIVABLES MGT. SYSTEM
136268	CRISP
136864	CUSTOMER INQUIRY
136863	CUSTOMER RESOURCE CENTER CALENDAR
155063	CUT OFF
141814	CYBRARY
TBD	DADSU

App Number	Application Name
136865	DAILY NEWS
133961	DAS (DOCUMENT ARCHIVAL_MANAGEMENT SYSTEM)
136258	DAS2
150476	DASII REPORTING DATABASE
135110	DATA TRACKER GUAYNABO
139942	DATA CENTER ACCESS REQUEST
136214	DATA WAREHOUSE DELIVERY WEB SITE
TBD	DB Annuaire
136999	DB2 CUSTOMER MASTER
152902	DDD ANALYZER
141764	Demand de Recruitment
141310	DEMAND SOLUTIONS FORECAST MANAGEMENT
134067	DEPARTMENTAL INTRANET PAGES
138984	DHL CONNECT
155264	DIALCA INTERFACE
134400	DISPOSAL ORDER SYSTEM
135603	DM/FSS DATA WAREHOUSE
153654	DOCUMENTAL PLATFORM MJ MEXICO
135206	DOMESTIC TRAVEL SYSTEM
136238	DPP COLOMBIA
135056	DRAFT PURSUIT
135241	DSI UK
150927	DUTCH INTRANET
134083	EARS
137528	EASYWAY
135332	EDI - CANADA
144816	EDI - GXS SAP SYMPHONY
135846	EDI - SIAV
151531	EEOC - CAAMS BUSINESS UNIT MAPPING UTILITY
133201	EHS - OPERATING RESULTS
135242	EHS INCIDENT ANALYSIS
134922	E-LEAVE SYSTEM
155257	ELECTRONIC PAYMENTS - VZLA
136741	ELECTRONIC SIGNATURES
147766	EMAIL NOTIFICATION MANAGEMENT SYSTEM
136426	ENTERPRISE HUB
142619	EPIC STAR
133781	EPORTAL
136122	EPOST

App Number	Application Name
134737	EREPORTS
133708	eSourcing (Frictionless)
135107	ESS
134716	ETRAC
135073	EVALUATION OF ORDERS
134533	EVANSVILLE ADDENDUM
141261	EXADI
135426	EXCEL-A-RATER
136929	EXCHANGES AND RETURNS
145568	EXECCOMM
133203	EXPENSE REIMBURSEMENT SYSTEM (IBM EXPRES T&E )
137465	FAC-IT
135462	FEDEX PACKAGING
135342	FINANCE - CANADA
136947	FINANCIAL NOTE OF CREDIT
135598	FINISHED PRODUCT INVENTORY
155007	FIXED-ASSETS
144770	FOCUS
147866	FORECAST MANAGEMENT SYSTEM MJ
136870	FURNITURE SURPLUS CATALOG
140985	GAT
135240	GE.PE
137459	GENTRAN SAP
135510	GET PAID
137262	GIFTS - SALES & MARKETING
135725	GKO
137724	GLOBAL CALENDAR SERVICE
136679	GLOBAL CORPORATE MANAGEMENT
136868	GLOBAL DESIGN
137723	GLOBAL EMAIL SERVICE
135772	GLOBAL MEETINGS MANAGEMENT - MARRS
151883	GLOBAL SCAN
134790	GLOBE (GLOBAL LIBRARY OF BRANDING ELEMENTS)
PEND	GOA WEB APPLICATION
155261	GOVERMENT PAYROLL RULES
136602	GOVERNMENT AFFAIRS - WEBSITE
134420	GOVERNMENT INTERACTIONS
134473	GROSS MARGIN SYSTEM
133429	GSSWEB

App Number	Application Name
134474	HAZARDOUS MTRL TRACKING
145266	HP QUALITY CENTER TEST DIRECTOR
136229	HR DATA WAREHOUSE
139236	HR HORIZONS
136736	HR MANAGEMENT SYSTEM
136744	HR REPORTING
136236	HR@BMS
136127	HR@NET
144771	HRDIRECT.BMS.COM
135329	HRIS, TAIWAN
135244	HUMANRES
PEND	Hyperion Essbase Application
135607	HYPERION PILLAR
150475	HYPERION-MJN
135715	IMS SALES ANALYZER - SPAIN
146016	IN MARKET MANAGEMENT SYSTEM
135817	INFINIUM - Indonesia
134138	INFINIUM-HR
134848	INTEGRATED RELATIONSHIP MARKETING
139536	INTEGRATED WEB PLATFORM
133215	INTERCOMPANY BACKCHARGES
149774	INTERFACE BPCS WITH SAP FSS
145868	INTERNAL CERTIFICATE AUTHORITY VERIFICATION SERVIC
136237	INTERNATIONAL DATA ROSTER WEB
142944	INTRANET RH FRANCE
141159	INTRANET SECURITY SYSTEM
135204	INTRANET WEBSITE - TAIWAN
135016	INVOICE CONTROL
143490	ISIS - MJ - CANADA
134489	ITO LIST NUMBER DATABASE
136869	ITO QC/QA TIME EXCEPTIONS
133725	JET JOURNAL ENTRY
PEND	Jobline - 3rd party (New application in process)
144769	JOBLINEUK
153505	LATIN AMERICA SHARE OF MARKET
134595	LEGACY QA MICROFILM INDEXING
134597	LEGACY QA SAMPLES PROCESSING
136503	LEGACY QUALITY CONTROL STABILITY SAMPLES
133222	LEGAL — CPI — TRADEMARK SYSTEM

App Number	Application Name
133223	LEGAL — DOMAIN NAME TRACKING SYSTEM
151481	LEGAL - EEOC REPORT BULLETIN
133224	LEGAL — ELECTRONIC FILING SYSTEM/PAIR -- PATENTS
136102	LEGAL — GIFTS
133226	LEGAL — LEGAL EXPENSE TRACKING SYSTEM (LETS)
133230	LEGAL — MEMOTECH/MIS - PATENTS
136455	LEGAL — TRADEMARK COST TRACKING DATABASE
135738	LEGAL CONTRACTS
136225	LEGAL INVOICE TRACKING SYSTEM
155158	LIBRO DIARIO
135512	MANAGEMENT CONTROL
134526	MANUFACTURING BATCH RECORDS
136456	MANUGISTICS
137506	MANUGISTICS-FULLFILMENT 7.1.2
134169	MAPICS
137510	MARKET SHARE ANALYSIS
134522	MATERIAL & PRODUCT PERFORMANCE TRACKING
134174	MAX / JMAX
135417	MAXIMO (GLOBAL)
135245	MEAD JOHNSON CHANGE CONTROL
136937	MEDICAL SAMPLE
136597	MEDICAL/FITNESS - BSDI FITNESS
135773	MEDICAL/FITNESS - MEDGATE
134176	META4MIND
PEND	Methane Gas Billing
148968	MEXICO VACATION SYSTEM
TBD	MIKROS
137159	MJ DSI FINANCIAL REPORTING
135268	MJ INTRANET
142773	MJN AWARD PROCESSING
PEND	MJN DB Promotions (Web Page)
151276	MJN DCS REPORTING
155162	MJN IDMC
134536	MJN LIST NUMBER DATABASE
154353	MJN MF UTILITY JOBS (900 SERIES)
NA	MJN Miscellaneous Notes DBs - See Remedy 5005
136732	MJN PROJECT MANAGEMENT
136740	MJNG BULLETIN BOARD
155163	MONTHLY CLOSE

App Number	Application Name
134180	NDF - NOTES DE FRAIS
137467	NEWSEDGE MJ
134880	NOTES FORMS DBS
136733	NPIS
157257	NV-PAS
139784	OASIS
155908	OFFRES EMPLOIS
138934	OMNIRIM
133234	ONEBMS PORTAL
146816	ONEBMS PORTAL/CANADA COMMUNITY
134220	ONLINE ADS FRANCE
136576	OPTIMIZE
PEND	Optiva (PLM - New project)
137365	ORACLE CLINICAL / ELECTRONIC DATA CAPTURE
141714	ORACLE CLINICAL REMOTE DATA CAPTURE/EXTERNAL
135253	ORIME
134208	OTHER PAYMENTS
137949	OUTLET CLASSIFICATION
134211	OXYGENE
136480	PACHA
134579	PACKAGING BATCH RECORDS
136481	PACKAGING MATERIAL SPECIFICATIONS
155057	PAYLINK PERU CHILE
136140	PAYMENTS ADMINISTRATION IN BANK
151783	PAYMETRIC
135430	PERFORMANCE CONNECTIONS
146116	PERSISTENT URL
155258	PETTY CASH - VZLA
137716	PGPM GSS PORTFOLIO AND PROJECT TOOLSET
147616	PHA PRO
134576	PHARMACEUTICAL CHANGE CONTROL SYSTEM
134222	PHOENIX
155009	PIRAMIDE DE PROVEEDORES
151784	PIVOTAL CRM 5.9
137505	PIVOTAL CRM V 5.1
135373	PL INTRANET
153953	PLANNING, BUDGETING AND PROJECTIONS
133245	PLATEAU ELMS (LEARNING@BMS)
135093	PLEIADES

App Number	Application Name
137891	PMFLA
141266	POD EVIDENCE
143897	POLICIES AND PROCEDURES
136488	POWER PLAY SALES METRICS
135642	PPV AND PPV ADJUSTMENTS
134882	PRACTNR MAILING SYSTEM
134883	PRACTNR MASTER DB
134884	PRACTNR SALES CALL
135761	PRICING & SOURCING - TRANSFER PRICING
155058	PROCEDURE
135506	PROCESS AND REPORTS OF AVERAGE COST
135059	PROCESS BMS DESCRIPTION
137973	PRODUCT ACCRUALS
134840	PRODUCT INFORMATION DATABASE
150576	PRODUCT REPOSITORY
136492	PRODUCT SALES COLLECTION, PERU
136496	PROFITABILITY CUBE
138325	PROSPER - (PROJECT SYSTEM, PLANNING ET REPORTING)
136142	PURCHASE CUSTOMER ORDER
155253	PURCHASE PROVISION
155011	PURCHASING REGISTRATION BOOK PERU
135921	QUALITY COMPLAINTS INVESTIGATION SYSTEM (QCIS)
155156	QUARANTINE
134615	QUASAR
155013	REGISTRO DE VENTAS PERU
133247	REMEDY
155155	REQUISICIONES AUTOMATICAS
136595	RESOURCE SCHEDULING AND VERIFICATION PROGRAM RSVP
155054	RETENCIONES
137470	REX RECONCILIATION APPLICATION
TBD	RIA Checkpoint
153553	RIGHTFAX MJN
135740	SAC
136507	SALARY PLANNING - KADIRI
135310	SALES CUBE
135516	SALES DATAMART
136779	SALES FORCE AUTOMATION
147166	SALES FORCE E-LEARNING (TUDESARROLLO)
135789	SALES QUOTE MANAGEMENT

App Number	Application Name
155153	SALES RETURN & SALES DISCOUNT
144969	SALES STATISTIC CODE
134141	SALES STATISTICS
137024	SALES STATISTICS CUBES
135832	SALES STATISTICS IN AS/400
134891	SALES TRAINING WEB SITE
134892	SAMPLES ACCOUNTABILITY SYSTEM
143354	SAMPLES CONTROL
134255	SAMPLES MNGT.
136286	SANTANDER GLOBAL
PEND	SAP BCS
136512	SAP BUSINESS WAREHOUSE (BW)
151426	SAP DM RELATED PROCESSING (671)
133251	SAP FDG
146416	SAP GTS GTP
139184	SAP HR (VERSION 4.6C)
136513	SAP ORDER TO CASH (OTC) - SYMPHONY
135525	SAP ORDER TO CASH (OTC) HARMONY
156105	SAP TOUCH POINTS
134949	SAS BILLING
135360	SCANDINAVIAN ABSENCE REPORT
135367	SCANDINAVIAN CONFERENCE ROOM BOOKING
136515	SCANDINAVIAN WHO IS WHO INTRANET
137516	SCANDINTRA.BMS.COM
136517	SCOP, CANADA
134260	SECTO
137780	SECURITY RISK ASSESSMENT APPLICATION
134688	SECURITY VISITOR WATCH DATABASE
136757	SESAME
PEND	SET
139187	SEVERANCE
136274	SIAV CSO
135003	SIAV MEAD JOHNSON
135008	SIAV SAMPLES MEAD JOHNSON
136521	SIMSAL
134635	SINGLE ITEM MASTER (SIM)
148266	SIPREME
142519	SMITH BARNEY
134508	SMW EVANSVILLE MJN SAMPLEMANAGER LIMS 2002

App Number	Application Name
134269	SOLRED
135099	SPANISH ETMS
136739	SPEC PROPOSAL DATABASE
135822	STAFF SERVICES - FACILITIES WEB APPLICATION
135252	STANDARD OPERATING PROCEDURE
134723	STARS
135090	STATISTIC OF SALES
136141	STOCK DISTRIBUTOR
138834	SUN JAVA IDENTITY MANAGER
134652	SUPERFUND
133274	Supplier Link
137964	SUPPLIER MASTER
136600	SURVEY WIZARD
134980	SYC
133355	TAX - CORPTAX CS AND EDP
138069	TAX - CORPTAX ETS AND EDP
146917	TAX - DBXI
135061	TAX DISCOUNTS
142770	TCS VIDEO CONF REQUEST
134282	TEAMSHARE - SPAIN
135243	TELEPHONE DIRECTORY
136927	THE RESERVATION FOR OBSOLESCENCE
135238	TIME RECORDING
150627	TIME@ADP
134927	TM/1 - DATA WAREHOUSING SYSTEM(MJ)
151733	TM1 COLOMBIA
142974	TM1 -HK
151629	TM1 PERU
134940	TM1 SERVER & PERPECTIVE 8 - FINANCE DATA ANALYSIS
151732	TM1 VENEZUELA
136539	TM1, TAIWAN
137717	TOCK - CLOCKWARE
138277	TRACKWISE - EHS ACTIONS TRACKING
143649	TRACKWISE - MATERIAL WORKFLOW
136617	TRAVEL - 14 DAY PRETRIP AUTHORIZATION
137486	TRAVEL - CENTRAL BILL FORM
133157	TRAVEL - ETRIP
151480	TRAVEL - GROUND TRANSPORTATION OPTION
136195	TRAVEL - PRETRIP EXCEPTION AUTHORIZATION

App Number	Application Name
143494	TRAVEL - SMALL MEETINGS FORM
133158	TRAVEL - TRAVELWEB
133202	TREASURY: ETREASURY - NETTING
135679	TREASURY: ETREASURY - SPOT TRADES
135758	TREASURY: ETREASURY - WEB REPORTS
133170	TREASURY: TREASURY GTM V8.1.2 (GTM)
155159	TRIAL BALANCE
144516	TS3
136421	TURNOVER, MEXICO
TBD	UNISTAFF
135076	UPILIB
TBD	URSSAF
155010	VALORIZACION DE IMPORTACIONES
135505	VENDOR MANAGED INVENTORY / INFOREM
137476	VISTA
135440	WEB CORPORATE WEB SITE
150224	WEBMETHODS
133235	WHITEPAGES
135381	WHO IS WHO
134304	WHO’S WHO
135228	WITNESS CALL MONITORING
134305	WMS
142620	WORKBRAIN TIME & ATTENDANCE
135260	Xign
134710	ZEELAND ADDENDUM
135286	RMA
135294	MATERIAL PROMOTIONAL
135299	BANKING CONCILIATION
135303	LIQUIDATION OF IMPORTS
135304	OBSOLECENCE OF INVENTORIES
135313	QUOTE CUBE
135314	INVENTORIES CUBE
136390	BPCS ARGENTINA
136393	BPCS ECUADOR AND QMS
136422	EDI
136925	FORCE ANALYZER
137535	DOI CUBE
154853	SECURITY OF DUTIES
155353	INTERFACE WITH DISTRIBUTOR

App Number	Application Name
155404	BPCS ACCOUNTING- NEW MODULES
157457	PORTALVENEZUELA
134117	GETRAS APPLICATION
157658	BPCS – Vietnam
156957	Sponsorship Management System
157861	A&P Tracking System MJN

EXHIBIT C

WORKPLACE SERVICES

Services Summary Description

The Services to be provided by Provider under this Exhibit shall generally be described as services provided to support end-user services as listed in the Provider’s IM Service Catalog. The Services provided include, but are not limited to:

•	Desktop Services including:

•	Deskside support

•	Desktop management including Desktop/Laptop hardware break/fix

•	PC lifecycle management

•	Install, Move, Add, Change (IMACs)

•	Site Support

•	Software procurement

•	Help Desk including:

•	General support

•	SAP Help Desk

•	Sales Force Help Desk

•	R&D Scientific Help Desk

•	Messaging and calendaring

•	Collaboration Services, including but no limited to, eConferencing, Audio, Video & Web Conferencing.

•	Print, Fax and Scan services

Scope of Services

These Services shall be provided to Recipient’s employees, contractors and external business partners to the extent that such Services were provided prior to Closing Date at Historical Levels as defined in Section 2(d)(i) of this Agreement. Increase in Services beyond Historical Levels or for new usage not in place prior to Closing Date will require initiation of a project by Recipient per Exhibit D and shall mutually be agreed to by Provider and Recipient.

Software

To the extent Provider is contractually permitted to allow for such use, Recipient may continue to utilize software licensed by Provider for the duration of the Term to the extent such use occurred during the six (6) months prior to the Closing Date. In the event that the consent of a third party is required for such use, the provisions of Section 2.10 of the Separation Agreement shall govern the securing of such consents.

EXHIBIT D

IT PROJECT SERVICES

Services Summary Description

It is understood that Recipient will significantly limit new projects, both Infrastructure and Applications, which rely on Provider Services to those that are critical for ongoing business continuity and growth. Requests for new projects and/or relevant to retirement of an application will follow Provider established policies and procedures for project intake (PGPM) and prioritization by Provider. Provider is under no obligation to provide Services where technical capabilities do not exist in the existing Provider’s IM Services Catalog.

The Services to be provided by Provider under this Exhibit shall include, but not be limited to, those services in the Provider’s IM Services Catalog that allow for the initiation, execution, and implementation of new Infrastructure or Application projects. Generally speaking, these Services will be limited to all supported services required to complete projects for new infrastructure and applications necessary for the continued operation and growth of Recipient. Completion of projects shall be in strict accordance with Provider’s policies and procedures.

Where required, Recipient shall obtain necessary software licenses (“Licensed Software”) as required by software vendors and applicable laws. Licenses for Licensed Software currently used by Recipient, and solely for the benefit of Recipient, shall be transferred by Provider as permitted under the respective vendor licenses agreements and where agreed by Provider. Any costs incurred by Provider resulting from a transfer of Licensed Software to Recipient or a vendor required renegotiation of Provider Licensed Software will be borne by Recipient.

Delivery of agreed projects will be in compliance with Service Level Agreements of Provider and their designated providers. Recipient will bear the full cost of all Project Services.

List of Projects

PGPM Project ID	Project Name
2005-0791	MJN Product Lifecycle Management Implementation
2007-0224	MJN Global Quality Strat – LIMS
2007-0224c	MJN Global Quality Strat - LIMS CR-c
2007-0224d	MJN Global Quality Strat - LIMS CR-d
2007-0801	Big C VMI to EDI
2007-0810	MJN PLM Construct and Test
2007-0810e	MJN PLM Construct and Test CR-e
2007-0810f	MJN PLM Construct and Test CR-f
2007-1105	Internet Marketing Web Site
2007-1277	Nijmegen Customs Req Changes
2007-1277a	Nijmegen Customs Req Changes CR-a
2008-0022	ZIPP Packaging Automation DCS
2008-0081	Practitioner Audit and Balancin
2008-0120	EBI Access Control Upgrades

PGPM Project ID	Project Name
2008-0120a	EBI Access Control Upgrades CR-a
2008-0204	MJN Zeeland MSA Switch Upgrade
2008-0204a	MJN Zeeland MSA Switch Upgrade CR-a
2008-0256	MJN India Distribution Project
2008-0269	IWP Help Desk Support
2008-0289	Regional A&P Tracking System
2008-0290	To revamp MJ TM1 (MY & SG)
2008-0310	MJ Phil Web
2008-0310a	MJ Phil Web CR-a
2008-0360	MJN SFA System
2008-0360b	MJN SFA System CR-b
2008-0396	Project HRIS Extend
2008-0484	Balance Scorecard Caricom
2008-0484a	Balance Scorecard Caricom CR-a
2008-0583	Server upgrade for Hanoi
2008-0608	Demand Forecast - MJ Thailand
2008-0637	3PL Lease Line Connect
2008-0643	MJN SA&R-Tatura Interface
2008-0643b	MJN SA&R-Tatura Interface CR-b
2008-0648	MJN NIJ - network expansion
2008-0663	MJ CDS Integration (Atlas) – ZE
2008-0829	WINS Ind PC Upgrade
2008-0866	Central America B2B
2008-0920	CRM WAN
2008-0921	SFA JET
2008-0931	Project Storage
2008-0985	ETL CanCan for CRM Pivotal
2008-0989	Mead Johnson Global SOP System
2008-0989a	Mead Johnson Global SOP System CR-a
2008-0991	MJN RightFax Upgrade
2008-1036	Project Minnesota
2008-1037	MJN IPO APAC BPCS
2008-1039	MJN IPO SAP
2008-1041	MJN IPO LATAM BPCS
2008-1042	MJN IPO Puerto Rico BPCS
2008-1043	MJN IPO MAPICS Canada
2008-1072	Importation and PPV
2008-1093	VPN connection
2008-1104	CRM Pivotal additional licenses

PGPM Project ID	Project Name
2008-1114	Project Total (Kenco)
2008-1114a	Project Total (Kenco) CR-a
2008-1120	Increase Space of MJCF
2008-1121	Office Expansion at CHO
2008-1146	MJN IWP DR at Auburn Hills
2008-1147	MJN DB Promotions (Web Page)
2008-1165	OneMJN Portal Analysis
2008-1173	MJN Project Metro (new office)
2008-1185	MJN Global Payroll-HRIS Project
2008-1189	N2N VPN for Tianjin Office
2008-1190	N2N VPN for Xiamen Office
2008-1191	N2N VPN for XiAn Office
2008-1246	Meridian IQ Connectivity Change
2008-1266	Pulse Website Retirement Projec
2008-1286	Indonesia Discount Change
2008-1305	MeadJohnson Community
2008-1326	MJN Payroll Data Conversion 2
2008-1329	VMI System
2008-1330	CRM Enhancement
2008-1334	MJN Global LIMS 9_2 Dev Server
2008-1336	Tatura Remote Office
2008-1339	MJN Executive Support Project
2008-1344	MJN BPR Master Data
2008-1352	Cosmics Analysis -MJN IPO
2008-1406	Perf Connections_MJN IPO
2008-1414	MJN SOP Sharepoint Solution Est
2008-1415	Gray Loon Partner access to IWP
2008-1416	BPCS Implementation Dom Rep
2008-1467	Loyalty Points program
2008-1478	Web Support
2008-1506	MJN IPO ADP Global Data Warehou
2008-1553	MJN IPO Bank of America A P
2008-1557	Microbial Vitamin Disaster Rec
2008-1558	EBI Automation Disaster Rec
2008-1565	Project New Office Setup
2009-0018	MJN Vietnam office renovation
2009-0040	MJ China DMS Roll Out

SCHEDULE 4

INFORMATION TECHNOLOGY SERVICES PROVIDED BY MJN

Countries: United States, Peru, and Chile (including support for ConvaTec).

Services Summary Description

Provider shall provide client facing support and management of applications (see table below) for the countries identified. This includes Break/Fix, Customer Assistance, Required Modifications, and Elective Enhancements based on Historical Levels. Provider shall not be required to provide any Services in connection with any applications that are not currently supported by Provider or that Provider does not have the capability to provide. In addition, upon completion of any new project identified in this Schedule, Provider and Recipient shall amend the table below to add the completed project to this Schedule. All IT support historically provided to Recipient will continue to be provided except where specifically listed. Additionally, costs required to separate services prior to or during the term of this Schedule are not included in the costs and would be incremental to the cost of this Schedule. Recipient will use Provider-required project intake processes and systems for all requests made against Services made available by Provider.

All systems and applications shall remain under Provider governance until operation of an application is transferred to Recipient. Access and use of the systems and applications shall be in strict accordance with Provider’s policies and procedures.

Where Provider and Recipient share applications, Recipient shall be obligated to assist Provider in upgrading applications where necessary whether Provider or Recipient initiated. Where upgrades are Recipient initiated and agreed to by Provider, these projects would be considered a separate project under this Schedule.

The software applications governed by this Schedule shall change as the responsibility for support and maintenance transitions to Recipient.

All costs and expenses associated therewith (the “Development Costs”) shall be borne by Recipient.

Without limiting the generality of the foregoing, Recipient shall act as project manager for the development, construction, testing and implementation of its computing environment. Recipient agrees that its responsibilities as project manager shall include preparation (and communication to Provider) of reasonable project timelines and requirements for technical expertise or specialist personnel, hiring and supervision of systems integrators or other personnel and timely delivery, testing and implementation of the computing environment. Recipient will collaborate with Provider on the development of the project timelines, with Provider and Recipient approving the project timelines before any business plans are made to effect change in either the Recipient or Provider computing or business environments. Provider shall not provide any resources above and beyond the normal course of delivering Provider-provided Services required to operate the Business during the Term. Provider reserves the right to replace, upgrade, or modify its operating procedures and/or software systems at any time during the Term.

Services

Client facing IM support only for Indiana Technical Operations in Evansville, IN including:

•	Provide functional support and client assistance

•	Work with 3rd party service providers who provide application technical support

•	Coordinate required testing for service packs and patches

•	Provide security coordination consistent with activities as of the Separation Date

Application support for applications listed in table below to the extent that Provider was providing services prior to Separation for all countries. Support includes the following:

•	System administration

•	Application maintenance and promote to production

•	Assist Recipient with transition of applications

•	Maintain end-user access control

•	Provide incident and problem resolution

•	Provide validation services for applications

•	Database maintenance services where applicable, including data export/imports, query performance tuning, application PL/SQL management, & data structure design and implementation

Changes in Services made by Provider during the Term of this Agreement will be made available to Recipient based on mutual consent, with incremental costs necessary being borne by Recipient. Discontinuation of Services by Provider will be made available, on mutual consent, to Recipient with Recipient bearing the full cost associated with the discontinuation of that Service. Provider must notify Recipient within one-hundred eighty (180) days for the first twelve (12) months and ninety (90) days thereafter of any Discontinuation of Services. Recipient must make a request in writing to Provider for inclusion of any Additional Services. At time of receipt of Recipients request by Provider, Provider will within the following thirty (30) days provide a plan of action to include the requested services as Additional Services or send a rejection of the Recipients request to the Recipient of their request to be included as Additional Services. Provider will notify Recipient within fifteen (15) days of any Change in Services.

New Project Services

It is understood that Recipient will significantly limit new projects, both Infrastructure and Applications, which rely on Provider Services to those that are critical for ongoing business continuity and growth. Requests for new projects and/or relevant to retirement of an application will follow Provider’s established policies and procedures for project intake (PGPM) and prioritization by Provider. Provider is under no obligation to provide Services where technical capabilities do not exist at the Date of Close.

Transition of Services

Provider will provide the support required to transition Services and applications for Recipient; and such support will be managed as a project under New Project Services in this Schedule 4 with the cost associated with that transition borne by Recipient.

Data Transfers

In relation to data transfers, the following principles shall be adhered to:

•	Any request to transfer data shall be done as a project per this Schedule with all costs at an incremental expense to Recipient

•	Any transferred data shall be transferred in Provider standard format

•	Any data customization request shall be at an incremental expense to the Recipient

•	Data conversion and mapping activities shall be mutually agreed to during initiation of the project under this Schedule

•

During the Term, Provider does not commit to segregating data which is co-mingled, with the exception of financial data, the segregation of which shall be performed at an incremental expense to the Recipient

Cost

Cost of Services shall be charged each month at fixed amounts as follows:

Local Market (Country)	TSA Costs
Chile	USD	3,000
Peru	PEN	25,489
U.S.A.	USD	39,000

In addition, Recipient shall be obligated to pay increased maintenance and licensing costs from vendors for software dedicated to Recipient covered under this Schedule.

Additional Costs

New projects or services agreed to in this Schedule 4 shall be borne by Recipient as agreed to by acceptance of such projects and services.

Recipient shall be responsible for maintaining a Capital Appropriation Request (CAR) for the purchase of all new or replacement PCs during the Term.

Modification of Costs during Term

During the Term of this Agreement, Provider and Recipient shall review the Services provided under this Schedule and the costs charged to provide Services twice annually. Costs to Services shall be modified for modification of Provider’s unit price as documented in the Annual Business Plan once per year. Cost to Services shall be modified twice per year based on volume of Services used under this Schedule.

Term: Until the date that is thirty-three (33) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional three (3) months; provided that the Recipient acknowledges and agrees that Schedule 3 must be in effect to provide the Services listed in this Schedule.

Early Termination of All Services: Termination by Recipient at any time upon ninety (90) days’ prior written notice. Upon the early termination of any Service(s) in this Schedule, Early Termination Fees equal to 100% of all actual stranded costs caused by the early termination shall be charged on a monthly basis for so long as such stranded costs exist.

Transition: Transition out of Services or applications in this Schedule by Recipient must be planned and agreed to by Provider. Due to interdependency of applications and services provided in this Schedule, failure to communicate and plan transition by Recipient with Provider may limit or reduce Services provided by Provider.

Provider: MJN

Recipient: BMS

Point of Contact, Recipient: Susan Liddie

Point of Contact, Provider: Derek Faughn

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

List of Projects

Project ID	Project Name
2008-0829	WINS Ind PC Upgrade
2008-0927	ITO SAP PP-PI Migration

Applications Supported

Application ID	Application Name	Country Supported	Division Used
137782	Atlas	US	TechOps
	Business Objects	US	TechOps
	Credit Memos	US	TechOps
	Discipline System	US	TechOps
134400	Disposal Order System	US	TechOps
135603	DM/FSS Data Warehouse	US	TechOps
137658	EBI Badge Management	US	TechOps
135242	EHS Incident Reporting	US	TechOps
136741	Electronic Signatures Database	US	TechOps
134474	Hazardous Material Tracking	US	TechOps
134450	Invistics Database/Feed	US	TechOps
134489	ITO List Number DB	US	TechOps
135190	Job Bid	US	TechOps
134593	Laboratory Data System (LDS)	US	TechOps
134595	Legacy QA Microfilm Indexing	US	TechOps

Application ID	Application Name	Country Supported	Division Used
134519	Marcam Maintenance Management System	US	TechOps
134526	MBR	US	TechOps
134880	MJN Intranet - Forms Warehouse	US	TechOps
135268	MJN Intranet - Net-it	US	TechOps
136740	MJNG Bulletin Board	US	TechOps
136481	Packaging Material Specification System (PMS)	US	TechOps
	Pharm Door Sheets	US	TechOps
135252	Pharm SOP DB	US	TechOps
134576	Pharmaceutical Change Control System	US	TechOps
140584	ProCal	US	TechOps
135252	PSG SOP DB	US	TechOps
135418	QA Interleaf	US	TechOps
134597	QA Sample Processing	US	TechOps
136503	QC Stability Samples	US	TechOps
133251	FDG SAP (Client Facing)	US	TechOps
	Scale Calibration Database	US	TechOps
134688	Security Visitor Watch System	US	TechOps
134694	WINS	US	TechOps
149874	BPCS - ACP	Peru, Chile	Pharma, ConvaTec
149874	BPCS - ACR	Peru, Chile	Pharma, ConvaTec
155008	Conciliacion intercompany		Pharma
155061	Control de Dsctos del Distribuidor	Peru	Pharma
155062	Control documentario de dsctos del distribuidor		Pharma
136947	Descuentos del Distribuidor al Mercado	Peru	Pharma
135073	Evaluación de Pedidos	Peru, Chile	Pharma
149874	BPCS - CST	Peru, Chile	Pharma
135506	PROCESS AND REPORTS OF AVERAGE COST	Peru	Pharma
155010	Valorizacion de Importaciones		Pharma
155007	Fixed Assets	Peru, Chile	Pharma, ConvaTec
149874	BPCS - GLD	Peru, Chile	Pharma, ConvaTec
155059	ACS P&L	Peru, Chile	Pharma
155157	Balance General		Pharma
155063	Cut Off		Pharma
155158	Libro Diario		Pharma
136492	Product Sales Collection	Peru, Chile	Pharma, ConvaTec

Application ID	Application Name	Country Supported	Division Used
155011	Purchasing registration book		Pharma
155013	Registro de Ventas Peru		Pharma
155153	Sales Return & Sales Discount		Pharma
155159	Trial Balance		Pharma
136927	Write Off	Peru, Chile	Pharma, ConvaTec
155054	Retenciones		Pharma
135061	TAX DISCOUNTS		Pharma
149874	BPCS - CSH		Pharma
149874	BPCS - MLT	Peru, Chile	Pharma, ConvaTec
136140	Administración de Cheques		Pharma
135068	BANK RECONCILIATION (CONCILIACION BANCARIA)		Pharma
135026	CASH BOOK		Pharma
155055	CONCILIACION TARJETAS DE CREDITO		Pharma
155057	Paylink Peru Chile	Peru, Chile	Pharma, ConvaTec
135512	Control de Gestion		Pharma
155060	Certificado de Retenciones		Pharma
149874	BPCS - MPS		Pharma
149874	BPCS - MRP		Pharma
	MRP		Pharma
	SCOP + Manugistic (Interface)		Pharma
136929	Exchanges and Returns	Peru, Chile	Pharma, ConvaTec
136142	PURCHASE CUSTOMER ORDER	Peru, Chile	Pharma, ConvaTec
136141	Stock in third Parties		Pharma
149874	BPCS - BIL	Peru, Chile	Pharma, ConvaTec
149874	BPCS - ORD	Peru, Chile	Pharma, ConvaTec
155154	Auto PO	Peru, Chile	Pharma, ConvaTec
149874	BPCS - PUR	Peru, Chile	Pharma, ConvaTec
155009	Piramide de Proveedores	Chile	Pharma
155155	Requisiciones Automaticas	Peru, Chile	Pharma, ConvaTec
155156	Quarantine		Pharma
	Special products control		Pharma
149874	BPCS - INV	Peru, Chile	Pharma, ConvaTec
149874	BPCS - SAL		Pharma
136941	QUOTA OF SALES PHARMA		Pharma
135090	Statistics of sales	Peru, Chile	Pharma, ConvaTec
136937	Medical Sample	Peru, Chile	Pharma

Application ID	Application Name	Country Supported	Division Used
151629	TM1	Peru, Chile	Pharma
135516	Sales Datamart	Peru	Pharma
136926	ADAM - CR	Peru, Chile	Pharma, ConvaTec
136926	ADAM - CV	Peru, Chile	Pharma, ConvaTec
136926	ADAM - KP	Peru, Chile	Pharma, ConvaTec
136926	ADAM - NI	Peru, Chile	Pharma, ConvaTec
136926	ADAM - NS	Peru, Chile	Pharma, ConvaTec
136926	ADAM - RH	Peru, Chile	Pharma, ConvaTec
136926	ADAM - PL	Peru, Chile	Pharma, ConvaTec
134976	ITP	Chile	Pharma
155058	Procedure	Peru	Pharma
	ASAP	Peru	Pharma
154053	Dashboard New Products Latcan	Peru	Pharma
152251	Planning of Promotional Material	Peru	Pharma
153104	BPCS CHILE	Chile	Pharma, ConvaTec
155012	PURCHASING REGISTRATION BOOK CHILE	Chile	Pharma
155014	REGISTRO DE VENTAS CHILE	Chile	Pharma
156857	ACCIST	Peru	Pharma

SCHEDULE 5

TAX SERVICES PROVIDED BY BMS

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the Services described below. Additionally, Provider shall make available a main contact person (the “Main Contact”) to act on behalf of both Provider and Recipient with respect to global Tax matters of Recipient. The Main Contact will oversee and coordinate the Services contemplated in this Schedule 5 and to the extent appropriate in Schedule 6. The Main Contact will oversee and coordinate external spend on Tax Planning and on Tax Compliance Services wherever necessary, subject to the approval of Recipient’s Chief Financial Officer, where such approval shall not be unreasonably withheld, and where “external spend” shall mean expenditures on third-party resource(s) in excess of that contemplated by this Agreement for routine tax planning and tax compliance services. For the avoidance of doubt, “external spend” shall not include locally budgeted expenditure(s) for Provider’s direct and indirect costs under this Agreement where such costs relate to Provider’s employees; or in accordance with Provider’s locally budgeted expenses, costs pertaining to the outsourcing of routine tax compliance functions anticipated under this Agreement.

Services

Service	Description	Countries
Preparing Tax Returns

Provider shall prepare the following Tax Returns, or shall perform the following Services, as the case may be, provided, however, that Recipient shall provide Provider with all information necessary to properly prepare such Tax Returns or perform such Services in a timely manner:

•        Preparation of all income Tax Returns and related forms needed or required by law (at the federal, regional and local levels), including, for the avoidance of doubt, all Combined State Income Tax Returns and Foreign Tax Returns for any taxable period ending on or before the Separation Date, and for any taxable period ending after the Separation Date for so long as this Agreement shall remain in effect.

•        Preparation of all required income Tax extension requests including, for the avoidance of doubt, all Combined State Income Tax extension requests for any taxable period ending on or before the Separation Date, and for any taxable period ending after the Separation Date for so long as this Agreement shall remain in effect.

USA, Canada, Argentina, Brazil, Colombia, Dominican Republic, Ecuador, Mexico, Peru, Puerto Rico, Venezuela, Belgium, Denmark, France, Ireland, Italy, Netherlands, Nijmegen, Norway, Poland, Portugal, Russia, Spain, Sweden,

United Kingdom, Australia, Hong Kong, India, Indonesia, Taiwan, Vietnam, Guam

Service	Description	Countries
• In the United States, preparation of any Form 5471 relating to the calendar year (or any portion thereof that begins on or prior to the Separation Date) in which the Distribution occurs.

Provider will provide access to http://home.bms.com/Tax to the extent required to provide the Services described above.

Provider will prepare the following Tax Returns or perform the following functions as the case may be, in accordance with a schedule (“Tax Preparation Schedule”) to be determined by the Provider. The Tax Preparation Schedule shall ensure full compliance with tax filing deadlines (including the extension thereof when and where applicable) and to the extent applicable the coordination of the Recipient’s Tax Return filing needs and requirements with those of Provider for group, fiscal unity or tax consolidation (or similar) purposes, provided that Recipient shall or shall cause all information necessary to properly prepare such Tax Returns or to perform such Services in a timely manner to be delivered or otherwise made available to Provider in accordance with the Tax Preparation Schedule:

(a)     Preparation of: all State Income Tax Returns, all Local Income Tax Returns, all Federal Income Tax Returns (including, as applicable or required, in all such cases pro forma Tax Returns).

(b)     Preparation of all Income Tax Returns in jurisdictions outside of the United States.

(c)     Preparation of Sales and Use Tax Returns in the United States.

(d)     Preparation of Value Added Tax Returns, Goods and Services Tax Returns, and similar Indirect Tax Returns in jurisdictions outsider of the United States.

(e)     Preparation of required extensions of any Tax Return(s) in any Jurisdiction, as necessary, appropriate and/or required.

Service	Description	Countries
Worldwide Tax Services	Provider will support worldwide Tax services, including VAT.	USA, Canada, Argentina, Brazil, Colombia, Dominican Republic, Ecuador, Mexico, Peru, Puerto Rico, Venezuela, Belgium, Denmark, France, Ireland, Italy, Netherlands, Nijmegen, Norway, Poland, Portugal, Russia, Spain, Sweden, United Kingdom, Australia, Hong Kong, India, Indonesia, Malaysia, Philippines, Taiwan, Vietnam, Singapore (Operating Company, Holding Company, Triple J Ingredients), Thailand, China, Guam

Accounts payable related tax reporting (i.e., 1099s, 48s)	Provider will support accounts payable related tax reporting (i.e., 1099s, 480s).	USA, Canada, Argentina, Brazil, Colombia, Dominican Republic, Ecuador, Mexico, Peru, Puerto Rico, Venezuela, Belgium, Denmark, France, Ireland, Italy, Netherlands, Nijmegen, Norway, Poland, Portugal, Russia, Spain, Sweden, United Kingdom, Australia, Hong Kong, India, Indonesia, Taiwan, Guam

Service	Description	Countries
Tax services related to PCOPS	Provider will support tax services related to PCOPS.	Belgium, Denmark, France, Ireland, Italy, Netherlands, Nijmegen, Norway, Poland, Portugal, Russia, Spain, Sweden, United Kingdom

VAT, Sales and Use Tax Preparation	Provider will support Tax Return preparation solely to the extent related to VAT, GST, sales and use taxes, and similar Taxes or imposts.	USA, Canada, Argentina, Brazil, Colombia, Dominican Republic, Ecuador, Mexico, Peru, Puerto Rico, Venezuela, Belgium, Denmark, France, Ireland, Italy, Netherlands, Nijmegen, Norway, Poland, Portugal, Russia, Spain, Sweden, United Kingdom, Australia, Hong Kong, India, Indonesia, Taiwan, Vietnam, Guam

Tax Provision and Reporting

Preparation and submission of all materials at the State, Federal and International

(ex-US) levels required for the quarterly income Tax provision to ensure compliance under FAS 109, FAS 5, FAS 123R and FIN 48, and all amendments or changes thereto. Calculation of the cash tax and effective tax rates in the United States.

USA, Canada, Argentina, Brazil, Colombia, Dominican Republic, Ecuador, Mexico, Peru, Puerto Rico, Venezuela, Belgium, Denmark, France, Ireland, Italy, Netherlands, Nijmegen, Norway, Poland, Portugal, Russia, Spain, Sweden, United Kingdom, Australia, Hong Kong, India, Indonesia, Malaysia, Philippines, Taiwan, Vietnam, Singapore (Operating Company, Holding Company, Triple J Ingredients), Thailand, China, Guam

Service	Description	Countries
Tax Audit support	Provider will perform State and Federal tax audit support and management functions for Recipient.	USA

Capital tax (in Canada) processing services and payment support	Provider will perform all services relating to the processing and payment of the Capital tax; Recipient will reimburse Provider for any and all tax paid.	Canada

Federal and provincial submissions and support	Provider will perform Provincial and Federal tax audit support and management functions for Recipient.	Canada, Colombia, Venezuela

VAT, Sales and Use tax audit support	Provider will make available resource and support for the conduct of all VAT, Sales and Use tax and similar (indirect tax) audits.	USA, Canada, Argentina, Brazil, Colombia, Dominican Republic, Ecuador, Mexico, Peru, Puerto Rico, Venezuela, Belgium, Denmark, France, Ireland, Italy, Netherlands, Nijmegen, Norway, Poland, Portugal, Russia, Spain, Sweden, United Kingdom, Australia, Hong Kong, India, Indonesia, Taiwan, Vietnam, Thailand, China, Guam

Service	Description	Countries
Corporate Income Tax Audit support	Provider will make available resource and support for the conduct of all corporate income tax audits.	USA, Canada, Argentina, Brazil, Colombia, Dominican Republic, Ecuador, Mexico, Peru, Puerto Rico, Venezuela, Belgium, Denmark, France, Ireland, Italy, Netherlands, Nijmegen, Norway, Poland, Portugal, Russia, Spain, Sweden, United Kingdom, Australia, Hong Kong, India, Indonesia, Malaysia, Taiwan, Vietnam, Singapore (Operating Company, Holding Company, Triple J Ingredients), Thailand, China, Guam

Global Tax Planning Services	Provision of tax planning and tax strategy Services focused primarily on reducing Recipient’s cash and effective tax rates from the perspective of a U.S.-based multi-national, but also to include local and regional tax planning and the support of business operations globally with advice on tax efficient structures. The scope of such global tax planning Services shall include direct taxes (i.e., corporate income taxes) and indirect taxes (i.e., VAT, GST, Sales and Use tax and similar imposts, and customs duties), but specifically shall exclude other taxes, imposts and levies including but not limited to other taxes which are not based on income or sales of products (i.e., real estate taxes and other property taxes). Global tax planning Services also will include tax analysis and planning for cash repatriation strategies and for intercompany financing activities.	USA, Canada, Argentina, Brazil, Colombia, Dominican Republic, Ecuador, Mexico, Peru, Puerto Rico, Venezuela, Belgium, Denmark, France, Ireland, Italy, Netherlands, Nijmegen, Norway, Poland, Portugal, Russia, Spain, Sweden, United Kingdom, Australia, China, Hong Kong, India, Indonesia, Malaysia, Philippines, Thailand, Taiwan, Vietnam, Singapore (Operating Company, Holding Company, Triple J Ingredients)

Service	Description	Countries
Transfer Pricing

Provider shall perform transfer pricing Services for Recipient, which Services shall include the preparation of transfer pricing reports and/or documentation required under local law, operational analysis of transfer prices. Recipient shall be solely responsible for requesting and communicating to Provider (specifically, to Provider’s Transfer Pricing Group) all in-market transfer pricing changes for existing products. Provider shall work with recipient to establish in-market prices for any and all new products, but thereafter Recipient shall be solely responsible for requesting and communicating to Provider (specifically, to Provider’s Transfer Pricing Group) all in-market transfer pricing changes. For the avoidance of doubt, as used in the preceding sentences, “existing products” shall mean those products which are available for commercial sale in any market worldwide as of the Separation Date, and “new products” shall mean any products introduced for commercial sale in any market worldwide on or after the Separation Date.

Further, Provider and Recipient shall use their best efforts to effect a knowledge transfer from Provider to Recipient over the course of this Agreement (as such Agreement relates solely to and remains in effect with respect to the on-going provision of Tax Services) of transfer pricing system/rules in accordance with principles espoused under Section 482 of the United States Internal Revenue Code of 1986, as amended, and the Organization for Economic Cooperation and Development. The objective of the foregoing knowledge transfer shall be for Recipient to internally provide its own transfer pricing function and administration by an as yet undefined date which in no event shall occur later than the last day on which Provider shall be responsible for the performance of Tax Services pursuant to the terms and conditions of this Agreement.

USA, Canada, Argentina, Brazil, Colombia, Dominican Republic, Ecuador, Mexico, Peru, Puerto Rico, Venezuela,

Belgium, Denmark, France, Ireland, Italy, Netherlands, Nijmegen, Norway, Poland, Portugal, Russia, Spain, Sweden, United Kingdom, Australia, China, Hong Kong, India, Indonesia, Malaysia, Philippines, Thailand, Taiwan, Vietnam, Singapore (Operating Company, Holding Company, Triple J Ingredients)

Cost

Cost of U.S.-Provided Services (where “U.S.-Provided Services” are those provided by or through the Corporate Tax Department of BMS) shall be charged each month at a fixed amount of $246,000.

Term:

Until the later of December 31, 2011 and such time at which BMS ceases to own, directly or indirectly, at least 80% of all classes of MJN stock outstanding as measured by both vote and value.

Early Termination of Services: Recipient may terminate any Service for any country at any time upon not less than ninety (90) days prior written notice. Any incremental third party costs incurred by the Provider due to the early termination of outsourced services will be fully paid for by the Recipient.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient: Pete Leemputte

Point of Contact, Provider: Gary Lewbel

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 6

TAX SERVICES PROVIDED BY MJN

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the Services described below.

Services

Service	Description	Countries
Preparation of Tax Returns

Provider shall prepare the following Tax Returns, or shall perform the following Services, as the case may be, provided, however, that Recipient shall provide Provider with all information necessary to properly prepare such Tax Returns or perform such Services in a timely manner:

Thailand

•        Preparation of all corporate income Tax Returns for any taxable period ending on or before the Separation Date, and for any taxable period ending after the Separation Date for so long as this Agreement shall remain in effect.

•        Preparation of required corporate income Tax extension requests for any taxable period ending on or before the Separation Date, and for any taxable period ending after the Separation Date for so long as this Agreement shall remain in effect.

Provider will provide access to http://home.bms.com/Tax to the extent required to provide the Services described above.

Upon the request of Recipient, Provider will prepare the following Tax Returns, or will perform the following Services, as the case may be, provided, however, that Recipient shall (i) make its request to Provider as soon as reasonably practicable but in no event later than sixty (60) days after the Separation Date and (ii) provide Provider with all information necessary to properly prepare such Tax Returns or perform such Services in a timely manner:

•        Preparation of all corporate income Tax Returns (including Tax Returns filed at the federal, regional and/or local level) for any taxable period ending on or before the Separation Date, and for any taxable period ending after the Separation Date for so long as this Agreement shall remain in effect.

Service	Description	Countries

•        Preparation of required extension requests for corporate income Taxes for the taxable period ending on the Separation Date, and for any taxable period ending after the Separation Date for so long as this Agreement shall remain in effect.

•        Assistance with the computation of all required estimated corporate income Tax payments for the portion of the Straddle Period beginning on the day after the Separation Date.

Recipient will be responsible for executing all Tax Returns.

Worldwide Tax Services	Provider will support worldwide Tax services including VAT.	Thailand

Accounts payable related tax reporting (i.e., 1099s, 480s)	Provider will support accounts payable related tax reporting (i.e., 1099s, 480s).	Thailand

VAT, Sales and Use Tax Preparation	Provider will support tax preparation solely to the extent related to VAT, sales and use Taxes.	Thailand

Tax Provision and Reporting

Preparation and submission of all materials at the State, Federal and International

(ex-US) levels required for the quarterly income Tax provision to ensure compliance under FAS 109, FAS 5, FAS 123R and FIN 48, and all amendments or changes thereto.

Thailand

Tax Audit support	Provider will perform all income Tax audit support and management functions for Recipient.	Thailand

VAT, Sales and Use tax audit support	Provider will perform all VAT, Sales and Use tax and similar (indirect tax) audit support and management functions for Recipient.	Thailand

Cost

Cost of Services shall be charged each month at a fixed amount of THB 232,989.

Term:

Until the later of December 31, 2011 and such time at which BMS ceases to own, directly or indirectly, at least 80% of all classes of MJN stock outstanding as measured by both vote and value.

Early Termination of Services: Recipient may terminate any Service for any country at any time upon not less than ninety (90) days prior written notice. Any incremental costs incurred by the Provider due to the early termination of outsourced services will be fully paid for by the Recipient. Upon the early termination of any Service(s) set forth in this Schedule, Early Termination Fees equal to 100% of all actual stranded costs caused by the early termination shall be charged on a monthly basis for so long as such stranded costs exist.

Recipient: BMS

Provider: MJN

Point of Contact, Recipient: Ron Gimbel

Point of Contact, Provider: Monapha Kongmunwatana

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 7

TREASURY SERVICES PROVIDED BY BMS

Services Summary Description

Provider shall provide the treasury Services described below, subject to the terms and conditions of this Agreement (including Section 2 hereof). Such Services shall be provided in a manner consistent with the scope of Provider’s operating procedures and configuration of software systems as of the Separation Date.

Services

Domestic Cash Management:

Service	Description	Countries
Domestic Cash Management	The treasury Services that Provider will provide are as follows:	USA, Canada, Puerto Rico

Bank Activity Reporting

•       Collect Recipient’s actual bank balance and transaction activity on behalf of Recipient

•       Record Recipient’s daily cash activity in Treasury system prior to interface to general ledger (SAP)

•       Report cash activity in e-Treasury for companywide access

•       Investigate and rectify lack of proper reporting with Recipient’s banks

•       Utilize existing Provider relationship bank systems for bank collection process.

•       Manage contingency reporting plans for Recipient when bank systems fail.

•       Train Recipient staff

Domestic Cash Management	Daily Cash Positioning • Concentrate all cash activity at newly formed Recipient company bank account • Process all wire transfers to Recipient’s bank account from collection banks	USA, Canada (Puerto Rico to maintain intercompany balances)
Domestic Cash Management

•       Collect Accounts Payable information from FSS to include in position as available

•       Determine and report Recipient’s cash position and determine settlement of investments based on expected Recipient cash requirements.

•       Provider performs “back office” confirmation processes for Recipient.

USA

Service	Description	Countries
• Obtain daylight overdraft credit lines, when necessary. • Perform end of day reconciliation for Recipient activity. • Maintain I/C balances between Recipient PR • Train Recipient staff.

Treasury Payments

•       Provider will use Recipient DOA and existing processes to govern all payments processed by Provider Treasury and outside of SAP’s normal payable channels.

•       Recipient to adopt Provider Treasury internal control policies. Provider to notify Recipient of any changes to policies within one week of change.

•       Adherence to Provider’s internal controls for all payments processed by Treasury. Provider will notify Recipient in advance of changes. Recipient shall adopt internal controls for payments processed by Treasury consistent with those of the provider.

•       Calculate and settle bank fee reimbursements, credit facility fees, inter-company and third party debt interest payments, interest rate swaps and bank administrative fees related to financing.

•       Settle foreign exchange and investment position placements with banks

•       Settle inter-company dividend payments to Provider.

•       Settle shareholder payments with transfer agent.

•       Train Recipient staff

USA

Domestic Cash Management

Accounts Payable

•       Provider Financial Shared Services (FSS) will continue to process accounts payable on Provider bank accounts until technical work required is performed for a full migration of payables to Bank of America.

•       FSS will provide accounts payable balances, including netting to Provider Treasury for weekly settlements between two companies.

USA

Service	Description	Countries

•       FSS will process payroll settlements with ADP from Provider bank accounts and will include amount in report to Treasury.

•       Provider Treasury will settle the inter-company accounts payable balance from Recipient banks accounts.

Bank Account Governance

•       Maintain an efficient bank network with banks and recommend banking solutions based on service needs.

•       Project manage all bank services implementations, including the opening and closing of bank accounts and selection of Recipient’s banks.

•       Manage all bank fee negotiations with banks related to cash management solutions

•       Manage the opening and closing of bank accounts in accordance with Provider & Recipient Treasury signatory requirements.

•       Implement necessary banking services to minimize the ability of bank account fraud

•       Maintain authorized signatory lists for Recipient. Provider & Recipient Treasury and Recipient to be bank account signatories on all Recipient bank accounts.

USA
Domestic Cash Management

•       Perform account analysis high level review and report Recipient bank services fees for intercompany settlement.

•       Calculate accounts payable related fees for settlement with Provider, until separate accounts payable accounts are used for Recipient.

•       Perform audit confirmations for external auditors requests.

•       Perform annual relationship reviews with Recipient banks.

•       Train Recipient staff.

USA

	Technology • Maintain security administration function for all Recipient bank system users under the Provider access profile. • Maintain security administration function for Treasury system users.	USA

Service	Description	Countries
• Perform user access reviews for all Recipient users as part of the Provider access reviews.
• Assign proper segregation of duties access and necessary access controls for Recipient staff.

Budgets & Forecasts

Maintenance of a separate Recipient R & D consolidated forecast. Recipient is responsible for continuing to provide Provider with receipts and disbursement cash projections (to include payables).

USA

Service	Description	Countries
Domestic and International Pension:

U.S. DEFINED BENEFIT PENSION PLAN

The treasury Services that Provider will provide are as follows:

While it is the intent to broadly outsource investment management and day to day plan administration functions where practical, Provider will continue to provide Recipient with overall advisory, general oversight, and strategic support services on an ongoing or as needed basis post-IPO

Investment Management

•       Investment management responsibilities for the DB plan will be outsourced, and will be part of a separate contract agreement with a third-party provider yet to be identified.

•       Provider to facilitate transition to third party investment advisors.

•       Third party to perform Asset/Liability study, set optimal asset allocation mix, perform manager searches, monitor performance, etc.

•       Third party to provide “Form 5500 Ready” services for IRS tax filing

•       Third party to perform weekly disbursements (benefit payments) to plan administrator (Fidelity)

•       Third party to update plan fiduciaries on performance.

•       Recipient owns SOX controls associated with outsourced activities.

Interaction with Actuaries

•       Provider to facilitate actuarial activities with Recipient input. Actuaries to be appointed by Recipient with recommendations from Provider.

Annual Valuation

•       Provider to provide support for initial valuation work required at time of spin, and going forward Provider to provide general oversight role with Recipient owning the process.

USA

Service	Description	Countries

U.S. DEFINED CONTRIBUTION DC PLAN (401K)

FAS 87 Expense Determination/Year-end Disclosures

•        Provider provides general oversight role with Recipient owning process.

Budget/Projection/Actual Reporting

•        Provider provides general oversight role with Recipient owning process.

Plan Accounting

•       Recipient/FSS own all aspects of pension accounting, financial statements and disclosures for 2009. Provider/CFR shall support all aspects of pension accounting and disclosures for 2009 financial statements and shall provide knowledge transfer to support Recipient’s 2009 requirements.

Investment Management

•        Investment management responsibilities outsourced to third party (leverage activities on DB side).

•        Third party responsible for manager searches, performance updates, etc.

•        Third party to coordinate weekly funding activities with record keeper (company/employee match).

•        Plan accounting including 11 K filing to be completed by Recipient/Trustee/FSS.

•        Third party to provide plan performance update to Recipient Fiduciary.

OTHER POST EMPLOYMENT BENEFITS

FAS 106/112 (OPEB – Other Post Employment Benefits)

•        Recipient to appoint actuary, and Provider to facilitate actuarial activities with Recipient input.

•        Recipient to coordinate data gathering activities related to annual expense valuations (census, premium rates, employee contributions, etc.)

Service	Description	Countries

INTERNATIONAL PENSION PLANS (5 DB; 13 DC)

•        Recipient/FSS own FAS 106/112 expense determination, accounting, and reporting (including year end disclosures, with Provider providing general oversight role).

Worldwide
• Recipient owns budgeting/projection process, with Provider providing general oversight role.
• Recipient responsible for identifying and implementing SOX controls.
Domestic and International Pension	MISCELLANEOUS Investment Management • Oversight of investment management arrangements to be outsourced to a global consultant.
• Consultant to establish policy objectives and guidelines as determined by Recipient Fiduciary.
• Global consultant to provide oversight of investment strategies, asset allocation mix, perform manager searches, etc.
Domestic and International Pension	• Global consultant to provide plan performance updates to Recipient Fiduciary.
• Provider to facilitate outsourcing to global consultant, and once established, minimal Provider involvement required.
Interaction with Actuaries • Provider to facilitate actuarial activities with Recipient input. Actuaries to be appointed by Recipient. Recommend US-based global consultant be appointed.
Annual Valuation • Provider to provide support for initial valuation work required at time of spin, and going forward Provider to provide general oversight role with Recipient owning the process.
FAS Expense Determination and Year-end Disclosures • Provider provides general oversight role with Recipient owning process.

Service	Description	Countries
Budget/Projection/Actual Reporting • Provider provides general oversight role and Recipient local finance directors own the process.
• Local finance directors’s to set FAS expense budgets (5 DB plans) taking input from actuaries as needed.

• Local Recipient finance directors take ownership of analysis of financial impact on any plan amendments.

• Expense and funding impact of proposed design changes should be quantified and evaluated for decision-making purposes.
Domestic and International Pension	Plan Accounting • Recipient/FSS own all aspects of pension accounting. Financial Statements, disclosures, etc.
SOX Controls • Recipient responsible for identifying and implementing SOX controls.

International Treasury

Service	Description	Legal Entities
International Treasury

The treasury Services that Provider will provide are as follows:

•        In addition to this Agreement, a responsibility grid is in development to identify the matrix of International Treasury process ownership.

Outsourcing

•        Provider may seek a third party to enter into an agreement to outsource International Treasury processes for both the European Treasury Centre (ETC) and Asia Pacific Treasury (APT) operations during 2009.

•        Recipient will be included within the scope of any outsourcing agreement while Provider continues to maintain majority ownership and control.

•        Any outsourcing agreement would be structured to allow for a full divestiture (or loss of majority control) of Recipient as follows:

In the event that Provider divests a part of its business which received the benefit of the outsourced Treasury Services prior to the divestiture, the third party will continue to provide the Treasury Services to such divested business, at Provider’s request, which shall not be withheld unreasonably, for the remainder of the term of the outsourcing agreement or 12 months, which ever is longer.

•        The intent will be for any outsourcing service provider to act as an extension of the Provider’s Treasury team in the provision of Services to Recipient.

•        A high level summary of treasury Services potentially covered within any outsourcing arrangement include:

•        Access to daily bank balances

•        Cash management

•        Cash forecasting

•        Cash and currency position determination

All non-U.S.

Service	Description	Legal Entities
International Treasury

•         Deal determination and execution

•         Intercompany netting

•         Transaction confirmation and settlement

•         Exception reporting and query resolution

•         Intercompany revolving and fixed loan activities

•         Bank account reconciliations

•         Production of accounting records in accordance with US GAAP

• Provider will maintain and control the relationship with and governance of any outsourcing service provider

Banking governance and BIS

•         Provider’s and Recipient’s Treasury will maintain one A and one B signature on all accounts.

•         Provide access to the Provider Bank Information System (BIS) for Recipient entities and accounts, for Recipient staff to submit data.

•         Perform required system maintenance and administration.

•         Add Recipient approvers to system for Recipient accounts.

•         Provide Recipient approvers with admin level access for reporting purposes.

•         Train Recipient Treasury staff.

All non-U.S.

Inter-company Netting

•         Include Recipient entities in the Provider’s intercompany netting system where permitted by local market banking regulations.

•         Provide Recipient staff with access to netting system.

•         Provide Recipient staff with detailed netting calendar of events.

All including U.S.

Coordinate trades and communicate foreign exchange rates to enable settlement. Train Recipient staff

Service	Description	Legal Entities
International Treasury

Third Party Funding

•        Funding (defined as: third party debt, local market facilities, letters of guarantee, comfort letters, intercompany loans, capitalizations)

•        Thresholds for third party debt amounts that can be borrowed will be governed by Provider and Recipient Board of Directors and subject to Delegation of Authority.

•        Train Recipient’s Treasury on Provider’s procedures and systems.

•        Provide Recipient’s Treasury with examples of credit risk calculation spreadsheets, loan checklists and documents, comfort letters and guarantees, funds flows, and capitalization memos.

•        Add Recipient entities and Recipient’s Treasury access to Provider’s Loans & Investment system to track, by counterparty, outstanding 3rd party debt, outstanding contingent liabilities, and available facilities.

All non-U.S.
	• Establish lines of credit from BMSIC for Euro markets as required. • Provide ability to fund or sweep cash. • Provide Recipient entities and staff access to e-Treasury	EUR denominated markets, as required

Foreign Exchange Spot Trading

•        Execute foreign exchange spot trades to support 3rd party or inter-company payments including dividends or inter-company financing transactions via the Provider’s European Treasury Center on same terms as for Provider entities

•        Train Recipient staff

All including U.S.

Service	Description	Legal Entities
International Treasury

Repatriation planning and strategy; cash flow and portfolio forecasting

•        Access to all Provider tools and Corporate Treasury reporting systems including Receipts & Disbursements, Loans & Investments, and future Hyperion balance sheet projection tools.

•        Examples of Provider forecasting model and funds flows

•        Train Recipient Treasury Staff

All non-U.S.

Europe cash pooling

•        Full participation in Provider ETC/Citibank cash pool for MJN Nijmegen to be maintained.

•        Cash pooling for other European markets only if required.

•        Accounts are zero-balanced daily, with cash transferred to or from BMSIC.

•        Cash balances with BMSIC are interest bearing at standard Provider inter-company rates

•        BMSIC will provide MJN BV (Nijmegen) funding as required for the MJN European operations.

•        Threshold for intercompany lending will be subject to Provider Board of Directors and Delegation of Authority.

•        MJN BV (Nijmegen) to be covered by BMSIC pool cross guarantees.

Recipient BV (Nijmegen only)
	Cash Management – General • No active cash management beyond MJN BV (Nijmegen) by Provider’s Treasury. • Where applicable to be covered by Schedule 1 to this Agreement.	All non-U.S.
	Asia Interest Optimization • Current agreement with Citibank for Asian markets to be extended to Recipient.	Asia

Capital Markets

Service	Description	Countries
Capital Markets

The treasury Services that Provider will provide are as follows:

Domestic Cash Investment and Commercial Paper Issuance

•       Provider to execute in accordance with cash investment policy and provide international oversight.

Hedging/Derivatives (foreign exchange, commodity, interest rate)

•       Provider to execute based on Recipient’s policy and approval.

Counterparty Exposure

•       Provider to manage overall risk.

FAS Effectiveness Testing

•       Provider performs analysis and offer opinion; provided that Recipient remains accountable.

Recipient is responsible for:

•       Meeting Provider requirements for interest and foreign exchange projections, budgeting and analysis.

•       Debt covenant compliance.

•       FAS effectiveness testing as supported by CFR.

•       Capitalized interest.

•       Debt analysis.

•       Identifying cash needs and summarizing cash balances.

•       Ad-hoc analysis as requested by Provider.

All including US

Risk Management

Service	Description	Countries
Risk Management / Insurance

Post IPO

•       Provide strategic direction and guidance

•       Available to answer general insurance questions

•       Follow-up with insurance brokers for timely issuance of insurance policies.

•       Recipient will assume and handle future risk management activities such as: workers compensation and auto liability claims, product liability claims, underwriting data for subsequent renewals, coordination with EHS and insurer on loss prevention activities etc.

All including US

Cost:

Cost of Services (including any extensions of Services) shall be charged each month. The cost of Services (other than during the period of any extension of Services) shall be at a fixed amount of $217,000 per month. Additionally, Recipient is responsible for all third party costs related to the Recipient’s activity, included but not limited to bank service and system fees, programming fees, treasury workstation fees, etc.

Term:

Until the date that is twelve (12) months after the Separation Date.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated on a per country basis without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Extension of Services: Recipient shall have the right to request, upon written notice delivered not less than thirty (30) days prior to the expiry of such Service, an extension of any Service set forth on this Schedule under the captions “Domestic Cash Management” or “International Treasury – Inter-company Netting” for a period of thirty (30) calendar days (such a request, an “Extension Request”). No Service may be extended for more than three (3) extension periods of thirty (30) days. Each Extension Request needs to be specific as to each Service and country for which an extension is requested. Provider will notify Recipient no later than thirty (30) days prior to the then scheduled expiration date for such Service as to whether Provider accepts such Extension Request and extends, in its sole discretion, the requested Service(s); provided that Provider may extend particular Services for a particular country without extending other Services for such country or the same Service for any other country or countries. At the same time, Provider will notify Recipient of the price for the extended Services, which, Section 2(f) of this Agreement notwithstanding, will be determined by Provider in its sole discretion based on a good faith estimate of the full costs for the extended Services and an arm’s length uplift. Recipient shall have the right to reject such extension and withdraw its Extension Request within five (5) Business Days following receipt of such notification. Notwithstanding the preceding paragraph, early termination of Extended Services will not be permitted.

Related Financial Services and Information Technology Services: Recipient acknowledges and agrees that upon the termination of any Service within this Schedule, Financial Services and Information Technology Services related to such Service, including access to Applications, provided by Provider pursuant to Schedule 1 and Schedule 3, respectively, shall terminate.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient: Kevin Wilson

Point of Contact, Provider: Jeremy Willoughby

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 8

HUMAN RESOURCES SERVICES PROVIDED BY BMS

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the Services described below.

Services

Service	Description	Countries	Term (from the Separation Date)
Human Resources Administration (employment related issues)

•       Provider will ensure that the onboarding process for new employees is in place, including record set-up, initiating the onboarding process, confirming payroll and benefits enrollment, and providing initial orientation and training. Provider will provide authorization and tracking mechanisms for absence management, absence (including sick absence) authorization and recording, time and attendance tracking, annual leave / annual vacation, maternity and paternity leave, and other paid and unpaid leaves of absence authorization and tracking. Provider will implement employee termination / transfers, employee relocations and international assignments / transfers. Provider will support the administration of Recipient’s compensation and benefits programs and administration of Recipient payroll by Recipient’s third-party provider. Provider will update the IDR (International Data Roster) System on behalf of the Recipient through September 2009.

Argentina (11 months), Brazil (11 months), Colombia (11 months),

Mexico (Mexico City) (18 months), Venezuela (11 months), Australia (18 months), India, Taiwan, Belgium, Denmark, France (11 months), Ireland, Italy, Norway, Poland (18 months), Portugal, Russia (18 months), Spain, Sweden, UK, Singapore (IDR updates only)

12 months (except as set forth in the description or the Countries column)
• Recipient will discontinue use of Provider IT solutions according to Provider HRSD implementation plan.

Service	Description	Countries	Term (from the Separation Date)
Internal HR Communications Support	Provider will provide assistance with the translation, printing and distribution of internal HR employee communications, including access to translation service providers, on behalf of Recipient.	Argentina (11 months), Brazil (11 months), Colombia (11 months), Venezuela (11 months), Australia (18 months), India, Taiwan, Belgium, Denmark, Ireland, Italy, Norway, Poland (18 months), Portugal, Russia (18 months), Spain, Sweden, UK	12 months

Staffing Support

•       Provider will maintain responsibility for recruitment and selection of applicants, subject to Recipient’s direction, including accessing the applicant tracking system(s), screening/interviewing of candidates, conducting background checks (where possible), and managing the offer and acceptance process on behalf of the Recipient. Provider will post positions and sourced jobs on behalf of the Recipient. Provider will handle the process of obtaining and verifying employment references from candidates and verifying candidates’ employment history (where possible). Provider will provide proof of employment for current and former employees (where possible) on behalf of Recipient.

Argentina (11 months), Brazil (11 months), Colombia (11 months), Mexico (Mexico City) (18 months), Venezuela (11 months), Australia (18 months), India, Taiwan, Belgium, Denmark, France (11 months), Italy, Norway, Poland (18 months), Portugal, Russia (18 months), Spain, Sweden, UK

12 months (except as set forth in the Countries column)
• Recipient will discontinue use of Provider IT solutions according to Provider HRSD implementation plan.

Service	Description	Countries	Term (from the Separation Date)
Medical Services Administration	Provider will provide Occupational Health Services, including nurses where applicable, on behalf of the Recipient.	Argentina (11 months), Brazil (11 months), Colombia (11 months), Ecuador, Mexico (Mexico City), Puerto Rico, Venezuela (11 months), Belgium (12 months), France (11 months), Ireland (12 months), Poland, Portugal (12 months), Russia, Spain (12 months), UK (12 months), India (12 months), US	18 months
Employee Relations

•       Provider will manage and handle, subject to Recipient’s direction, the employee/industrial relations process, works council process, discipline/employee grievance process and redundancy/severance processes on behalf of the Recipient.

•       Provider will assist in preparing and delivering communications to works councils, where applicable.

•       Provider will provide assistance in the negotiations of the collective bargaining agreement in Delicias, Mexico for up to a 6 month period.

•       Recipient will discontinue use of Provider IT solutions according to Provider HRSD implementation plan.

Argentina (11 months), Brazil (11 months), Venezuela (11 months), Mexico (Mexico City) (18 months), Colombia (11 months), Australia (18 months), India, Taiwan, Belgium, Denmark, France (11 months), Ireland, Italy, Norway, Poland (18 months), Portugal, Russia (18 months), Spain, Sweden, UK, Puerto Rico

12 months (except as set forth in the description or in the Countries column)
Payroll Processing	Provider will provide all payroll-related activities on behalf of the Recipient.	Russia and India	18 months (Russia), 12 months (India)

Service	Description	Countries	Term (from the Separation Date)
HRIS Data Maintenance	Provider will maintain Recipient employee data in local BMS HRIS System via manual key and in UK only maintain access to employee/manager self service.	Argentina (11 months), Brazil (11 months), Colombia (11 months), Mexico (18 months), Peru, Puerto Rico, Venezuela (11 months), Australia (18 months), India, Taiwan, Belgium, Denmark, France (11 months), Ireland, Italy, Norway, Poland (18 months), Portugal, Russia (18 months), Spain, Sweden, UK, Canada and United States	12 months

EAP Support	Provider will maintain access to Employee Assistance Programs on behalf of the Recipient.	Argentina (11 months), Brazil (11 months), Colombia (11 months), Venezuela (11 months), Australia, India (12 months), Ireland (12 months), UK (12 months)	18 months

Disability Management/ Workers Compensation Management	Provider will provide disability case management and workers compensation administration services on behalf of the Recipient.

Argentina (11 months), Brazil (11 months), Colombia (11 months), Mexico (Mexico City), Venezuela (11 months), Australia, India (12 months), Taiwan (12 months), Belgium (12 months), Denmark (12 months), France (11 months), Ireland (12 months), Italy (12 months), Norway (12 months), Poland, Portugal (12 months), Russia, Spain (12 months), Sweden (12 months), UK (12 months)

18 months

Service	Description	Countries	Term (from the Separation Date)
Temporary/ Contract Workers	Provider will provide full contract/temporary staffing Services, directly or via outsourcing relationships, on behalf of the Recipient.	Argentina (11 months), Brazil (11 months), Colombia (11 months), Mexico (Mexico City), Puerto Rico, Venezuela (11 months), Australia, India (12 months), Taiwan (12 months), Belgium (12 months), Denmark (12 months), France (11 months), Ireland (12 months), Italy (12 months), Norway (12 months), Poland, Portugal (12 months), Russia, Spain (12 months), Sweden (12 months), UK (12 months)	18 months

Cost

Cost of Services shall be charged each month at fixed amounts as follows:

Local Market (Country)	TSA Costs
Argentina	ARS	15,773
Brazil	BRL	40,001
Canada	CAD	3,969
Colombia	COP	14,337,125
Mexico	MXN	606,315
Venezuela	VEF	39,934
Australia	AUD	1,417
India	INR	326,751

Local Market (Country)	TSA Costs
Taiwan	TWD	461,644
Belgium	EUR	2,370
France	EUR	6,852
Ireland	EUR	145
Italy	EUR	897
Netherlands	EUR	1,025
Poland	PLN	15,332
Portugal	EUR	2,035
Russia	USD	227
Spain	EUR	9,414
Sweden	SEK	24,384
United Kingdom	GBP	1,859
U.S.A.	USD	11,330

Term:

See above.

Early Termination of Services: Termination at any time upon thirty (30) days’ prior written notice; provided, however, that the Services set forth in this Schedule may be terminated with respect to a particular country without such Services being terminated with respect to any other country. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated on a per country basis without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) one (1) month after termination or (ii) the expiration of the Term of this Schedule.

Extension of Services: Extension at any time upon sixty (60) days’ prior written notice; provided, however, that the Services set forth in this Schedule may be extended with respect to a particular country without such Services being extended with respect to any other country. The length of extension must be agreed to by both Recipient and Provider. The party that wishes to extend the Service(s) will be responsible for bearing the cost, unless otherwise agreed to by the parties.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient: Lynn Clark

Point of Contact, Provider: Sandra Holleran

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 9

HUMAN RESOURCES SERVICES PROVIDED BY MJN

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the Services described below.

Services

Service	Description	Countries	Term (from the Separation Date)
Human Resources Administration (employment related issues)

Provider will ensure that the onboarding process for new employees is in place, including record set-up, initiating the onboarding process, confirming payroll and benefits enrollment, and providing initial orientation and training. Provider will provide authorization and tracking mechanisms for absence management, absence (including sick absence) authorization and recording, time and attendance tracking, annual leave / annual vacation, maternity and paternity leave, and other paid and unpaid leaves of absence authorization and tracking. Provider will implement employee termination / transfers, employee relocations and international assignments / transfers. Provider will support the administration of Recipient’s compensation and benefits programs and administration of Recipient payroll by Recipient’s third-party provider. Provider will update the IDR (International Data Roster) System on behalf of the Recipient through September 2009.

Provider will discontinue use of Recipient IT solutions according to Recipient HRSD implementation plan.

		Peru, Hong Kong, Philippines, Thailand (18 months), Singapore (for select services not to include IDR)	12 months (except as set forth in the Description or the Countries column)

Service	Description	Countries	Term (from the Separation Date)
Internal HR Communications Support	Provider will provide assistance with the translation, printing and distribution of internal HR employee communications, including access to translation service providers, on behalf of Recipient.	Peru, Hong Kong, Thailand (18 months)	12 months (except as set forth in the Countries column)

Staffing Support	Provider will provide maintain responsibility for recruitment and selection of applicants, including accessing the applicant tracking system(s) and Deploy, screening/interviewing of candidates, conducting background checks (where possible), and managing the offer and acceptance process on behalf of the Recipient. Provider will post positions and sourced jobs on behalf of the Recipient. Provider will handle the process of obtaining and verifying employment references from candidates and verifying candidates’ employment history (where possible). Provider will provide proof of employment for current and former employees (where possible) on behalf of Recipient.	Peru, Hong Kong, Thailand	12 months

Medical Service Administration	Provider will provide Occupational Health Services, including nurses where applicable, on behalf of the Recipient.	Peru, China (Guangzhou), Philippines, Singapore, Thailand, Nijmegan, Delicias, U.S.	18 months (3 years for U.S., 12 months for Philippines)

Employee Relations	Provider will manage and handle, subject to the Recipient’s direction, the employee/industrial relations process, works council process, discipline/employee grievance process and redundancy/severance processes on behalf of the Recipient.	Peru, Hong Kong (12 months), Thailand	18 months (except as set forth in the Countries column)

Disability Management/ Workers Compensation Management	Provider will provide disability case management and workers compensation administration Services on behalf of the Recipient.	Peru, Thailand	18 months (except as set forth in the Countries column)

Service	Description	Countries	Term (from the Separation Date)
Temporary/ Contract Workers	Provider will provide full contract/temporary staffing Services, directly or via outsourcing relationships, on behalf of the Recipient.	Peru, Philippines (12 months), Hong Kong (12 months), Thailand	18 months (except as set forth in the Countries column)

Cost

Cost of Services shall be charged each month at fixed amounts as follows:

Local Market (Country)	TSA Costs
Peru	PEN	20,618
Hong Kong	HKD	28,485
Singapore	USD	2,250
Thailand	THB	988,522

Term:

See above.

Early Termination of Services: Termination at any time upon thirty (30) days’ prior written notice; provided, however, that the Services set forth in this Schedule may be terminated with respect to a particular country without such Services being terminated with respect to any other country. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated on a per country basis without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) one (1) month after termination or (ii) the expiration of the Term of this Schedule.

Extension of Services: Extension at any time upon sixty (60) days’ prior written notice; provided, however, that the Services set forth in this Schedule may be extended with respect to a particular country without such Services being extended with respect to any other country. The length of extension must be agreed to by both Recipient and Provider. The party that wishes to extend the Services(s) will be responsible for bearing the cost, unless otherwise agreed to by the parties.

Recipient: BMS

Provider: MJN

Point of Contact, Recipient: Sandra Holleran

Point of Contact, Provider: Lynn Clark

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 10

HUMAN RESOURCES SERVICES (CORPORATE)

PROVIDED BY BMS

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the Services described below.

Human Resources Services (Corporate) include any Services provided by country level HR resources at the direction of Corporate HR.

Services

Service	Description	Countries	Term (from the Separation Date)
Learning Administration	Provide Plateau Training Management Support Services utilizing the Plateau Enterprise Learning Management System (ELMS). Provider Services are to include Recipient administrator access and Recipient administrator support for the Plateau training management system, which consists of student record and course maintenance, standard reporting and student enrollment services for US locations and students. Recipient Services include support for or access to the Plateau Student Access Module (Web interface for Plateau). Provider will not host newly developed courses and will not assist with integrating newly developed content into Plateau. Help Desk support for a Recipient administrator is available, if needed. Provider access is restricted to designated Recipient administrators and governed by Provider security guidelines. Services will be provided on a usage basis, up to the monthly amount of $12,500. Recipient usage above that amount will result in additional charges to the Recipient.	Worldwide (excluding Hong Kong and Taiwan)(Note: Materials are English only)	Until 12/31/2009

Special Learning - Course Development	Provider will develop online learning courses that will be integrated with Plateau on behalf of the Recipient following a detailed design document provided by a Recipient learning professional. Translations would be the responsibility of the recipient. Services will be provided on a usage basis, up to the monthly amount of $8,333. Recipient usage above that amount will result in additional charges to the Recipient.	Worldwide	18 months

Service	Description	Countries	Term (from the Separation Date)
Enterprise-Wide Online Curriculum for Provider Policy and Procedures	Provider will make the Provider Corporate Enterprise-Wide Online Curriculum (including Compliance Training) that Recipient wants to adopt available/accessible to Recipient employees. Provider will translate the Curriculum into the typical sponsored languages used today, and Recipient will accept the languages translated by Provider.	Worldwide	18 months

Existing Online Courseware for Functional Curriculum	Provider will make the existing Provider Online Courseware for Functional Curriculum available/accessible to Recipient employees. Provider will translate the Curriculum into the typical sponsored languages used today, and Recipient will accept the languages translated by Provider.	Worldwide (excluding Hong Kong and Philippines)	18 months

Existing Classroom Courses for Functional Curriculum	Provider will make the existing Provider Classroom Courses for Functional Curriculum available/accessible to recipient employees. Provider will translate the Curriculum into the typical sponsored languages used today, and Recipient will accept the languages translated by Provider.	Worldwide (excluding Hong Kong)	18 months

Leadership Development and Management Curriculum	Provider will make the Leadership Development and Management Curriculum (including Skillsoft and eCornell in languages translated by Provider) available/accessible to Recipient employees. Provider will work to develop annual learning plan based on Recipient consumption guidelines. Recipient employees will be included in Provider transitions training. Services will be provided on a usage basis, up to the monthly amount of $12,500. Recipient usage above that amount will result in additional charges to the Recipient.	Worldwide (excluding Hong Kong and Taiwan)	18 months

Service	Description	Countries	Term (from the Separation Date)
HR Operations Support	• Provider will provide HR Operations Support on behalf of Recipient until such time as Recipient has moved to standalone HR service delivery.	Worldwide	10 months
• Recipient will discontinue use of Provider IT solutions according to Provider HRSD implementation plan.

Performance Management	Provider will maintain the performance management online tools and materials on behalf of the Recipient, including access to Performance Connections application for D6+.	Worldwide	Until 12/31/09

Exit Survey Data	Provider will provide access to Exit Survey data, including updates, on behalf of Recipient.	US	Until 12/31/09

Position Profiles	Provider will provide access to global position profiles, including updates, to the Recipient	Worldwide	Until 12/31/09

Employee Relations	Provider will manage investigations and Tier 3 escalations on behalf of the Recipient in the United States.	United States	18 months

Medical Service Supervision	Provider will provide Occupational Health Services supervision, including supervision of nurses and fitness center staff, strategy on workplace violence, substance abuse prevention, and medical consultation, including but not limited to disability management, workers’ compensation and travel health, on behalf of the Recipient.	United States, Mexico (Mexico City and Delicias), Nijmegan, Philippines, Thailand, China (Guangzhou)	18 months

Equity Compensation Administration

BMS Corporate Legal Operations will administer the Equity Compensation Plans for Recipient.

Administration will include the following:

•       Negotiate and manage outsource relationship with third-party provider, Smith Barney

		Worldwide	12 months
• Implementation of the Recipient plans within the Smith Barney database

Service	Description	Countries	Term (from the Separation Date)
• Facilitate the design and testing of the many interfaces required by Smith Barney which contains both employee indicative data and grant/award data

• Oversee the daily transmissions of all equity plan data

• Processing of all grants/awards both on a monthly and annual basis

• Distribution of grant agreements • Processing of all exercise/vesting transactions

• Preparation of all related accounting, payroll, and tax reports

• Processing of dividend payments relating to unvested restricted stock reports

• Oversee the processing of the FAS123R reports needed for Recipient’s footnote disclosures

• Answer employee questions and resolve problems regarding Recipient equity awards

•       Monitor Insider Activity/manage Section 16 compliance program in conjunction with Legal

Preparation of data and reports regarding executive compensation for inclusion in proxy statement and annual report

Cost

Cost of Services shall be (i) a one-time fee of $12,000 for the transfer of Performance Connection’s historical data and (ii) charged each month at a fixed amount of $54,185.

Term:

See above.

Early Termination of Services: Termination at any time upon thirty (30) days’ prior written notice; provided, however, that the Services set forth in this Schedule may be terminated with respect to a particular country without such Services being terminated with respect to any other country. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated on a per country basis without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) one (1) month after termination or (ii) the expiration of the Term of this Schedule.

Extension of Services: Extension at any time upon sixty (60) days’ prior written notice; provided, however, that the Services set forth in this Schedule may be extended with respect to a particular country without such Services being extended with respect to any other country. The length of extension must be agreed to by both Recipient and Provider. The party that wishes to extend the Services(s) will be responsible for bearing the cost, unless otherwise agreed to by the parties.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient: Lynn Clark

Point of Contact, Provider: Sandra Holleran

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 11

COMPLIANCE SERVICES PROVIDED BY BMS

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the Services described below.

Services

Services	Description	Countries
Provider Policies and Procedures Repository	• Web access to Provider Policies and Procedures (PnP) portal	Global Access / All Recipient countries
• Ability to add, change, delete Recipient specific documents on portal as needed NOTE: Included in Schedule 3, Information Technology Services.

Records Management	Where records are stored jointly and storage services were provided by a Provider host, and contract and records cannot be separated, former host will continue to provide those services.	All Recipient countries which were previously hosted by Provider: Puerto Rico, Mexico, Brazil, Colombia, Ecuador, Venezuela, Argentina, Spain, Portugal, France, Belgium, Italy, Poland, Sweden, Denmark, Norway, UK, Ireland, Netherlands, Russia, Singapore, Taiwan, China, India, Australia

Provider Records Mgt System	• Access to Records Management System (RMS) (NOTE: Included in Schedule 3, Information Technology Services)	Global Access / All Recipient Countries

• Access to Records Management Web Page (NOTE: Included in Schedule 3, Information Technology Services)

• Link to Record Retention Schedules

• Link to Legal Hold Notices (MJN Only)
A separate section for Recipient will be added to the Community so they can only see their respective retention schedules.

Services	Description	Countries
Provider Records Mgt System & Process Support	RMS System Operation • Quality control check over data entered into the RMS for new boxes	US
• Contact with Kinder for requests through the RMS for document storage, retrieval and return
• Follow up with users for boxes retrieved from Kinder and outstanding over specified period
Records Management Helpline • User questions on the Records Management System
• Questions on Records Management process
Other • Assistance with locating boxes loaded into the RMS prior to the June 1, 2007 implementation
• Technical support for the RMS including e-Setup (only with respect to e-setup questions as they relate to requesting RMS).

Plateau (Compliance Training)	• Access to utilize Plateau for on-line training and tracking of training	Global Access / All Recipient countries
NOTE: Included in Schedule 3, Information Technology Services.)

Plateau Administration	• Entering training statistics into Plateau on Recipient behalf (e.g., Sales Rep live Compliance training)	US
• (approx. 14 events will require assistance for each year of the Agreement)
• Establishing training requirements within Plateau (e.g., entering required read and understand training)
• (approx. 4 events will require assistance for each year of the Agreement)
• Assistance adapting PowerPoint materials into the required Plateau training formats & entering that training into Plateau (Breeze presentations)
• (approx. 1 event will require assistance for each year of the Agreement)

NOTE:

•       Currently, and for the anticipated future, there is no charge for this service by Provider Global Leaning & Development (GL&D) to Recipient Compliance. In 2009, there is the potential for these Services to be outsourced which may affect the costing structure and this Agreement.

Services	Description	Countries

•       Service delivery to Recipient Compliance is assured based on the approximate 2008 full year statistics (as stated above) for required assistance. Efforts by Provider GL&D beyond the stated need may affect the costing structure and this Schedule.

•       Service delivery currently provided by Provider GL&D may change in the future whereby Recipient would develop the expertise internal to Recipient. Recipient would thereby incur costs to support that internal function.

Cost

Cost of Services shall be charged each month at a fixed amount of $4,175.

Term:

Until the date that is eighteen (18) months after the Separation Date.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated on a per country basis without all other services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient: Allyson Bouldon

Point of Contact, Provider: Ed Leskauskas

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 12

EHS SERVICES PROVIDED BY BMS

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the Services described below.

Services

Services	Description	Countries	Term (from the Separation Date)
Corporate EHS Audit Process	Conduct audits pursuant to existing CEHS auditing plan/schedule.	USA, Mexico, China, Netherlands, Thailand, Philippines	11 months

Corporate EHS Subject Matter Expertise	Provide appropriate EHS subject matter expertise in areas of wastewater, air pollution control, solid waste management, process safety, industrial hygiene, and others as needed.	USA, Mexico, China, Netherlands, Thailand, Philippines, Australia,	11 months

Transportation (DOT) Support	Provide appropriate EHS Support for DOT, as needed.	USA	11 months

Policies, Directives, Roles and Responsibilities	Provide services as needed until Recipient Policies, Directives, and Roles and Responsibilities can be developed.	USA, Mexico, China, Netherlands, Thailand, Philippines	11 months

Master Services Agreements (annual support)	Provide for contracted services to continue until the agreements can be transferred to a new corporate entity.	USA, Mexico, China, Netherlands, Thailand, Philippines, Australia,	11 months

Master Services Agreements (one-time transition support services)	Transition major agreements/contracts from Provider to Recipient (e.g., waste disposal contracts; Professional Service Agreements with major EHS vendors; etc.).	USA, Mexico, China, Netherlands, Philippines, Australia,	One time within 11 months

Superfund/Remediation Reserve Management	Manage Superfund / Remediation Reserve program for Recipient facilities.	USA, Mexico, China, Netherlands, Philippines	11 months

Services	Description	Countries	Term (from the Separation Date)
Regulatory Issues and Permitting	Assist in tracking new EHS regulations and permit development and review.	USA, Mexico, China, Netherlands, Philippines	11 months

Directives, Guides and Tools	Provide continuity and transfer of directives, guidance documents, and data management tools, as needed.	USA, Mexico, China, Netherlands, Thailand, Philippines	11 months

Risk and Insurance Management	Provide appropriate EHS subject matter expertise related to FM Global audits.	USA, Mexico, China, Netherlands, Thailand, Philippines	11 months

ChemTrec spill reporting/response (annual support)	Provide Services related to spill response/ChemTrec paging system.	USA, Mexico, China, Netherlands	11 months

ChemTrec spill reporting/response (one-time transition support services)	Provide support for Recipient to enter into a standalone ChemTrec (or similar) spill reporting service agreement.	USA, Mexico, China, Netherlands	One time within 11 months

EHS Data Management (annual support)	Ensure access to and availability of all EHS data management programs until suitable alternatives can be developed. • Operating Results Database	USA, Mexico, China, Netherlands, Thailand, Philippines	11 months
• MSDS Management System
• EHS Trackwise Database
• EHS Evaluations Trackwise database
• Government Interactions database
• 48-hour Incident Report database
• CHWMEG Waste Disposal Audit database
• Third Party Manufacturing Evaluation Tracking database
• EHS Web Site (community)
• ENHESA tool
• Plateau Training System (EHS components)

Services	Description	Countries	Term (from the Separation Date)
• PHA Pro
• Safety Statistics Database
• Thermal Hazards Database
• Dust Hazards Database

EHS Data Management (one-time transition support services)	Provide support for transition of CEHS IT services to Recipient entity. • Includes labor for development and implementation of transition plans	USA, Mexico, China, Netherlands, Thailand, Philippines	One time within 11 months
• Transitioning of PHA Pro

Cost

Cost of Services shall comprise (a) a one-time cost of $70,000 and (b) a charge each month at a fixed amount of $35,100, which includes limited travel-related costs (i.e., two trips; 1 international and 1 domestic; one-week duration each) incurred in relation to the provision of Corporate EHS Subject Matter Expertise Service.

Term:

See above.

Early Termination of Services: Termination at any time upon 30 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of this Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) one (1) month after termination or (ii) the expiration of the Term of this Schedule.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient: Paul Newcomb

Point of Contact, Provider: Susan Voigt

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 13

LEGAL SERVICES PROVIDED BY BMS

Services Summary Description

Provider shall provide the Services described below.

Services

Services	Description	Countries	Term (from the Separation Date)
External Affairs	Corporate Policy and Government Affairs will provide expertise at the US Federal and US State level with the following; • Strategy Development for US Federal and as needed for US State;	US Federal & US State Levels	12 Months – US Federal 18 Months – US State
• WIC Policy Initiative to Tighten Eligibility (beginning with Adjunctive Eligibility);

• Other Reappropriation Initiatives.
• Relationship/Alliance Building & Maintenance of Access for US Federal and US State;

• Political Contributions;

• Association Memberships;
• External Organization Support.

•       Monitoring at the US Federal level through informal networks and publications; and at the US State level through informal networks, publications, associations such as NAAG and NCSL, and King & Spalding Group.

• Lobbying at the US Federal and US State level;
• Provider Employees
• Provider Retained Lobbyists
• Provider Ad-Hoc Contracted Lobbyists

Services	Description	Countries	Term (from the Separation Date)
• Grass Root Knowledge and Capability as needed.
• Required reporting at the US Federal and US State level; • Monitoring of Federal Requirements,

• Preparation and Submission of Lobbying Reports,
• Preparation and Submission of Political Contributions Reports.

Patent Administration Support

Provider Corporate Patent Administration will provide the following;

•         Patent Accounts Payable Support (average 2-3 days per month labor) at $43 per hour. 3 days equals $1032 per month)

Memotech License only (Covered in Schedule 3 of this Agreement) No additional personnel needed to support.

		All Countries (China, Indonesia, Hong Kong, Malaysia, Philippines, Singapore, Thailand, Vietnam, India, Taiwan, Australia, Spain, Portugal, France, Belgium, Italy, Poland, Russia, Sweden, Denmark, Norway, Netherlands, United Kingdom, Ireland, United States, Canada, Puerto Rico, Brazil, Colombia, Ecuador, Venezuela, Peru, Argentina, Mexico, Dominican Republic)	12 Months
BMS Corporate R&D Informatics

BMS Corporate R&D Informatics will provide the following;

•        Patent Searches utilizing several search engines to support Freedom to Operate Opinions

•        Access to Patent Search Subscription (Covered in Schedule 3 of this Agreement)

Services	Description	Countries	Term (from the Separation Date)
Corporate Security

Provider Corporate Security will provide Security services utilizing the following programs and services: Investigative, Asset Protection/Security Consultation, Executive Protection/Special Programs, Due Diligence Inquiries, Confidential Information. These programs, services and associated head counts will be provided in the countries indicated;

•        Europe/Middle East/Africa (1-Paris, 1-Latina)

•        Asia Pacific (1-Singapore)

•        Canada (1-Montreal)

•        Latin America (Mexico, Central America, South America, Caribbean), (7-Mexico City, 1-Buenos Aires, 1-Sao Paulo, 1-Educador, 1-Colombia)

•        Puerto Rico (1-Manati)

•        US Corporate Security Support (3-New York)

		Europe, Middle East, Africa, Asia Pacific, Latin America (Mexico, Central America, South America, Caribbean). US, Puerto Rico and Canada.	14 Months

Cost

Cost of Services shall be charged each month at fixed amounts as follows:

Local Market (Country)	TSA Costs
External Affairs
U.S.A.	USD	44,500
Patent Administration Support
U.S.A.	USD	1,032
R&D Informatics
U.S.A.	USD	644

Local Market (Country)	TSA Costs
Corporate Security
Singapore	SGD	15,886
France	EUR	1,196
Italy	EUR	1,196
Argentina	ARS	10,575
Brazil	BRL	5,212
Canada	CAD	2,699
Colombia	COP	5,757,082
Ecuador	USD	3,012
Mexico	MXN	228,249
Puerto Rico	USD	2,534
U.S.A.	USD	13,359

Term:

See above.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being terminated; provided that Corporate Secretary Services may be terminated on a per country basis. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient:

External Affairs – Wendy Thomas

Patent Administration Support – Kofi Kwarteng

R&D Informatics – Kofi Kwarteng

Corporate Security – Cullen Hanlon

Point of Contact, Provider:

External Affairs – Dick Thompson

Patent Administration Support – Lou Wille

R&D Informatics – Lou Wille

Corporate Security – Marc Geraci /Tom Pickard

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 14

OTHER CORPORATE SERVICES PROVIDED BY BMS

Services Summary Description

Provider shall provide the corporate Services described below.

Services

Service	Description	Countries
Fleet Management	Fleet services will be provided. Provider will oversee liability insurance, vehicle registration and accident-related matters.	United States, Puerto Rico, Canada Colombia, Mexico (Mexico City), Venezuela, India

Fleet Vehicle Leases	Provider will provide qualified personnel of Recipient with an appropriate leased vehicle.	US, Taiwan, France, UK, Ireland, Netherlands, Sweden, Norway, Denmark, Italy, Spain, Portugal, Poland, Puerto Rico, Canada

BMStudio

Provider will make creative Services available to Recipient. These Services may include account management, web design, content development and print purchasing.

Services will be classified as shown below and provided on an as requested basis at the below rates.

•        Tier 1 Original Concept Design

•        Tier 2 Secondary Creative

•        Tier 3 Simple Creative

•        Tier 4 Proofreading/Print Print/Premium Purchasing

United States

GLOBE Marketing Services	The GLOBE team will support populating and maintaining the creative asset data on the GLOBE web site, The GLOBE team will provide support and training on the GLOBE creative asset management application. The GLOBE team will also work with Recipient to capture and update the various usage rights associated with the licensing of photography.	United States, Puerto Rico, Canada

Service	Description	Countries
Apartment Leases	Provider will provide qualified expat personnel of Recipient with an appropriate apartment.	Mexico, France, UK

Cost

BMStudio current pricing for general rate @ $81/hr & web design rate @ $91/hr; subject to change upon 30 days’ written notice from Provider.

Cost of GLOBE Marketing Services shall be charged each month at a fixed amount of $2,917.

Cost of Fleet Management Services shall be charged each month at a fixed amount of $6,834.

Cost of Fleet Vehicle Leases shall be charged each month at actual cost. Pursuant to Section 2(f) of the Agreement, no uplift shall be charged for this Service.

Cost of Apartment Leases shall be charged each month at actual cost. Pursuant to Section 2(f) of the Agreement, no uplift shall be charged for this Service.

Term:

Fleet Management: Until the date that is 18 months after the Separation Date.

Fleet Vehicle Leases: The Service shall be provided during the term of the provided vehicle leases, provided that commercially reasonable effort shall be made to avoid entering into or renewing leases which have terms extending beyond thirty-six (36) months after the Separation Date.

BMStudio: Until December 31, 2009; provided that the Provider and Recipient will endeavor in good faith to transition this Service by an earlier date.

GLOBE Marketing Services: Until the date that is 18 months after the Separation Date, Recipient has the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Apartment Leases: The Service shall be provided during the term of the provided apartment leases, provided that commercially reasonable effort shall be made to avoid entering into or renewing leases which have terms extending beyond thirty-six (36) months after the Separation Date.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice, excluding Fleet Vehicle Leases Services. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated on a per country basis without all other Services being terminated. In addition to the Recipient’s ongoing obligation to pay all lease costs (such as termination fees and/or lease payments) for Apartment Leases or Fleet Vehicle Leases Services, upon the early termination of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient:

Service(s)	Contact Person
BMStudio, GLOBE Marketing Services	Nicky Tesh
Fleet Vehicle Leases - US	Holly D’Amour
Fleet Vehicle Leases - Taiwan	As per Schedule 44
Fleet Vehicle Leases - France	As per Schedule 50
Fleet Vehicle Leases - UK	As per Schedule 59
Fleet Vehicle Leases - Ireland	As per Schedule 60
Fleet Vehicle Leases - Netherlands	As per Schedule 58
Fleet Vehicle Leases - Sweden	As per Schedule 55
Fleet Vehicle Leases - Norway	As per Schedule 57
Fleet Vehicle Leases - Denmark	As per Schedule 56
Fleet Vehicle Leases - Italy	As per Schedule 52
Fleet Vehicle Leases - Spain	As per Schedule 48
Fleet Vehicle Leases - Portugal	As per Schedule 49
Fleet Vehicle Leases - Poland	As per Schedule 53
Fleet Vehicle Leases - Puerto Rico	As per Schedule 23
Fleet Vehicle Leases - Canada	As per Schedule 21

Point of Contact, Provider: Fleet Vehicle Leases – Wendy Dymkowski – US, Puerto Rico & Canada, BMStudio, GLOBE Marketing Services – Tom Chetrick

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 15

PROCUREMENT SERVICES PROVIDED BY BMS

Services Summary Description

Provider shall provide purchasing system processing, including the conversion of purchase requisitions into orders and the entry of information to record requested changes, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures, training and the usual and customary practices, codes and standards for business procurement, and in accordance with all applicable Laws.

Countries:

USA, Puerto Rico, Brazil, Colombia, Peru, Argentina, Mexico, Hong Kong, India, Taiwan, Australia, Spain, France, Belgium, Italy, Poland, Sweden, Greece, UK, Portugal, Ireland, Denmark, Norway, Netherlands, Russia.

Services

Service	Description	Term (from the Separation Date)
Direct Procurement

Global Sourcing and Contracting - Chemicals/Vitamins/Premixes	Sourcing to include key category market analysis, strategy development, bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting-Other Packaging - Plastics, Glass, Corrugate, Labels, Secondary Packaging, Promo, Other	Sourcing to include key category market analysis, strategy development, bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting-Logistics Shared Services- Freight-Ocean and Air, Freight Forwarding, Customs Brokers	Sourcing to include key category market analysis, strategy development, bid process, negotiations and supply agreements.	12 months

Supplier management and support services for BMS contracted ingredients	Pricing, contract interpretation and legal support, terms, dispute resolution, quality and service performance metrics	12 months

Systems support for BMS Procurement Tools	Frictionless, DAS, Xine, SAP, Arriba, Caesar, Supplier Link	12 months

Service	Description	Term (from the Separation Date)
Purchasing of Direct Services, to include the supplier payment cycle.	Frictionless, DAS, Xine, SAP, Arriba, Caesar, Supplier Link	12 months
Indirect Procurement

Global Sourcing and Contract - GRD Clinical Studies and Medical Education	Sourcing to include key category market analysis, strategy development, bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - Office Supplies, Furniture and Services	Sourcing to include bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - IT Contractors and Contracted Services	Sourcing to include bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - Telecommunications	Sourcing to include bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - Hardware and Software	Sourcing to include bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - Data Management Support	Sourcing to include bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - Meetings Management Support	Sourcing to include bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - Travel Management	Sourcing to include bid process, negotiations, supply agreements.	12 months

Global Sourcing and Contracting - Fleet	Sourcing to include bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - Facilities Spend	Sourcing to include bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - Advertising and Promotion Support	Sourcing to include bid process, negotiations and supply agreements.	12 months

Service	Description	Term (from the Separation Date)
Global Sourcing and Contracting - HR Support (to include Recruiting, Outplacement, Benefits, Payroll, Training, T&E, Relocation, Recruiting, Expatriate Services)	Sourcing to include bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - Leased Workers	Sourcing to include bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - Market Research Services	Sourcing to include bid process, negotiations and supply agreements.	12 months

Global Sourcing and Contracting - Laboratory Equipment, Supplies and Services	Sourcing to include bid process, negotiations and supply agreements.	12 months

Supplier management and support services for BMS contracted services	Pricing, contract interpretation and legal support, terms, dispute resolution, quality and service performance metrics	12 months

Systems support for BMS Procurement Tools	Frictionless, DAS, Xine, SAP, Arriba, Caesar, Supplier Link	12 months

Purchasing of Indirect Services, to include the supplier payment cycle.	Frictionless, DAS, Xine, SAP, Arriba, Caesar, Supplier Link	12 months

Regional Indirect Procurement

Regional and Local Procurement	• System processing, including (1) the conversion of purchase requisitions into orders and (2) the entry of information to record requested changes	24 months
• Procurement Records Management (DAS, Storage of local Bidding Forms/BAR’s)
• Vendor master maintenance: IVEN
• Local Category Sourcing: Fleet, Print, Meeting-Events, Premiums/Promotions, Office Supplies and Services,
• Annual Supplier Evaluation; business critical suppliers
• Local Sourcing for the Globally Defined Categories

Service	Description	Term (from the Separation Date)
Market Specific Actions	• Hong Kong - Purchase Requisition Entry into BPCs	24 months

Cost: Cost of Services shall be charged each month at fixed amounts as follows:

Local Market (Country)	TSA Costs
Argentina	ARS	7,608
Brazil	BRL	14,998
Colombia	COP	3,663,932
Hong Kong	HKD	8,085
India	INR	15,032
Mexico	MXN	144,361
Puerto Rico	USD	1,730
Taiwan	TWD	156,363
U.S.A.	USD	48,292

Term: Until the date(s) specified above, with Recipient to have the right to extend the term of each Service on a per country basis with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of this Agreement, individual Services within this Schedule may be terminated on a per country basis without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutritional, Global Procurement

Provider: Bristol-Myers Squibb, Global Procurement

Point of Contact, Recipient: John Gillespie

Point of Contact, Provider: Peter Rand

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 16

AUDIT SERVICES PROVIDED BY BMS

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the Services described below.

Services

Provider will provide audit Services covering both financial and IT audits for Recipient’s worldwide operations. The scope of these Services is expected to cover the periods 2009 to 2010. Provider will utilize its existing audit processes, tools and procedures to perform audits within the scope established by Recipient. Provider will issue audit reports utilizing its current reporting criteria and issue to the Recipient. Workpapers and documentation remain the property of Provider, but are available for inspection by Recipient upon request. In the event that Provider discontinues providing auditing Services to Recipient, Provider will make available copies of key workpapers at Recipient’s requests to ensure a transition to the new audit team.

Recipient will be responsible for its own Risk Assessment, SOX, Compliance Audit and Enterprise Risk Management processes.

Recipient will develop an audit scope annually and present it to Provider by September 30 for the following year audit schedule during its normal planning cycle so as to allow Provider sufficient time to develop an annual audit schedule and properly staff the engagements. Recipient has requested and Provider agrees to provide 10.5 audits of Recipient’s operations in 2009 and 5 equivalent audits in 2010, representing no more than three per quarter, exact scope and location to be determined. Each audit, including planning, fieldwork and report will cover a seven week period and will be staffed at levels consistent with other Provider audits. The specific scope of procedures performed will be reviewed by Recipient and Recipient must agree to the sufficiency of those procedures. Provider also agrees to attempt to co-ordinate audits in the same geographic area (whether Recipient’s or Provider’s audits) so as to minimize travel related costs.

Recipient will be responsible for tracking and reporting of all open audit points identified during an audit.

Recipient will be responsible for notification to its operations of upcoming audits to be conducted by Provider. Provider will supply copies of its current notification templates and timing of delivering such notification to Recipient. Recipient will copy Provider on all notifications sent to its operations.

Provider will utilize its existing tools and documentation repository as well as any future changes and modifications, for Recipient audits. No unique modifications will be made solely for Recipient’s requests. Provider reserves the right, but is not obligated, to entertain any customization request by Recipient, and Recipient will pay for the cost of all such requests if Provider agrees to implement them.

Provider reserves the right to staff audits at its discretion, including the use of contracted staff and guest auditors.

Provider agrees to use it best efforts to issue Audit Services reports within 30 days of end of fieldwork.

Provider will have access to the appropriate Recipient personnel and information within a reasonable time frame and will make project decisions in a timely manner. Should Provider assumptions with respect to access or should the conditions of the records, degree of cooperation, or other matters beyond Provider’s reasonable control appear to require additional commitments by Provider beyond those upon which Provider’s estimated fees are based, Provider will consult with Recipient and, with Recipient’s written approval, may adjust its fees and planned completion dates.

Recipient may request a change to the scope or location of Services. If, during the course of the year, Recipient requests a change in scope/location, Recipient will provide adequate notice to Provider of the change and Provider will use all reasonable efforts to adjust the audit plan if possible, subject to the following:

•	All requests for a change to an audit will be submitted in writing by Recipient.

•	The change request will describe at a reasonable level of detail the change and the rationale for the change.

•	Provider will review the change request and either approve it or reject it in writing.

If the change results in incremental expenses (e.g., for lost monies due to ticket purchases), Recipient agrees to reimburse Provider for such expenses upon presentation of documentation. Provider agrees to use best effort attempts to minimize any such costs.

Cost

The cost for each of the audits will be $111,250 per audit plus actual out-of-pocket travel, meals, accommodations and other expenses specifically related to engagements (“Travel Expenses”). On average, Travel Expenses are estimated at $23,000 per audit. However, Travel Expenses are expected to be substantially lower for U.S. based audits and substantially higher for overseas audits. The cost of $111,250 plus Travel Expenses will be invoiced upon issuance of each audit report. Payment is due to Provider based upon terms established in this Agreement. Provider and Recipient have agreed to a scope of 10.5 audits in 2009 and 5 equivalent audits in 2010, resulting in a total estimated cost of $1,168,125 and $556,250, respectively, plus Travel Expenses. Recipient is liable for a minimum annual fee for 2010 of $556,250 plus Travel Expenses (which are estimated to be approximately $150,000).

The cost will be reviewed annually during the budget cycle.

Provider will comply with its own travel policies while conducting an audit of Recipient. Supporting documentation for all travel and entertainment expenses will be available for review by Recipient within a reasonable time of request to Provider.

Term:

Until December 31, 2010.

Early Termination of Services: Termination at any time upon 120 days’ prior written notice following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of one-sixth (1/6) the sum of the minimum fee associated with the Services added to the estimated annual travel budget, as established annually during the budget cycle, shall be charged to Recipient monthly until the earlier of (i) (4) months after termination or (ii) the expiration of the Term of this Schedule. For example, for a January 1, 2010 termination, the monthly Early Termination Fees would equal $88,281.

Recipient: MJN

Provider: BMS, Audit Services Department

Point of Contact, Recipient: Kim Roll-Wallace, Vice President, Audit

Point of Contact, Provider: Sandra Cartie, Chief Audit Executive

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 17

GLOBAL R&D SERVICES PROVIDED BY BMS

Services Summary Description

Subject to the terms and conditions of this Agreement, Provider shall provide the following Services to Recipient.

Services

GPV&E HQ Pharmacovigilance Services

Individual country requirements are included in the country specific Schedules to this Agreement.

Individual Case Safety Report Management

•	Oversee collection and Medical review of single Individual Case Safety Reports — serious and non-serious spontaneous, literature, and study-related as appropriate

•	Perform data management in pharmacovigilance database for all spontaneous adverse drug reactions and serious adverse events

•	Facilitate safety data processing and management by ensuring quality documentation and assessment of individual case safety reports

•	Ensure interface with Affiliates and relevant business partners for electronic transmission of pharmacovigilance data as needed

•	Ensure compliance with Provider SOP related to ICSR processes

•	Transfer of all relevant safety data on Products from Provider safety database to Purchaser Sub in an xml file at conclusion of Term

Regulatory Reporting

•	Identification and reporting of relevant Expedited Safety Reports within regulatory agency timelines worldwide

•	Planning and distribution of all reportable Individual Case Safety Reports in accordance with legal requirements

•	Distribution of all Individual Case Safety Reports for Products to the appropriate Affiliates/Partners for transmission to the Health Authorities

•

Complete on schedule all relevant aggregate reports (including Periodic Safety Update Reports, Annual Safety Reports, Semi-Annual Suspected, Unexpected Serious Adverse Reaction Reports, etc.) as applicable

Risk Management activities are not included in the scope of work of this Schedule.

At the end of the Term, provide historical data of Recipient adverse events to Recipient from the CARES database in an xml file.

Cost

GPV&E HQ Pharmacovigilence Services:

Cost of providing historical data shall be a one time charge of $1,000.

Cost of providing listed individual case safety report management and regulatory reporting Services shall be a per case charge of $450.00.

Specific charges shall be negotiated for any activities not listed above in the GPV&E HQ Services section and extra programming Services if needed.

Term

Until the date that is eighteen (18) months after the Separation Date.

Early Termination of Services: Termination at any time upon 180 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. No Early Termination Fees shall be charged upon the early termination of any Service(s) in this Schedule.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient: Lana Kington, GR&D Operations

Point of Contact, Provider: Mary McGuire, GPV&E HQ Pharmacovigilence Services

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 18

INSURANCE SERVICES PROVIDED BY BMS

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the Services described below.

Services

Service	Description	Countries	Term
Real Property Insurance

Provider shall continue to purchase real property insurance, at Provider’s cost, from third-party insurers, and the policies so purchased will include coverage for Recipient as a “subsidiary” so long as Provider holds a majority voting interest in Recipient.

Any claims made on Recipient’s behalf will be made by Provider pursuant to reasonable instructions and directions from Recipient, and Provider will transfer, or cause to be delivered, to Recipient all insurance proceeds with respect to any such claims.

		Worldwide	December 18, 2009

Kidnap & Ransom Insurance

Provider will continue to purchase kidnap & ransom insurance, at Provider’s cost, from a third-party insurer, and the policies so purchased will include coverage for Recipient as a “subsidiary” so long as Provider holds a majority voting interest in Recipient.

Any claims made on Recipient’s behalf will be made by Provider pursuant to reasonable instructions and directions from Recipient, and Provider will transfer, or cause to be delivered, to Recipient all insurance proceeds with respect to any such claims.

		Worldwide	December 1, 2009

Workers’ Compensation Insurance	Provider will purchase, at its expense, a workers’ compensation insurance policy from a third-party insurer that will include coverage for Recipient as a “subsidiary” so long as Provider holds a majority voting interest in Recipient.	United States	December 18, 2009

Service	Description	Countries	Term
Under the third-party insurer’s policy, the third-party insurer’s role is to be administrative and not to take any non-trivial insurance risk. Accordingly, essentially all insurance risk (including Recipient’s insurance risk) will be borne by the Provider, and the Provider will be responsible for indemnifying and reimbursing the third-party insurer for any such insurance risk.

Cost

Cost of Services shall be charged each month at a fixed amount according to the following schedule:

For the period November 2009 through December 2009	$102,712

Term:

See above.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual services within this schedule may be terminated without all other Services being simultaneously terminated. Upon the early termination of any Service(s) in this Schedule, Early Termination Fees of 75% of monthly costs shall be charged each month for 3 months.

Extension of Services: Extension at any time upon sixty (60) days’ prior written notice; provided, however, that the Services set forth in this Schedule may be extended with respect to a particular country without such Services being extended with respect to any other country. The length of extension must be agreed to by both Recipient and Provider. The party that wishes to extend the Service(s) will be responsible for bearing the cost, unless otherwise agreed to by the parties.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient: Kevin Wilson

Point of Contact, Provider: BMS Risk Manager, Jeff Galik in absence

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 19

SERVICES PROVIDED BY BMS – UNITED STATES

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

International/Export Services

International /Export invoicing, collections, follow-ups, cash application and allocations.

International /Export freight forwarding, freight payment and claims.

Raw Materials Services

Receipt and sampling of raw material samples at the Provider’s ITO Raw Material Center (Building 123). Raw material shipments for Recipient – Evansville will be received and stored in the leased Recipient warehouse in Mount Vernon, IN (Building 810). Representative units of these materials will be sent by Recipient from Building 810 to Building 123 for Provider ITO to sample for Recipient QC testing.

Customs Services

Customs import and export advice. CAFTA & NAFTA certificates. Assistance in managing issues with US customs. Provide general Import/Export Customs Compliance guidance and high level training relative to import/export laws and regulations. Provide guidance via review and training of current Provider Customs compliance procedures. Provide import specific support in NAFTA origination verification, tariff classification, import clearance (including Customs, FDA and USDA) and ROW duty analyses. Provide export specific support in denied party screening, ECCN classification, sanctions and boycotts and review of business processes.

Quality Control Related Services

Moisture testing on approximately 1,100 Recipient material samples per year.

Perform environmental monitoring of MJN Evansville sampling and production areas.

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential services such as telephone services, LAN access, utilities, general office supplies, cafeteria/catering access and services, health and safety services, physical security, parking and parking lot maintenance, fax/copy machine access, reception services, cleaning services, grounds/landscape management, space planning, mail services, conference services and access to off-site document management services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to two (2) employees in Atlanta, Georgia

•	Up to two (2) employees in Chicago, Illinois

Cost

Cost of Services shall be charged each month at a fixed amount of $30,502.

Term

Until the date that is eighteen (18) months after the Separation Date.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: MJN

Provider: BMS

Point of Contact, Recipient: Rick Baumgart

Point of Contact, Provider: Bill Mitchell

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 20

SERVICES PROVIDED BY MJN – INDIANA TECH OPS, INDIANA R&D, AND

INDIANA PHARM DC

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Transportation

Transportation of materials between Recipient ITO’s Evansville and Mt. Vernon plants.

Transportation of finished product from Recipient ITO’s Evansville and Mt. Vernon plants to the Mt. Vernon Pharmaceutical Distribution Center.

Inbound Freight management for Tech Ops.

Fitness Center

Access to Evansville Fitness Center.

Support from Evansville Fitness Center supervisor to Mt. Vernon Fitness Center, consistent with current schedule of once per week on average.

Facility Occupancy and Support

Provider shall provide (in the nature of a license) to Recipient the right to use and occupy, during the Term, office, production, lab, storage, receiving and other support areas currently occupied and utilized by Recipient (a “License Area”) located in areas of buildings owned or leased by Provider in Evansville, Indiana. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential services such as telephone services, LAN access, utilities, utilities maintenance and facilities related maintenance, cafeteria/catering access and services, health and safety services, physical security, parking and parking lot maintenance, fax/copy machine access, cleaning services, grounds/landscape management, space planning, mail services, conference services and access to off-site document management services. No increase over the current Evansville, Indiana Recipient employee/contractor population exceeding 10% of the existing population (rounded up to the nearest whole number) as of the Separation Date shall be allowed.

Quality Control Services

Protein testing for ITO Povidone and Crospovidone products, VOC water testing, and lead testing for ITO sucrose materials, consistent with historical activity levels.

Use of Recipient QA equipment and labs to conduct analytical testing (refractometer, mercury analyzer, Physical Properties room and supplies), consistent with historical activity levels.

Microscopy analysis on an as needed basis.

Miscellaneous

Glassware Washing for Evansville Pharm QC.

Support from Evansville Occupational Health Services to Indiana Pharm operations.

Management support from Evansville Environmental Health & Safety department.

Use of the Evansville Tool Room.

Provider shall provide to Recipient’s Mount Vernon, Indiana campus security Services as provided in the past.

Cost

Cost of Services shall be charged each month at a fixed amount of $648,726; provided that costs for the spare parts themselves requisitioned from the Evansville Tool Room will be invoiced quarterly at actual cost; provided, further, the Cost of Services charged each month shall be reduced by (i) $168,000 upon the termination of Facility Occupancy and Support Services with respect to office areas, (ii) $340,000 upon the termination of Facility Occupancy and Support Services with respect to manufacturing areas, (iii) $75,000 upon the termination of Facility Occupancy and Support Services with respect to lab areas and (iv) $65,000 upon the termination of all Services under this Schedule other than Facility Occupancy and Support Services, to the extent such termination occurs prior to the termination of all Facility Occupancy and Support Services.

Term

Until the date that is eighteen (18) months after the Separation Date, except as otherwise provided below.

Facility Occupancy and Support Services with respect to office areas shall terminate on January 31, 2010.

Facility Occupancy and Support Services with respect to manufacturing areas shall terminate on July 31, 2010.

Facility Occupancy and Support Services with respect to lab areas shall terminate on June 30, 2011.

Extension of Services

Recipient shall have the right to extend, at any time upon sixty (60) days’ prior notice, either all or any one or more of the Services. The length of extension must be agreed to by both Provider and Recipient and notwithstanding Section 2(f) of this Agreement, the price for the extended Services shall also be agreed to by both the Provider and Recipient.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice except Facility Occupancy and Support Services with respect to office areas may be terminated at any time upon 30 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated; provided, however, the termination of utilities/facilities Services to the Mt. Vernon campus must be done on a Service-by-Service basis, not on a building-by-building basis. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: BMS

Provider: MJN

Point of Contact, Recipient: Bill Mitchell

Point of Contact, Provider: Rick Baumgart

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 21

[INTENTIONALLY OMITTED]

SCHEDULE 22

SERVICES PROVIDED BY MJN – CANADA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Retail - Store time/shelf management/credit and returns.

Retail - Customer planning/contract management/A&P (GTN) management.

Retail - Overall planning/budgeting/samples/Promotional Funds Management.

HCP - Samples (doctor) management and distribution.

CRC Services for the 1-800 consumer lines including Usage inquiry, Coupon request, Ingredient inquiry, Quality complaint, Purchase expired product complaint and Illness/medical complaint.

Cost

Cost of Services shall be charged each month at a fixed amount of CAD 23,111.

Recipient will be responsible for all external costs associated to the transfer of the Services to the Recipient or to any other provider(s).

Term:

Until the date that is twenty-four (24) months after the Separation Date.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. The recipient will be responsible for all external costs associated with the transfer of the Services to the Recipient or to any other provider(s). In addition to all external costs associated with the transfer of the Services to the Recipient or to any other provider(s), following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) six (6) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Bristol Myers Squibb Canada Co.

Provider: Mead Johnson Nutrition (Canada) Co.

Point of Contact, Recipient: Michael Rea

Point of Contact, Provider: Helen Quenneville

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 23

SERVICES PROVIDED BY BMS – PUERTO RICO

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to the Recipient.

Accounting Pricing

The Provider will support the Recipient on general pricing practices including price increases, support, rebates redemption and accounting management related to the Puerto Rico WIC Program vouchers.

Supply Chain and Logistics

Broker Resolution of Product Release Delays

Provider shall, upon notice and instruction from the Recipient, instruct its broker to handle and resolve any issues delaying release of the Products.

Importer of Record

Where Provider is the registration holder of record of Recipient product(s), Provider will act as the importer of record on customs clearance documentation.

Distribution, Dock & Logistics

Provider shall continue to provide delivery Services to customers in Puerto Rico, St. Thomas and St. Croix. Such Services shall be provided using customary procedures and observing usual and customary practices, applicable laws, codes and standards for distribution services. Recipient shall bear all risk of loss or shrinkage of goods during transit and shall have the sole responsibility for insuring such goods and issuing claims to transportation companies. Costs related to the delivery and returns to customers shall be billed to Recipient.

Transportation

Provider shall manage all logistics for inbound, freight-to-customer and freight-to-warehouse transportation, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for Business distribution operations services, and in accordance with all applicable Laws; provided that Recipient shall bear all risk of loss or shrinkage of goods during transit and shall have the sole responsibility for insuring such goods. In addition to the costs set forth below relating to the Services contemplated by this Schedule, Provider shall invoice Recipient for the actual costs of freight, out-of-pocket handling fees and inventory taxes incurred by Provider in performing the Services described in this paragraph.

Warehousing

Provider shall store and maintain product inventory related to customer shipments to meet demand, subject to being provided with Products, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for Business distribution operations services, and in accordance with all applicable Laws; provided that Recipient or its Affiliates shall hold title to Business inventories and Recipient shall assume full responsibility for losses or shrinkage other than to the extent due to Provider’s or its Affiliates’ gross negligence or willful misconduct. Upon the date of termination of the Services described in this paragraph, should Recipient choose to dispose of rather than transfer any remaining inventory, Recipient shall be responsible for all associated disposal costs. Provider shall further ensure that all products in its warehouses are stored using Good Distribution Practices (GDP) in order that, among other things, inventory is free of insects, rodents or dust, and that cases are properly sealed to avoid damage.

Returns & Recalls

•

During the Term, Provider shall enforce the returned goods and recall policies of the Business and work with existing third-party providers of returns-related services. Provider and Recipient shall work together to develop a transition plan to seamlessly transition returns and recall management and claims processing so that no later than the final day of the Term all returns and recalls are being managed and processed by Recipient. Notwithstanding the foregoing, the parties acknowledge that after the final day of the Term, returns may continue to come through the Provider returned goods network for a period of time. Recipient and Provider agree that the management of such returned goods shall continue to be subject to the provisions of this Agreement and its Schedules.

•

Related Services shall include the investigation and solution of quality issues while ensuring of compliance with FDA and Provider policies. Also, in coordination with EHS and security the Services will include the management of material to be destroyed.

•	Provider shall inspect and approve the movement of product returns and product destruction.

Sales and Marketing Warehousing

•

Provider shall store and maintain sales and marketing related product inventory such as product samples, Post-Op kits, brochures, and all other sales and marketing items subject to the ability of the Business to meet production requirements for its products, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for the Business fulfillment services, and in accordance with all applicable Laws.

Support of Registration Process

•

Provider will use its commercially reasonable efforts to support Recipient’s product registrations that have been filed by Provider or its Affiliates but not approved on or prior to the Separation Date with respect to the products marketed and sold by Provider and set forth in Exhibit A (the “Transferred Products”). Provider will respond to the applicable regulatory authorities with such documents as are reasonably requested by Recipient to and that affects the registration or withdrawal of the relevant regulatory submissions with respect to the Transferred Products. Recipient will use its commercially reasonable efforts to submit to the relevant regulatory authority all appropriate documentation to request registration of the Transferred Products in the name of Recipient.

•

The Provider shall fully cooperate with the Recipient to register new products, manage product complaints for customers or end users and or product recalls, following the approved SOP for the handling of such situations and within the PR Department of Health and FDA rules and regulations.

Other Logistic and Managerial Services

•	Provider shall support the Recipient with managerial Services for business decision process related to distribution, warehousing, and inventory management.

•

It is understood that the supply chain process terms herein included could change for the Provider as part of the Provider plans to increase productivity. Therefore the Provider shall include the Recipient in the decision making process in order to maintain a seamless transition from Services herein specified. The Provider shall maintain communication on this topic with the Recipient at least six (6) months in advance of the new period budget process.

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential services such as telephone services, LAN access, utilities, general office supplies, physical security, parking and parking lot maintenance, fax/copy machine access, cleaning services, grounds/landscape management, space planning, mail Services, conference Services and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to 8 employees in Guaynabo, Puerto Rico 00968.

Other Services

Provider shall continue to coordinate insurance Services including the required bid bonds, performance bonds in order to comply with the Commonwealth of Puerto Rico regulations to do business with governmental agencies.

Internal Control

Provider will maintain adequate internal control operations related to Recipient’s operations during the Term consistent with Provider internal control practices.

Procurement Services

Inventory Processing

Provider shall provide purchasing system processing, including the conversion of purchase requisitions into orders and the entry of information to record requested changes.

Sourcing of Inventory

Provider shall perform system sourcing, including conversion of purchase requisitions into orders and entry information to record requested changes including vendor master maintenance.

Inventory Analysis

Provider shall perform work related to determining days on hand (DOH) and obsolescence reserve. Provider shall perform monthly reporting to accounting (e.g. purchases) and advise operations on slow moving items and potential resolution.

Repacked Samples

Provider shall be responsible for the coordination and management of repacked samples between Provider and third party providers of services, including sourcing of indirect materials used in repacking.

Demand Planning

Provider shall perform work related to determining inventory on hand according to sales forecasts and shall meet with Recipient’s sales and marketing representatives to plan and determine purchases of inventory and timing of such purchases in Manugistics.

Cost:

Cost of Services shall be charged each month at a fixed amount of $93,610. Pursuant to Section 2(f) of the Agreement, the uplift charged for Services described in this Schedule shall be 2%.

Term:

Until the date that is twenty (20) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon six (6) months prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) six (6) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Puerto Rico) Inc.

Provider: Bristol-Myers Squibb, Puerto Rico Inc.

Point of Contact, Recipient:

Luis Ortiz, General Manager

Point of Contact, Provider:

Edda Guerrero, President & GM Puerto Rico

Ramón Menendez, Regional Finance & Administration Director

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

Schedule 23 – Puerto Rico

Exhibit A

Support of Registration Process

CODE	PRODUCTS FOR SALE
8301	BCAD 2 METABOLIC PWD 1LB (6CAN)
28401	BOTTLE ENFAMIL NURSETTE EMPTY 8OZ (8X6BTL)
200101	CLEFT PALATE NURSETTE 6OZ (12X6BTL)
139001	ENFACARE LIPIL 22CAL NURSETTE 2OZ(8X6BTL)
1904	ENFACARE LIPIL PWD 12.8OZ (6CAN)
128701	ENFACARE LIPIL RTU 32OZ (6CAN)
26506	ENFALYTE NURSETTE 6OZ (3X8BTL)
145301	ENFAMIL AR LIPIL NURSETTE 2OZ (8X6BTL)
20333	ENFAMIL AR LIPIL 32OZ (6CAN)
201418	ENFAMIL HUMAN MILK FORTIFIER PWD 2X100PCH.71G
139401	ENFAMIL LIPIL PREMATURE 20CAL NURSETTE 2OZ (8X6BTL)
139101	ENFAMIL LIPIL PREMATURE 24CAL NURSETTE 2OZ (8X6BTL)
139201	ENFAMIL LIPIL W/I PREMATURE 20CAL NURSETTE 2OZ (8X6BTL)
139301	ENFAMIL LIPIL W/I PREMATURE 24CAL NURSETTE 2OZ (8X6BTL)
127201	ENFAMIL LIPIL W/I CONC 13OZ (12CAN)
127103	ENFAMIL LIPIL W/I RTU 32OZ (6CAN)
127003	ENFAMIL LIPIL W/I 20CAL 6OZ (3X8BTL)
138901	ENFAMIL LIPIL W/I 20 CAL NURSETTE 2OZ (8X6BTL)
127002	ENFAMIL LIPIL W/I 20 CAL NURSETTE 6OZ (3X8BTL)
127301	ENFAMIL LIPIL W/I PWD 12.9OZ (6CAN)
127312	ENFAMIL LIPIL W/I PWD 25.7OZ (6CAN)
127304	ENFAMIL LIPIL W/I PWD 38OZ (60TRAYX6CAN) PDU
127102	ENFAMIL LIPIL W/I RTU 8OZ (4X4CAN)
19801	GA PWD 1LB (6CAN)
134601	GLUCOSE 5% NURSETTE 2OZ (8X6BTL)
6802	GRAD-U-FEED CAP (750EA)
33901	GRAD-U-FEED DEVICE (1X100BTL)
61401	LACTOFREE LIPIL CONC 13OZ (12CAN)
144401	LACTOFREE LIPIL NURSETTE 2OZ (8X6BTL)
61607	LACTOFREE LIPIL PWD 12.9OZ (6CAN)
61501	LACTOFREE LIPIL RTU 32OZ (6CAN)
140110	NEXT STEP LIPIL W/I PWD 12OZ (6CAN)
140111	NEXT STEP LIPIL W/I PWD 24OZ (6CAN)
428813	ENFAMIL CROSS-CUT NIPPLE (240EA)
433905	ENFAMIL SLOW-FLOW SOFT NIPPLE (240EA)
129009	NUTRAMIGEN AA LIPIL,14.1 PWD (6CAN)
26306	NUTRAMIGEN LIPIL NURSETTE 6OZ (3X8BTL)
33821	NUTRAMIGEN LIPIL PWD 1LB (6CAN)
49911	NUTRAMIGEN LIPIL RTU 32OZ (6CAN)
128801	NEXT STEP LIPIL RTU 32OZ (6CAN)
140903	NEXT STEP PROSOBEE LIPIL W/I PWD 12OZ (6CAN)

SCHEDULE 24

SERVICES PROVIDED BY BMS – CENTRAL AMERICA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

International/Export Services

International /Export invoicing, order processing (order to cash), collections for account receivables, cash application Services, processing customer deductions.

International /Export freight forwarding, freight payment and claims.

Cost: No cost shall be charged.

Term:

Until the date that is twenty-four (24) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. No Early Termination Fees shall be charged upon the early termination of any Service(s) in this Schedule.

Recipient: Mead Johnson Nutrition (Central America: Belize, Guatemala, Honduras, Panama, Costa Rica, El Salvador, Nicaragua)

Provider: Bristol Myers Squibb de Mexico S de R.L. de C.V.

Point of Contact, Recipient: Ramon Alvarez

Point of Contact, Provider: Edgar Perez

SCHEDULE 25

SERVICES PROVIDED BY BMS – CARIBBEAN

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

International/Export Services

International /Export invoicing, order processing (order to cash), collections for account receivables, cash application services, processing customer deductions,

International /Export freight forwarding, freight payment and claims.

Cost: No cost shall be charged.

Term:

Until the date that is twenty-four (24) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. No Early Termination Fees shall be charged upon the early termination of any Service(s) in this Schedule.

Recipient: Mead Johnson Nutrition (Caribbean: Suriname, Guyana, Trinidad & Tobago, Barbados, Bermuda, Bahamas, Grand Cayman, Jamaica)

Provider: BM International Group

Point of Contact, Recipient: Ramon Alvarez/Marco Cortes

Point of Contact, Provider: Donna Marincas/Kathy Daniels

SCHEDULE 26

SERVICES PROVIDED BY BMS – COLOMBIA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Global Customs and Trade Function

Provide information related to tariff classification for products imported and exported.

Importation and Customs Clearance

Upon notification of an incoming shipment of Products by Recipient, Provider shall revise and inform the local customs clearance agent of the incoming shipment and shall forward the related documentation to such agent. Upon entry of the Products into Colombia, Provider shall arrange for such agent to submit customs clearance documentation, using tariff codes supplied by Provider, in order to enable release of the Products by customs.

Broker Resolution of Product Release Delays

Provider shall, upon notice and instruction from Recipient, instruct its broker to handle and resolve any issues delaying release of the Products.

Importer of Record

Where Provider is the registration holder of record of Recipient product(s), Provider will act as the importer of record on customs clearance documentation.

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential services such as telephone services, LAN access, utilities, parking and parking lot, grounds/landscape management, space planning, mail services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area).

•	Up to fifteen (15) employees in Bogotá, Columbia.

Cost

Cost of Services shall be charged each month at a fixed amount of COP 24,411,387 until December 31, 2009, and COP 1,345,087 after December 31, 2009.

Term:

Until the date that is eighteen (18) months after the Separation Date, except as set forth below, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Office Occupancy and Facilities Services shall terminate on December 31, 2009.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Upon the early termination of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the cost of such terminated Services shall be charged to Recipient monthly for three (3) months.

Recipient: Mead Johnson Nutrition (Colombia) Ltda.

Provider: Bristol-Myers Squibb de Colombia S.A.

Point of Contact, Recipient: Martin Wever

Point of Contact, Provider: Carlos Cabas

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 27

SUPPLEMENTAL SERVICES PROVIDED BY BMS – COLOMBIA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient under a mandate agreement, whereby Provider will act in its own name but for the account of Recipient when performing any of the following Services:

Services

MEAD JOHNSON NUTRITION (COLOMBIA) LTDA. (hereinafter the “Principal”), grants sufficient mandate to BRISTOL-MYERS SQUIBB DE COLOMBIA S.A., (hereinafter the “Agent” and jointly with the Principal the “Parties”) for the Agent, on his own name but on behalf of the Principal, to carry out the following acts:

(A) To issue purchase orders for the products in favor of the producer or supplier of the products abroad, in the quantities, specifications and the regular recurrence indicated by the Principal;

(B) To import, directly or through a person or entity legally authorized to do so, the products, undertaking all the proceedings and executing any required documents;

(C) To timely pay the invoices regarding the products, issued and sent by the manufacturer or the supplier of the products to the Agent;

(D) To acquire the insurance policies and pay any freights for the transport of the products;

(E) To pay the customs levies arising from the importation of the products and the VAT over the imported products;

(F) To fulfill the obligations set forth in the foreign exchange regime for the importation of the products;

(G) To carry out the proceedings to nationalize the products;

(H) To deliver the products to the Principal, directly or through the person indicated by the latter for such purpose, once nationalized, for the Principal to distribute them into the Colombian territory;

(I) Carrying out all the required procedures before the Colombian authorities to apply and obtain the licenses and authorizations required by the Agent for the direct importation of the products into the Colombian territory;

(J) To act before public and private entities which conform the health Colombian system, as applicable;

(K) To sign the agreements and documents that shall be necessary for the duly performance of the activities entrusted;

(L) To conduct on behalf of the Principal its relations before the Colombian regulatory and control authorities only in the cases when the Principal cannot concur in a direct way

(M) To appoint, judicial or extrajudicial, attorneys at law,

Once delivered by the Agent, the products shall be distributed and sold by the Principal into the Colombian territory. The Principal shall carry out the promotion, marketing, invoicing and any other activities required for the distribution and sale of the products.

Cost

No fee shall be charged by Provider for performing the Services.

Term:

Until the termination of the Mandate Agreement between Mead Johnson Nutrition (Colombia) Ltda. and Bristol-Myers Squibb de Colombia S.A., dated as of January 31, 2009.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. No Early Termination Fees shall be charged upon the early termination of any Service(s) in this Schedule.

Recipient: Mead Johnson Nutrition (Colombia) Ltda.

Provider: Bristol-Myers Squibb de Colombia S.A.

Point of Contact, Recipient: Martin Wever

Point of Contact, Provider: Carlos Cabas

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 28

SERVICES PROVIDED BY BMS – ECUADOR

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Importation and Importer of Record

Where Provider is the registration holder of record of Recipient products(s), Provider will execute the necessary documents to authorize Recipient to import inventory under Provider’s import licenses to enable Recipient to import inventory while obtaining its own import licenses.

Returns processing (including product destruction)

Returns are received at the third party logistics facility. Upon request from the 3PL, the Provider’s personnel shall go to the facility, count inventory, and lock the container until transport to the incinerator. Provider shall enforce the returned goods and recall policies of the Recipient and work with existing third-party providers of returned related services.

Ministry of Health Audit Attendance

The Technical Director shall represent Recipient’s products to the Ministry of Health in all the matters related to sanitary registration or changes to such registrations. Act as Technical Director for Recipient’s products in front of Ministry of Health.

Cost

Cost of Services shall be charged each month at a fixed amount of $1,200.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Ecuador) Cia. Ltda.

Provider: Bristol-Myers Squibb Ecuador Cía Ltda.

Point of Contact, Recipient: Martin Wever

Point of Contact, Provider: Freddy Morales

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 29

SERVICES PROVIDED BY BMS – VENEZUELA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient:

Services

Global Customs and Trade Function

Provide information related to tariff classification for products imported and exported.

Importer of Record

Where Provider is the registration holder of record of Recipient product(s), Provider will act as the importer of record on customs clearance documentation.

Distribution, Dock & Logistics

Provider shall manage distribution, dock and logistics services provided to Recipient by a third party service provider in a manner consistent with past practices, usual policies and GMP standards.

Returns processing (including product destruction)

The Technical Director is responsible for approving the products and all the activities related with Quality control. Provider shall enforce the returned goods and recall policies of Recipient and work with existing third-party providers of returned related services.

Quality Control

Physical inspection, product release activities of vitamins and infant formulas sold in Venezuela.

Stability Services Required

The Technical Director approves the stability reports submitted by the manufacturing lab (lab Vargas). Provide Technical support in OOS investigations and in the daily operation of Lab. Vargas (Co packer of liquid vitamins).

Stickering & Relabeling Services & Promotional Customization

Provider shall manage all stickering and/or relabeling services required, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for the Business distribution operations services, and in accordance with all applicable Laws.

Ministry of Health Audit Attendance

The Technical Director shall represent Recipient products to the Ministry of Health in all the matters related to sanitary registration or changes to such registrations. Act as Technical Director for Recipient products in front of Ministry of Health.

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, physical security, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, space planning, mail Services, conference Services and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to seventeen (17) employees in Caracas, Venezuela.

Cost

Cost of Services shall be charged each month at a fixed amount of VEF 87,612 until December 31, 2009 and at a fixed amount of VEF 3,040 after December 31, 2009.

Term:

Until the date that is eighteen (18) months after the Separation Date, except as otherwise set forth below.

Recipient has the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months; provided, however, that the Recipient may not extend QAIQC – Importation and Distribution Planning Service.

Global Customs and Trade Function Services, Importer of Record Services, Distribution, Dock and Logistics Services, Stickering & Relabeling Services & Promotional Customization Services, Ministry of Health Audit Attendance Services and Office Occupancy and Facilities Services shall terminate on December 31, 2009.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition Venezuela, S.C.A.

Provider: Bristol-Myers de Venezuela S.C.A.

Point of Contact, Recipient: Gilberto Zambrano

Point of Contact, Provider: Carlos Cabas

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 30

SUPPLEMENTAL SERVICES PROVIDED BY BMS – VENEZUELA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof) and the terms and conditions of a separate Mandate without Representation Agreement between Provider and Recipient, dated as of January 31, 2009, Provider shall provide the following Services to Recipient under a mandate without representation (comisión) basis, whereby Provider will act in its own name but for the account of Recipient when performing any of the following Services:

Services

The performance of the following activities or operations relating to the Mead Johnson Business in Venezuela (collectively, all of the activities and operations identified in paragraphs (i) and (ii) below, the “Activities”):

(i)	the issue of purchase orders to the relevant foreign manufacturer or supplier (according to the amounts, specifications and frequency indicated by Recipient); the import (and nationalization); the timely and full payment of (a) all invoices, debit notes and similar documents issued by the relevant foreign manufacturer or supplier in connection with the above mentioned purchase orders, (b) the freight and insurance charges in connection with the transportation, and (c) the customs duties and other applicable taxes in connection with the import; the request, processing and procurement of any necessary or convenient registrations, authorizations, certificates and/or licenses under applicable currency exchange control and/or customs laws, regulations and/or rules; and the delivery once imported (and nationalized) at the place within Venezuela previously designated by Recipient; of the products currently comprising the Mead Johnson Business in Venezuela (collectively, the “Products”) that are treated under Venezuelan law as nutritional products (food), which Products are described in Exhibit 1.1 of the above mentioned separate Mandate Without Representation Agreement; as well as any other actions directly related to any, some or all of the foregoing activities, which actions are necessary or convenient to properly and fully perform such foregoing activities; and

(ii)	the contracting of manufacturing services with the relevant local manufacturer, of transportation services with the relevant transportation entity, and of warehousing services with the relevant warehousing entity (according to the amounts, specifications and frequency indicated by Recipient); the timely and full payment of all invoices, debit notes and similar documents issued by the relevant manufacturer, transportation entity or warehousing entity; all of the activities described in the preceding paragraph (i) with respect to the active principles and other substances; the generation of demand (through promotion, marketing and advertising); the solicitation and taking of customer orders; the processing of orders; and the sale, billing, collection and customer care; of the Products that are treated under Venezuelan law as pharmaceutical products, which Products are described in Exhibit 1.1 of the above mentioned separate Mandate Without Representation Agreement; as well as any other actions directly related to any, some or all of the foregoing activities, which actions are necessary or convenient to properly and fully perform such foregoing activities.

Cost

Services shall be performed by Provider to Recipient free of charge. Notwithstanding the foregoing, Provider shall be entitled to obtain reimbursement, and Recipient shall be obligated to reimburse, all costs, expenses and disbursements incurred by Provider in connection with the performance of the Activities (whether directly or through authorized third parties).

Term:

Until the termination of the separate Mandate without Representation Agreement between Provider and Recipient, dated as of January 31, 2009.

Early Termination of Services: Termination at any time upon 30 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated.

No Early Termination Fees shall be charged upon the early termination of any Service(s) in this Schedule.

Recipient: Mead Johnson Nutrition Venezuela, S.C.A.

Provider: Bristol-Myers de Venezuela S.C.A.

Point of Contact, Recipient: Gilberto Zambrano

Point of Contact, Provider: Carlos Cabas

Payment Terms: All reimbursements for costs, expenses and disbursements, are due within thirty (30) calendar days of receipt of the relevant debit note by Recipient.

SCHEDULE 31

SERVICES PROVIDED BY MJN – PERU

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Local Purchasing

Provider shall provide purchasing system processing, including the conversion of purchase requisitions into orders and the entry of information to record requested changes, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for Business procurement, and in accordance with all applicable Laws.

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, physical security, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, space planning, mail Services, conference Services and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to forty-three (43) employees in Lima, Peru.

Other Services (not including FSS)

Provider shall provide support for compliance, SOX, internal control, pending legal disputes and business controls.

Cost

Cost of Services shall be charged each month at a fixed amount of PEN 81,374.73 until December 31, 2009 and PEN 83,165 after December 31, 2009.

Term:

Until the date that is eighteen (18) months after the Separation Date, except as otherwise set forth below, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Other Services (not including FSS) shall terminate on December 31, 2009.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Bristol-Myers Squibb Peru S.A.

Provider: Mead Johnson Nutrition (Peru) S.R.L.

Point of Contact, Recipient: Jose Colina

Point of Contact, Provider: Jeanine Mellet

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 32

SERVICES PROVIDED BY BMS – PERU

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Quality Control

Physical inspection, product release activities of vitamins and infant formulas sold in Peru.

Returns processing (including product destruction)

Provider shall enforce the returned goods and recall policies of Recipient and work with existing third-party providers of returned related services.

Ministry of Health Audit Attendance

Act as Technical Director for Recipient’s products in front of Ministry of Health. The Technical Director will represent Recipient’s products to the Ministry of Health in all the matters related to sanitary registration or changes to such registrations.

Cost

Cost of Services shall be charged each month at a fixed amount of PEN 7,080.25 until December 31, 2009 and PEN 3,768 after December 31, 2009.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Quality Control Services shall terminate on December 31, 2009.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Peru) S.R.L.

Provider: Bristol-Myers Squibb Peru S.A.

Point of Contact, Recipient: Jeanine Mellet

Point of Contact, Provider: José Colina

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 33

PHASE 1 SERVICES PROVIDED BY BMS – ARGENTINA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, physical security, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, space planning, mail Services, conference Services and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to twenty-one (21) employees and one (1) independent contractor in Buenos Aires, Argentina.

Administrative Support

Provider shall perform general and administrative services to support the above Services.

Cost:

No fee shall be charged by Provider for performing the Services; provided, however, that Provider shall retain local gross margin of the business.

Term: Until the Health Authorities of Argentina grant Recipient authorization to be the owner of the Products and the resulting transfer of Products from Provider to Recipient becomes effective.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. No Early Termination Fees shall be charged upon the early termination of any Service(s) in this Schedule.

Recipient: Mead Johnson Nutrition S.R.L.

Provider: Bristol-Myers Squibb Argentina S.R.L.

Point of Contact, Recipient: Maria Angélica Bilek

Point of Contact, Provider: José Colina

SCHEDULE 34

PHASE 1 SERVICES PROVIDED BY MJN – ARGENTINA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the Services described below.

Services

Marketing and Promotion

Provider shall perform product management, business and strategic planning, development and implementation of a marketing plan and definition of sales force and access strategy. Provider shall manage on Recipient’s behalf and account the current distribution agreement or other distribution agreements that may be appointed in a future.

Provider shall process all information and expertise related to the marketing of Products, the clients and customers needs in order to create, communicate and deliver sufficient and efficient answers and programs to clients and consumers needs with respect to the Products.

Provider shall manage clients and customer relationships in ways that benefit the Recipient and its Products. Provider shall perform market research with respect to the Products in order to anticipate and satisfy clients and customers needs.

Provider shall promote the products among clients providing constant and updated information regarding the Products and the benefits of same. In order to comply with this Service, Provider shall deliver and provide clients with samples, leaflets, brouchures and other promotion material Provider deems convenient. In order to comply with this Service, Provider shall also grant scholarships to doctors for medical education and training.

Advertising

Provider shall provide Recipient all advertising Services related to the Products. In this respect, Provider shall develop, by itself or through third parties, all ad campaigns of the Products and carry out all necessary and convenient activities in order to advertise the Products. Recipient shall give written authorization to all advertising campaigns before they are communicated to the public or to clients.

Authorities

Provider shall submit to Recipient all and any requests from pertinent authorities regarding the Services rendered. In case any filings or presentation have to be made with the authorities or any documents executed in relation to the Services, Recipients shall sign those presentation and/or filings. Recipient shall remain responsible before any pertinent authority or third party with respect to any claim or liability arising from the Services.

Cost

Cost of Services shall be charged each month at a fixed amount of USD 116,500.

Term: Until the Health Authorities of Argentina grant Provider authorization to be the owner of the Products and the resulting transfer of Products from Recipient to Provider becomes effective.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Bristol-Myers Squibb Argentina S.R.L.

Provider: Mead Johnson Nutrition S.R.L.

Point of Contact, Recipient: José Colina

Point of Contact, Provider: Maria Angélica Bilek

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 35

PHASE 2 SERVICES PROVIDED BY BMS – ARGENTINA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Global Customs and Trade Function

Provide information related to tariff classification for products imported and exported.

Importation and Customs Clearance

Upon notification of an incoming shipment of Products by Recipient, Provider shall inform the local customs clearance agent of the incoming shipment and shall forward the related documentation to such agent. Upon entry of the Products into Argentina, Provider shall arrange for such agent to submit customs clearance documentation, using tariff codes supplied by Provider, in order to enable release of the Products by customs. Signature of documents shall be performed by the Technical Director in function for each product.

Broker Resolution of Product Release Delays

Provider shall, upon notice and instruction from Recipient, instruct its broker to handle and resolve any issues delaying release of the Products.

After-Sales Service

Provider shall make available its existing call centers and toll-free telephone numbers to serve as the primary point of contact for adverse event reports and customer complaints. Recipient shall be solely responsible for the management and resolution of any adverse event reports and customer complaints, which shall be performed in accordance with all applicable Laws and good industry practice. Recipient shall be responsible for the implementation of any required product recalls and associated communications.

Ministry of Health Audit Attendance

Act as Technical Director for vitamins products in front of Ministry of Health.

Quality Control

Physical inspection, analytical testing for raw materials and finished goods, stability testing and product release activities for vitamins in Argentina.

Distribution, Dock & Logistics

The Provider under its agreement with the third-party logistics provider shall be responsible for the managing commercial aspects, order picking, credit limits, discounts grids and generation of letters of credit / debit.

The Provider shall also be responsible for inspections and monitoring related to the management of the third-party logistics provider such as billing, customers management, allowance of limits and conditions, release of orders for billing and Credit/Commercial Control, analysis of DOI’S / DOS, bad debt.

Additionally, the Provider shall be responsible for the burden of special orders and turnover in BPCS and the distribution of samples and promotional material.

Transportation

Provider shall manage all logistics for inbound, freight-to-customer and freight-to-warehouse transportation, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for Business distribution operations services, and in accordance with all applicable Laws; provided that Recipient shall bear all risk of loss or shrinkage of goods during transit and shall have the sole responsibility for insuring such goods. In addition to the costs set forth below relating to the Services contemplated by this Schedule, Provider shall invoice Recipient for the actual costs of freight, out-of-pocket handling fees and inventory taxes incurred by Provider in performing the Services described in this paragraph.

Warehousing

Provider shall store and maintain product inventory related to customer shipments to meet demand, subject to being provided with Products, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for Business distribution operations services, and in accordance with all applicable Laws; provided that Recipient or its Affiliates shall hold title to Business inventories and Recipient shall assume full responsibility for losses or shrinkage other than to the extent due to Provider’s or its Affiliates’ gross negligence or willful misconduct. Upon the date of termination of the Services described in this paragraph, should Recipient choose to dispose of rather than transfer any remaining inventory, Recipient shall be responsible for all associated disposal costs. Provider shall further ensure that all products in its warehouses are stored using Good Distribution Practices (GDP) in order that, among other things, inventory is free of insects, rodents or dust, and that cases are properly sealed to avoid damage.

Returns Processing (including product destruction)

The Provider, under its agreement with the third-party logistics provider shall be responsible for collecting the returned units, subject to authorization by the sales representatives of both the Distributor and MJN Sales Administration.

Every return that enters must be properly documented by the TPLP and sent to the supplier. The Provider shall wait for the result of the analysis of QA / QC to determine the final destination of the goods returned and process the return in the sales system. Depending on the outcome of the analysis TPLP should issue the corresponding credit note.

The destruction of products will be done in accordance with the destruction of products rules manual.

Credit and Collection

The Provider shall have control of DOI and commercial conditions update.

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, space planning, mail Services, conference Services and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to twenty-one (21) employees and one (1) independent contractor in Buenos Aires, Argentina.

Tender Support and Administration

Provider shall support tender applications, administration and compliance in jurisdictions in which Recipient requires support from the Seller for such processes due to “legal entity requirement” restrictions under applicable Law. Such Services shall include the preparation of legal entity documentation such as financial statements, bid bonds and local supplier licenses and, where applicable, bid preparation and bid process management.

Supply Chain and Production Planning

1.	Forecast analysis and upload into BPCS system.

2.	Data Management: validation and maintenance of the BPCS planning parameters.

3.	Production Planning based on the market replenishment requirements: run the Manufacturing Production Schedule (MPS) and Material Requirement Planning (MRP).

4.	Production Scheduling and its negotiation with the Third Party Manufacturer (TPM):

•	Production Orders release and tracking of raw materials.

•	Creation of Manufacturing Documentation and secure timely delivery of raw materials to TPM (60 days prior to requested date).

•	Purchase Order release of TPM services aligned with Production Order

5.	Finished Goods and Raw Material management and ordering process:

•	Support to Purchase Orders release process and expediting of Raw Materials.

•	Inventory Control for component materials at TPM

•	Monitoring of obsolescence

•	Tracking and coordination of the retesting activity of materials with QA/QC.

Other Services

Provider shall provide the following Services to Recipient: attend pending legal disputes, Business controls, internal controls, SOX management and payment of financial operations tax.

Cost

Cost of Services shall comprise a charge each month (a) at a fixed amount of USD 34,166, (b) 20% of Provider’s cost from warehousing and Globalfarm (or subsequent third-party logistics provider) and (c) as per the value invoiced by Transfarmaco (or subsequent logistics operator).

Term:

From the date that Health Authorities of Argentina grant Recipient authorization to be the owner of the Products and the subsequent transfer of products from Provider to Recipient becomes effective (the “Product Transfer Date”) until the date that is twenty-four (24) months after the Separation Date, provided that such date is not earlier than the Product Transfer Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Upon the early termination of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the cost of such Services shall be charged to Recipient for three (3) months.

Recipient: Mead Johnson Nutrition S.R.L.

Provider: Bristol-Myers Squibb Argentina S.R.L.

Point of Contact, Recipient: Maria Angélica Bilek

Point of Contact, Provider: José Colina

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 36

SERVICES PROVIDED BY BMS – MEXICO

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Global Customs and Trade Function

Provide information related to tariff classification for products imported and exported.

Importer of Record

Where Provider is the registration holder of record of Recipient product(s), Provider will act as the importer of record on customs clearance documentation.

Financial Support Services (not included in Schedule 1)

BCF: Provider shall provide Business Control Function service and support.

Distribution, Dock & Logistics

Inventory transportation plant to warehouse, products manufactured by Provider for Recipient.

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, space planning, mail Services, conference Services and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to one hundred ninety-four (194) employees in Mexico City, Mexico.

Cost

Cost of Services shall be charged each month at a fixed amount of MXN 335,639.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutricionales México, S. de R.L. de C.V.

Provider: Bristol Myers Squibb de Mexico, S. de R.L. de C.V.

Point of Contact, Recipient: Jorge Bocanegra

Point of Contact, Provider: Jaime Henao

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 37

SERVICES PROVIDED BY BMS – CHINA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, space planning, mail Services, conference Services and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•

Up to 40 employees on 4F, Fu Xing Plaza, 109 Yan Dang Road, Shanghai, P.R. China. Total space allocation to Recipient is 446.54 out of 4157.21 square meters which is approximately 10.74% of the total office space.

Cost

•	Office rental cost per month is CNY 74,298 inclusive of the following rooms:

•	1 director room

•	5 manager rooms

•	22 cubicles of 2.5 square meter per cubicle

•	2 sales rooms of 140 square meter per room

•

The following office expenses are allocated to Recipient based on a percentage of the total usage of the items on a monthly basis. The percentage is based on the total space occupied by Recipient, which is approximately 10.74%.

•	Photocopy paper

•	Office consumables

•	Office stationary

•	Plant and office decorative

•	Carpet cleaning

•	Furniture cleaning

•	Drink and purified water

•	Office cleaning detergent

•	Disposable cup

•	Cleaner salary

•	Office maintenance

•	Voice and data system maintenance

•	Photocopy machine maintenance

•	Building maintenance

•	Office security system maintenance

•	The following office expenses are allocated to Recipient based on actual usage by Recipient on a monthly basis.

•	Office security tag

•	Car parking in the office building

•	Courier services

•	Phone usage

Term:

From the effective date of the MJN Share Transfer, as such term is defined in the China Services Agreement, dated February 10, 2009 between BMS and MJN, as amended and restated, until May 31, 2010.

Early Termination of Services:

Termination at any time upon (30) days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) one (1) month after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutritionals (China) Ltd

Provider: Bristol-Myers Squibb (China) Holding Ltd

Point of Contact, Recipient: Wendy Tsang

Point of Contact, Provider: Corinna Wan

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 38

SERVICES PROVIDED BY BMS – HONG KONG

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Local Non-Inventory Purchasing

Provider shall provide local non inventory purchasing system processing, including the conversion of purchase requisitions into orders based on Recipient approval in the system and the entry of information to record requested changes, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for Business procurement, and in accordance with all applicable Laws.

Provider shall provide system processing, including (1) the conversion of purchase requisitions into orders based on Recipient approval in the system and (2) the entry of information to record requested changes.

Supplier Support Service

Provider shall provide the supplier support Service, including annual preferred suppliers evaluation and negotiation, supplier relationship management, the resolution, and communication of suppliers issues, approval of new suppliers, and to monitor that all parties are complying with the terms of the purchase contract.

Sourcing & Bidding

Provider shall provide the indirect sourcing and bidding Service, including the establishment of purchase SOP, exceeding bidding threshold according to local SOP. Provider shall seek eligible suppliers, communicate requirements to suppliers, solicit supplier proposals, negotiate price, terms, conditions and performance metrics with suppliers.

Cost

Cost of Services shall be charged each month at a fixed amount of HKD 20,196.

Term:

Until the date that is twenty-four (24) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Hong Kong) Limited

Provider: Bristol- Myers Squibb Pharma (HK) Limited

Point of Contact, Recipient: Elaine Li

Point of Contact, Provider: Doreen Chu

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 39

SERVICES PROVIDED BY MJN – HONG KONG

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Local Accounting Order-to-Cash (OTC) Services

Local provider shall provide accounting OTC function Services of billing invoices, processing of customer deductions, order processing (manage order input in system), monthly gross to net sales adjustment, and miscellaneous Services - perform inventory receiving function in the BPCS system, inventory reconciliation between BMS system and distributors’ reports, request for inventory request approval, provide support for inventory revaluation and provide support for inventory sub system requirement as described further below.

Service	Description
Billing of invoices reflective of all promotion and other allowances offered and collection of said billing

Billing Invoices

Provider shall be responsible for the billing of invoices reflective of all promotion and other allowances offered, based on Provider’s authorized pricing as in effect as of the Separation.

Processing of all customer deductions for returns, price and promotion allowances, coupons and other such chargebacks

Processing of Customer Deductions

All customer deductions for returns, price and promotion allowances, coupons and other such chargebacks, during the Term shall be processed by Provider, with the liability for such claims allocated as set forth in the International Asset Purchase Agreement between Bristol-Myers Squibb (Hong Kong) Limited and Bristol-Myers Squibb Pharma (HK) Limited, dated January 31, 2009. A joint communication shall be distributed to customers from Recipient and Provider to clearly delineate the dates when: (a) the liability for claims transfers to Recipient and (b) Provider’s responsibility for collecting and processing ends (at the end of the Term). In order to preserve auditing trails, customer deductions occurring after the Term should be handled directly with each customer and not between Recipient and Provider.

Manage all order input, processing, filling, invoicing and shipment functions.

Order Processing (Order-to-Cash)

Provider shall manage all order input, processing, filling, invoicing and shipment functions. All orders shall be processed as per existing metrics. Subject to product availability, Provider shall ensure that the period between its receipt of an order from a customer and the customer’s receipt of the ordered products, or “customer service cycle time”, shall be consistent with historical trends. Provider and Recipient shall work together to develop a transition plan to seamlessly transition order management and order fulfillment so that no later than the date of the termination of the Services described in this paragraph all orders are being managed and fulfilled by Recipient; provided that Provider shall not be responsible for providing such Services after the expiration of the Term if such transition plan does not result in Recipient managing and fulfilling all orders of the Business.

Service	Description
Monthly sales accruals and cash discount calculations	• Perform monthly sales accruals and cash discount calculations

Miscellaneous

•        Perform inventory receiving function in the BPCS system

•        Inventory reconciliation between Recipient’s system and distributors’ reports

•        Request for inventory variance approval

•        Provide support for inventory sub system requirement

•        Provide support for inventory revaluation

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, space planning, mail Services, conference Services and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to thirty-five (35) employees in New York Life Tower, Causeway, Hong Kong

Cost

Cost of Services shall be charged each month at a fixed amount of HKD 225,856 for Office Occupancy and Facilities Services and a fixed amount of HKD 12,217 for OTC Services.

Term:

Office Occupancy and Facilities Services: Until the date that is twelve (12) months after the Separation Date. However, notwithstanding the previous sentence, Office Occupancy and Facilities Services will terminate on December 31, 2009.

Local Accounting Order-to-Cash (OTC) Services: Until the date that is twenty four (24) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Bristol- Myers Squibb Pharma (HK) Limited

Provider: Mead Johnson Nutrition (Hong Kong) Limited

Point of Contact, Recipient: Suwanty Ng for OTC

Point of Contact, Provider: Ada Cheung for Office Occupancy; Elaine Li for OTC

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 40

SERVICES PROVIDED BY MJN – MALAYSIA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Distribution Agreement with DKSH Malaysia Sdn Bhd

Addendum 6A signed on or about 29 August 2005 to the Regional Distribution Agreement dated 18 June 2004 entered into between Provider and DKSH Malaysia Sdn Bhd shall not be assigned by Provider. Provider shall continue as the party to Addendum 6A for 2009.

Partnership Agreement with Sanofi-Aventis Malaysia Sdn Bhd

Partnership Agreement dated 1 October 1999 entered into between Provider and Sanofi-Aventis Malaysia Sdn Bhd shall not be assigned by Provider. Provider shall continue as the party to the Partnership Agreement and will act in such capacity pursuant to the instructions and direction of the Recipient (including, but not limited to, any termination or transfer of the Partnership Agreement).

Agreement on Inter-Company Reimbursement of R&D Expenses

The Agreement on Inter-Company Reimbursement of R&D Expenses dated April 1, 2007 between Provider and recipient shall not be assigned by Provider. Provider shall continue as party to the agreement.

The Provider shall continue to carry out on behalf of the Recipient such pharmaceutical research and development Services as may be agreed upon by the parties from time to time.

Product Registration and Import Licenses

Provider shall continue to hold and maintain the list of Pharmaceutical product registration licenses and import licences registered by Provider to date and undertake responsibilities incidental to a product registration or import license holder under the laws of Malaysia after the name change of the existing legal entity in Malaysia takes effect (“Name Change Date”). Such responsibilities shall include the continued employment of a qualified pharmacist by Provider. The pharmacist shall support the compliance with the responsibilities required of a product registration and import license holder under the laws of Malaysia, including the obligations for product complaints and recalls of products. Provider is not required to apply for any product registration license. Recipient will provide all information, documentation and reasonable cooperation to Provider necessary for the maintenance and validity of the product registration and import licenses. The Recipient may require the Provider to transfer to a nominee or to terminate any product registration or import licenses and Provider agrees to take such action as may be required to effect such transfer or termination to the extent the action is in compliance with applicable laws.

Clinical Trial License

Provider will also hold the Clinical Trial Import License for all on-going clinical trials. Recipient will provide all information, documentation and reasonable cooperation to Provider necessary for the maintenance and validity of the Clinical Trial Import License.

Employees Retained by Provider

Provider shall continue to employ twenty five (25) of Recipient’s employees, including the one (1) pharmacist mentioned above. These employees shall come under the payroll of the Provider.

Provider shall make payment of sales incentives to the Baraclude sales team based on the computation provided by Recipient.

Finance Services

Consistent with the scope of Provider’s finance Services as of the Separation Date, the Provider shall continue to provide tax, company secretary, legal entity administration, bank account maintenance, financial reporting, and internal control services.

Third-Party Financial Services

Consistent with the cost-sharing arrangement between the Provider and the Recipient prior to the closing date, the Provider shall continue to allocate costs to the Recipient from the third-party providers that provide tax and audit services to the legal entity.

Vendor Contracts

Provider shall extend or cancel any existing vendor contracts for Services required by Recipient. Recipient will reimburse the Provider for any such vendor payments associated with contract termination.

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy an office or desk space/workstation (a “License Area”) located in areas of buildings leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, health and safety Services, physical security, fax/copy machine access, reception Services, cleaning Services, space planning, mail Services, conference Services and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to 25 employees in Level 17, Menara Lien Hoe, Malaysia.

Services provided by the Recipient employees retained by the Provider

Any and all Services required to conduct the Recipient’s pharmaceutical business, including but not limited to;

Demand Forecasting

•	Carry on the demand forecasting, uploading of the forecast in Manugistics and placement of orders with its various source points.

Warehousing

•

Store and maintain product inventory at the Recipient’s distributor warehouse in a manner consistent with the Regional Distribution Agreement dated 18 June 2004 entered into between Provider and DKSH Malaysia Sdn Bhd. Upon the date of termination of the Services described in this paragraph, should Recipient choose to dispose of rather than transfer any remaining inventory, Recipient shall be responsible for all associated disposal costs including the cost of the unsold inventory.

Billing Invoices

•

Billing of invoices reflective of all discounts offered, based on Recipient’s authorized pricing as in effect as of the Closing. Provider also shall continue the collection of said billing during the Term.

Maintain pricing, item master, and customer master files

Processing of Customer Deductions

•	Process all customer deductions for returns, institutional discounts as set forth in the distribution Agreement.

Management of credit risks

•

Perform all credit Services consistent with recipient policies and procedures existing as of the Separation. All credit risk for bad debt and/or non-payment of accounts receivable shall be the responsibility of Recipient.

Audit of cycle counting process

•	Perform audits/observation of inventory cycle counts at distributor warehouse.

Monthly sales accruals and discount calculations

•	Record any required accruals each month, and perform discount calculations.

Returns processing (including product destruction)

•	Enforce the returned goods and recall policies of Recipient and work with existing third-party providers of returned related services.

Sanofi JV

•

Perform the accounting and reporting related tasks to account for the share of joint venture profits attributable to the Recipient. Provider shall also reimburse the joint venture partner for a share of the salesforce expenses. Any repatriation of funds from the joint venture shall be remitted back to the Recipient net of expenses.

Accounts Receivable and Accounts Payable

All the accounts receivable, accounts payable, and the remainder of the balance sheet will be completely liquidated by December 2009. Accounts receivable, accounts payable, or other items on the balance sheet that have not been collected or paid by 31st Dec 2009, the Provider and Recipient shall agree on the appropriate extended period of time to collect or pay all balances.

Human Resources Administration (employment related issues)

Provider will ensure that the onboarding process for new employees is in place, including record set-up, initiating the onboarding process and confirming payroll and benefits enrollment, and providing initial orientation and training. Provider will provide authorization and tracking mechanisms for absence management, absence (including sick absence) authorization and recording, time and attendance tracking, annual leave / annual vacation, maternity and paternity leave, and other paid and unpaid leaves of absence authorization and tracking. Provider will implement employee termination / transfers, employee relocations and international assignments / transfers. Provider will update the IDR (International Data Roster) System on behalf of the Recipient through September 2009.

Internal HR Communications Support

Provider will provide assistance with the translation, printing and distribution of internal HR employee communications, including access to translation service providers, on behalf of Recipient.

HRIS System

Provider will maintain access to and technical support for local HRIS systems and IDR on behalf of the Recipient.

Medical Service Administration

Provider will provide Occupational Health Services, including nurses where applicable, on behalf of the Recipient.

HRIS Data Maintenance

Provider will maintain Recipient employee data in local HRIS System via manual key and/or maintain access to employee/manager self service.

Provider will discontinue use of Recipient’s IT solutions according to Recipient’s HRSD implementation plan.

Employee Relations

Provider will manage and handle, subject to the Recipient’s direction, the employee/industrial relations process, works council process, discipline/employee grievance process and redundancy/severance processes on behalf of the recipient.

Cost

Finance/ Office Services/Third-Party Financial Services/ HR services

The cost of Finance ($806.00/mo.), Office Services ($826.00/mo.), Third-Party Financial Services ($300.00/mo.) and HR services ($654.00/mo.) shall accrue each month at a fixed amount of $2,586 between Separation Date and December 31, 2009 (dates inclusive).

Between January 1, 2010 and until the termination of all Product Registration License Services, the cost of Finance, Office Services and HR services shall be charged each month at a fixed amount of $71.

Term

Product Registration and Import License – Up to 18 months from Separation Date.

Clinical Trial License – Up to 2 years from Separation Date.

Employees retained under Provider – Up to and including 31 March 2010.

Pharmacist retained under Provider – Until the termination of all Product Registration License Services (including any extension thereof).

Office Occupancy and Facilitates Services – Up to and including 31 March 2010.

Finance & HR Service – Until the termination of all Product Registration License Services (including any extension thereof).

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Bristol Myers Squibb (Singapore) Pte. Ltd.

Provider: Mead Johnson Nutrition (Malaysia) Sdn. Bhd.

Point of Contact, Recipient: Beth Marasigan

Point of Contact, Provider: Andy Rusie

Payment Terms: The settlement for the costs of these Services in the calendar year 2009 will be part of the purchase price adjustment to the Share Purchase Agreement between BMS Pharmaceuticals International Holdings Netherlands B.V. and Mead Johnson Nutrition Holdings (Singapore) Pte. Ltd for the latter’s purchase of shares of Mead Johnson Nutrition (Malaysia) Ltd. All payments for Services rendered after the calendar year 2009 due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 41

SERVICES PROVIDED BY MJN – PHILIPPINES

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services that will be Provided by Provider

Agreement with Third Party Manufacturers (TPM)

The agreement signed on 29 May 2007 entered into by Bristol-Myers Squibb (Phils.) Inc. and Hizon Laboratories for the scope of services benefiting the Recipient’s business shall be continued by the Provider until 31 December 2009.

The agreement signed on 23 September 1992 entered into by Bristol-Myers Squibb (Phils.) Inc. and Hizon Laboratories exclusively benefiting the Recipient’s business shall be continued by the Provider until 31 December 2009.

The agreement signed on 9 November 1999 entered into by Bristol-Myers Squibb (Phils.) Inc. and InterPhil benefiting the Recipient’s business shall be continued by the Provider until 31 December 2009.

The binding MOU dated 28 April 2004 and made between Bristol-Myers Squibb (Phils.) Inc. and Cardinal Health Australia 401 Pty Ltd benefiting the Recipient’s business shall be continued by the Provider until 31 December 2009.

While Provider will continue the above mentioned TPM contracts, the Recipient shall be responsible for managing the operational requirements.

The Recipient shall use best efforts to ensure that after 30 September 2009 no transactions are entered under any of the above agreements.

The Recipient may require the Provider to terminate or assign the aforementioned contracts. Provider shall agree to take such action as may be required to effect the termination or transfer in compliance with applicable Laws. The Provider, however, shall not be held responsible for any legal action that could potentially arise upon termination of the above mentioned TPM contracts.

Product Registration Licenses for TPM

Provider shall continue to hold and maintain the pharmaceutical product registration licenses of the Recipient for products that are sourced from third party manufacturers until 31 December 2009.

Provider is not required to make applications of product registrations for the reason that all product registrations for products sourced from third parties are still valid in 2009. Recipient will provide all information, documentation and reasonable cooperation to Provider necessary for the maintenance and validity of the relevant product registration licenses. Recipient will make the actual filing, processing of documentation and resolve any issues that may arise with the registrations.

The Recipient may require the Provider to terminate or assign any product registration license and Provider agrees to take such action as may be required to effect the termination or transfer in compliance with applicable Laws.

A third party service provider, commissioned by the Recipient, will be responsible for the necessary product registration documentation for some products (Tempra Tabs and Tempra Forte Tabs) which the Recipient recently filed for source changes. This is expected to take place by third quarter to fourth quarter of 2009. Provider’s role will be limited to the endorsement of such product registration licenses.

In the event of any Pharmacovigilance issue or action that would potentially carry a liability, legal or otherwise, Provider shall not be held responsible and the corresponding cost shall be charged by MJN to BMS.

EHS Services

The Provider shall continue to provide Oncology (Product) returns and waste handling; storage and disposal; and regular Pharma waste disposal until 31 December 2009.

Supply Chain Services to support Interphil

The Provider shall continue to provide the following Supply Chain Services on behalf of the Recipient: Ordering of Raw Materials and Packaging Materials for Interphil Laboratories.

Quality Assurance Services

The Provider shall maintain the following Quality Assurance Services for the Recipient:

a.	TPMs - Hizon and Interphil

•	Audit Quality Systems, including monitoring and verification of corrective and preventive actions until closed

•	Review and approve changes - procedures, specifications, equipment, manufacturing/packaging systems, and support processes

•	Provide stability protocol

•	Monitor and evaluate stability data

•	Retain, maintain, and destroy records with TPMs and Lane movers

•	Request reference standards

•	Provide evaluation and disposition in the event of any deviation in operations

•

Handle customer complaints - approve of investigation, and corrective and preventive action monitoring, verification and closure (communication directly to the complainants will be handled by Pharmalink)

•	In the event of any product recall, coordinate, monitor and report involved quantities (actual recall will be done by Pharmalink)

•	Return inspection and evaluation if intended to put back to shelves

•	Annual Product Review evaluation and coordination of payment

•	Coordinate regulatory updates

•	Monitor, coordinate, and approve process and packaging validation and qualification

•	Packaging development and directions

•	Coordination and QA contact for any quality issues

b.	Hizon

•	Vitamin E capsules:

•	Coordination with ZPC for transfer of stability samples and monitoring of testing frequency for Hizon’s testing

•	Release of packaging materials

•	Release of bulk and finished goods

•	Ceetrus products:

•	Release of finished goods

c.	Interphil

•	Tempra tablets

•	Release of raw and packaging materials

•	Release of finished goods

•	Penbid, Pentabs and Vitamin E cream

•	Monitoring and evaluation of stability data

d.	Distributors

•	Quality Systems audit including monitoring and verification of corrective and preventive actions until closed

•	Coordination and QA contact for any quality issues

e.	Project team lead for the transfer of Tempra tablets from Interphil to BMS Indonesia

•	Coordination with BMS Indonesia team and local BMS team

•	Packaging development and directions

•	Manufacturing/Packaging specifications and instructions including approval of punches and dies

•	Transport test protocol review and approval

•	Regulatory updates

General Accounting

Provider shall provide general accounting Services, fixed and intangible asset accounting, accounts payable and disbursements, tax, master data maintenance and miscellaneous accounting Services excluding APFSS/Accenture Service covered in Schedule 1.

Provider shall provide collection Services, account receivable Services for account receivables and payment services for accounts payable in accordance with the terms and conditions of sale and purchase respectively. Net balance will be remitted back to BMS on a monthly basis. All the accounts receivables, accounts payable, and the remainder of the balance sheet will be completely liquidated by 31 December 2009. Accounts receivable, accounts payable, or other items on the balance sheet that have not been collected or paid by 31 December 2009, the Provider and Recipient shall agree on the appropriate extended period of time to collect or pay all balances.

Records Management

Provider shall continue to provide records management.

Outsourced Personnel to support activities related to Third Party Manufacturers

Two (2) of Provider’s employees on the WWMG transition team, upon severance will be transferred to an outsourced contract services provider, Corporate Executive Search, from 01 June 2009 until 31 December 2009. These two (2) individuals shall carry on with any or all Services required to conduct the Recipient’s business related to third party manufacturers.

Scope of Services that will be provided by the two contractors:

Finance scope of Services will include: order entry; billing invoices; accounting; intercompany transactions; payables; financial reporting; all internal control services related to Recipient’s business.

Supply Chain scope of Services will include:

a.	Inventory Planning and Control

S&OP Forecast

Translate S&OP forecast requirements into production and inventory plans

b.	MRP-Materials Resources Planning

Generates MPS (Master Production Schedule) through BPCS

Firms up planned orders inside 120 days horizon in BPCS (MRP)

Analyzes current supply situation of raw and packaging materials TPM

Coordinates with Purchasing on Purchase Order issuances

Follows up Purchasing on stocks delivery dates

Coordinates deliveries in warehouses sites and suppliers

Coordinates and follow up TPM releases

c.	Receipt of Raw and Packaging Materials

Receives, monitors and files receiving report sent by Hizon and Interphil for RM/PM

Coordinate with PSG actual encoding of RR in BPCS

Monitor and follow-up QA regarding on-time releases of RM/PM

Schedule delivery date of RM/PM with supplier and TPM

d.	Actual Production at TPM (Redressing and Manufacturing)

Monthly agreement on FG requirements and due dates (Hizon, Interphil)

Generates SO for products to be manufactured for the cycle month

Initiates actual finished goods transfers from TPM to ZPC

Ensure completeness of documents (COA, DR, RR, TPM report, SO, BC, etc.)

Ensure ontime BPCS actual rm/pm usage versus SO

Ensure QA releases of stocks delivered to Zuellig

Closes shop orders

File documents to folder

e.	Payment to TPM

TPM forwards invoice to Planning

Validates and confirms from TPM monitoring sheet/BPCS PO

Approves payment/VISTA (non PO charges) testing

Insurance Coverage of Inventory at Third Party Warehouses

The Provider shall maintain the Insurance Coverage for the Recipient’s Inventory sitting at Third Party Warehouses until 31 December 2009.

Order-to-Cash (OTC) Services by APFSS-mapped Staff

OTC Services provided by one (1) headcount mapped to APFSS. The said employee will remain in OTC representing the Recipient in the region; The scope of services will include: Processing of the relationship with Recipient’s independent distributor (Zuellig Pharma); Processing of Debit and Credit notes; Reviewing and validation of rebates and obtain approval; Cash application (check on segregation) in BPCS and SAP; Monitor accounts in SAP sourcing points; Work with Satellite markets-Taiwan and Malaysia for DKSH understanding; Work with A. Young (Australia) to re-process standardizations and improvements; Develop understanding to support other markets and vice versa.

Other Provisions

Product Returns and Recalls

Provider shall enforce the returned goods and recall policies of the Business and work with existing third-party providers of returns-related services.

Vendor Contracts of the Recipient

The Recipient’s transition team shall cancel any existing vendor contracts for services required by the Recipient.

Cost:

The parties acknowledge and agree that there will be no charges pursuant to this Agreement for Costs of Services.

Term:

Third Party Manufacturing Agreements – until 31 December 2009

Product Registration Licenses – until 31 December 2009

EHS Services – until 31 December 2009

Supply Chain Services to Support Interphil – until 31 December 2009

Quality Assurance Services – until 31 December 2009

General Accounting Services – until 31 December 2009

Records Management – until 31 December 2009

Cost of Outsourced Personnel to Support TPM from 01 June 2009 – until 31 December 2009

Insurance Coverage of Inventory at Third Party Warehouse – until 31 December 2009

Order-to-Cash Services by Provider employee mapped to FSS – until 31 December 2009

Early Termination of Services: Termination at any time upon 30 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) one (1) month after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Worldwide Medicines Group Philippines and, for the over-the-counter business, its successors or assigns (as determined by BMS) as third party beneficiaries

Provider: Mead Johnson Nutrition (Philippines), Inc.

Point of Contact, Recipient: Kuru Somasundram-Finance Director, Worldwide Medicines Group

Point of Contact, Provider: Edouard Mac Nab-Finance Director, Mead Johnson Nutrition (Philippines), Inc.

SCHEDULE 42

SERVICES PROVIDED BY MJN – THAILAND

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Financial Services

Provider shall provide the financial Services described below, subject to the terms and conditions of this Agreement (including Section 2 hereof). Such Services shall be provided in a manner consistent with the scope of Provider’s operating procedures and configuration of software systems as of the Closing Date (except as otherwise set forth in Schedule 2). The individuals performing these responsibilities will be directed and managed by the Recipient.

Service	Description
Local General Accounting

•        Process of journal entries

•        Provide supporting documents to FSS to prepare account reconciliation

•        Coordination of abandoned property filings

•        Processing inbound and outbound information transfers

•        Cost center reporting detail

•        Utilization of data archiving and retention tools

•        Processing of appropriate system access requests and production of security and audit reports

•        Standard analyses, upon request, of balance sheet or profit and loss statements

•        Support monthly close process

•        Support royalty accounting

•        GOA and DOA maintenance and support

•        Accrual management and accounting

•        Goods in Transit support

•        Statutory reporting

•        External reporting related to government, SEC, audit and compliance requirements

•        Coordination of inter-company transactions

Fixed and Intangible Asset Accounting

•        Review construction in progress to ascertain if expenses are properly classified

•        Monthly reporting

•        Capitalizing closed projects

•        Maintain capital expenditure support

•        Establish Fixed and Intangible assets procedure

•        Perform assets count

•        Review and support capital appropriation request (“CAR”), lease accounting

Service	Description
Accounts Payable & Disbursements	• Processing manual check requests

Financial Reports

Cost Center Reports

Upon reasonable request (but only to the extent such report is provided to the Business prior to the Separation Date in the ordinary course), Provider shall provide reports that summarize departmental expenses by account, on both a month-to-date and year-to-date basis.

Balance Sheet Reports

Upon reasonable request (but only to the extent such report is provided to the Business prior to the Separation Date in the ordinary course), Provider shall provide reports for assets and liabilities, indicating change in month-to-month activity as well as current account balance by profit center and opening balances. In addition, upon reasonable request (but only to the extent such report is provided to the Business prior to the Separation Date in the ordinary course), Provider shall provide trend reports, which shall be run on a legal entity basis, or on a management basis where certain accounts or portions thereof are allocated between profit centers.

Profit and Loss Reports

Upon reasonable request (but only to the extent such report is provided to the Business prior to the Separation Date in the ordinary course), Provider shall provide profit and loss reports, which shall be run on a legal entity and a management basis. In addition, upon reasonable request (but only to the extent such report is provided to the Business prior to the Separation Date in the ordinary course), Provider shall provide a profit and loss trial balance, both with detailed and summary reports, which shall be processed for all profit centers or individually by profit center.

Project Reports

Upon reasonable request (but only to the extent such report is provided to the Business prior to the Separation Date in the ordinary course), Provider shall provide reports that track year-to-date and life-to-date project spending. Such reports shall be sorted by either project spending and account, or account and project within each account.

Fixed Asset Reports

Upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide fixed asset reports that shall include capital spending by department, general asset listings, assets within a CAR report, listing of asset retirements, fixed asset tag listing and an asset history sheet (such history sheet shall reflect all activity to the asset: i.e., retirements, disposals/transfer in/out of depreciation). In addition, upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide a report that isolates CARs that have had no spending activity in the prior six (6) months and a capital recapitulation report, which classifies a CAR’s total spending to date, amount capitalized and amount expensed as well as the amount not yet expensed or capitalized. Lastly, upon reasonable request (but only to the extent such report is provided to the Business prior to the Closing Date in the ordinary course), Provider shall provide a report that summarizes assets by location.

Service	Description

Other Reports

Upon reasonable request (but only to the extent such report is provided to the Business prior to the Separation Date in the ordinary course), Provider shall provide tie-out reports that compare ledger balances against management system interfaces and an account balance report that indicates detailed transaction activity. In addition, upon reasonable request (but only to the extent such report is provided to the Business prior to the Separation Date in the ordinary course), Provider shall provide master data change reports, audit reports, a full profit and loss report by product and other reports that are needed to support Management and Statutory requirements.

Audit	Support for Internal and External Accounting inquiries.

Customs Clearance, Importation and Supply Chain (including transportation to warehouse)

Upon notification of an incoming shipment of Products by Recipient, Provider shall inform the local customs clearance agent of the incoming shipment and shall forward the related documentation to such agent. Upon entry of the Products into Suvarnabhumi Airport and Bangkok (Klongtoey) and Laem cha bang Ports, Provider shall arrange for such agent to submit customs clearance documentation, using tariff codes supplied by Provider, in order to enable release of the Products by customs.

Provider shall coordinate with transportation service providers on all logistics freight-to-warehouse transportation, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for Business distribution operations services, and in accordance with all applicable Laws; provided that Recipient shall bear all risk of loss or shrinkage of goods during transit and shall have the sole responsibility for insuring such goods. In addition to the costs relating to the Services contemplated by this Schedule, Recipient shall take care of the actual costs of freight, out-of-pocket handling fees and inventory taxes directly from the transportation service providers.

Procurement of Non-Inventory

Provider shall provide non-inventory purchasing system processing, including the conversion of purchase requisitions into orders based on Recipient’s approval system and the entry of information to record requested changes, shall manage the bidding system and shall coordinate and facilitate the meeting with vendors in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for Business procurement, and in accordance with all applicable Laws.

Office Occupancy and Facilities Services

Office Occupancy

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in 388 Exchange Tower, 17th floor Unit no 1703 and 1704, Sukhumvit Road, Klongtoey Sub-district, Klongtoey District, Bangkok Metropolis, which Provider leases and obtains services from the landlord under the lease agreement and service agreement dated July 24, 2006. Recipient shall comply with terms and conditions of the lease agreement and shall be entitled to service provided by the landlord under the Service Agreement, such as electricity, water, car park, air-conditioning system, lighting, cleaning and security in the common areas etc. Recipient shall pay the Office occupancy costs set forth below. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to forty-one (41) employees in Bangkok Metropolis, Thailand

Facilities

Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as health and safety Services, physical security, reception Services, cleaning Services, mail Services, fleet administration, printing and postage, copy machine Services, and management of and access to off-site document management Services.

Cost

Cost of Services shall be charged each month at a fixed amount of THB 1,204,650, which amount is comprised of the following components:

Service	Monthly Cost (THB)
Financial services	274,223
Customs Clearance, Importation and Supply Chain (including transportation to warehouse)	45,551
Procurement of Non-Inventory	131,451
Office Occupancy	549,670
Facilities	203,755
Total	1,204,650

Pursuant to Section 2(f) of the Agreement, no uplift shall be charged for the Office Occupancy Service.

Term

Until the date that is eighteen (18) months after the Separation Date, except that Office Occupancy will terminate on January 3, 2010.

Early Termination of Services: Termination at any time upon 30 days’ prior written notice; provided that Recipient may not terminate early Office Occupancy. Subject to such proviso, notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. No early termination condition for office occupancy. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) one (1) month after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Bristol-Myers Squibb Pharma (Thailand) Ltd.

Provider: Mead Johnson Nutrition (Thailand) Ltd.

Point of Contact, Recipient: Kimberley Andrews

Point of Contact, Provider: Monapha Kongmunwatana

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 43

SERVICES PROVIDED BY BMS – INDIA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Importer of Record

Where Provider is the registration holder of record of Recipient product(s), Provider will act as the importer of record on customs clearance documentation.

Purchasing of Non-Inventory And Services; Purchase Order Input

Provider shall provide purchasing system processing, including the conversion of purchase requisitions into orders and the entry of information to record requested changes, shall manage the bidding system and shall coordinate and facilitate the meeting with vendors in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for Business procurement, and in accordance with all applicable Laws.

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, catering access and Services, health and safety Services, physical security, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services grounds/landscape management, space planning, mail Services, conference Services and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to 17 employees in A Wing, Shivsagar Estate, Mumbai, India

Cost

Cost of Services shall be charged each month at a fixed amount of INR 1,092,567.

Term:

From the effective date of the Share Purchase Agreement between Mead Johnson Nutrition Nominees LLC, Mead Johnson Nutrition Holdings (Singapore) PTE. Ltd. and Mr. Manoj Kumar Singh, Mr. Vijay Kumar Singh and MJ Nutrition (India) Private Limited until the date that is twenty-four (24) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 30 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) one (1) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition India Private Limited

Provider: Bristol-Myers Squibb India Private Limited

Point of Contact, Recipient: Kishore Vora, Finance Manager MJN India

Point of Contact, Provider: Anish Jhaveri, Finance Director, BMS India

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 44

SERVICES PROVIDED BY BMS – TAIWAN

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Business Finance & Compliance

Provider shall provide the service of business finance and compliance upon notification by Recipient:

•	Provide business finance service, including management P&L, B/S, CF, OPEX, ANP and Capex analysis.

•	Budgeting, projection, strategic planning and control

•	Campaign, bidding and contract review process

•	Business analysis and planning

•	External audit supporting.

Importation and Customs Clearance

Upon notification of an incoming shipment of Products by Recipient Sub, Provider shall inform the local customs clearance agent of the incoming shipment and shall forward the related documentation to such agent. Upon entry of the Products into agreed harbor in Taiwan, Provider shall arrange for such agent to submit customs clearance documentation, using tariff codes supplied by Provider, in order to enable release of the Products by customs.

Purchase of Inventory

Provider shall purchase Inventory required to replace Products sold in connection with the performance of the Services (the “Services Inventory”) from Recipient, and Provider shall sell such Services Inventory to Recipient, at the applicable transfer price effective between Provider and the Recipient Sub immediately prior to the Closing.

Importer of Record for Nutritional Products

During the transition period (after the Separation Date but before Recipient’s product license becomes effective), Provider, as the product licenses owner, shall import the product and transfer to Recipient exclusively per Recipient’s request at a price equal to actual cost (excluding the cost of goods sold) plus 5%.

Transportation

Provider shall manage all logistics for inbound, freight-to-customer and freight-to-warehouse transportation, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for Business distribution operations services, and in accordance with all applicable Laws; provided that Recipient shall bear all risk of loss or shrinkage of goods during transit and shall have the sole responsibility for insuring such goods. In addition to the costs set forth below relating to the Services contemplated by this Schedule, Provider shall invoice Recipient for the actual costs of freight, out-of-pocket handling fees and inventory taxes incurred by Provider in performing the Services described in this paragraph.

Warehousing

Provider shall store and maintain product inventory related to customer shipments to meet demand, subject to being provided with Products, in a manner consistent in all material respects with past practices, its usual policies, IT infrastructure and appropriate systems access, procedures and the usual and customary practices, codes and standards for Business distribution operations services, and in accordance with all applicable Laws; provided that Recipient or its Affiliates shall hold title to Business inventories and Recipient shall assume full responsibility for losses or shrinkage other than to the extent due to Provider’s or its Affiliates’ gross negligence or willful misconduct. Upon the date of termination of the Services described in this paragraph, should Recipient choose to dispose of rather than transfer any remaining inventory, Recipient shall be responsible for all associated disposal costs. Provider shall further ensure that all products in its warehouses are stored using Good Distribution Practices (GDP) in order that, among other things, inventory is free of insects, rodents or dust, and that cases are properly sealed to avoid damage.

Returns & Recalls

During the Term, Provider shall enforce the returned goods and recall policies of the Business and work with existing third-party providers of returns-related services. Provider and Recipient shall work together to develop a transition plan to seamlessly transition returns and recall management and claims processing so that no later than the final day of the Term all returns and recalls are being managed and processed by Recipient. Notwithstanding the foregoing, the parties acknowledge that after the final day of the Term, returns may continue to come through the Provider returned goods network for a period of time. Recipient and Provider agree that the management of such returned goods shall continue to be subject to the provisions of this Agreement and its Schedules.

Quality Assurance

Following receipt of the Products at Provider’s warehouse, Provider shall inspect, analyze and approve the Products and shall prepare the Products for packing with appropriate legends for government and private use and samples.

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, office access and Services, health and safety Services, physical security, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, space planning, mail Services, conference Services and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to 58 employees in Taipei, Taichung and Kaohsiung, Taiwan.

Financial Planning and Analysis Services

Provider shall provide, upon the reasonable request of Recipient, financial planning and analysis support.

Cost

Cost of Services shall be charged each month at a fixed amount of TWD 1,578,526. Any payment made by Provider on behalf of Recipient will be back-charged to Recipient on actual basis.

Term:

Until the date that is 18 months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon ninety (90) days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Taiwan) Ltd.

Provider: Bristol-Myers Squibb (Taiwan) Ltd.

Point of Contact, Recipient: Victor Wong

Point of Contact, Provider:

Function	Point of contact
Customs Clearance, Supply Chain/ Distribution / Environmental, Health & Safety, Quality Assurance, Warehousing	Webber Chen

Administration, Facilities	Lilly Chiu

Finance Planning	Lisa Shen

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 45

SERVICES PROVIDED BY BMS – AUSTRALIA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, waste disposal, pest control, cafeteria/catering access and Services, health and safety Services, physical security, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, space planning, mail Services and conference Services. Other property fixed cost such as land taxes, council rates and depreciation charges is prorated and included in the occupancy costs.

No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 2 additional employees shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to 5 employees in Noble Park North, Victoria, Australia.

Internal Control & Compliance

Provider shall provide the local Internal Control consultation and support SOX testing requirement. In addition, Provider shall coordinate for the services required for external auditors such as year-end statutory audit and/or general consultation. Provider will also support for any legal entity consultation on an ad hoc basis to Recipient.

Payroll

Provider shall provide payroll Services for Recipient’s employees.

Cost

Cost of services shall be charged each month at a fixed amount of AUD 16,422.

Term:

Until the date that is eighteen (18) months after the Separate Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Australia) Pty Ltd.

Provider: Bristol-Myers Squibb (Australia) Pty Ltd.

Point of Contact, Recipient: Jularat Jira-Anankul (Dee)

Point of Contact, Provider: Shan Pillai

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 46

SERVICES PROVIDED BY BMS – ASIA REGIONAL OFFICES

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Regional Internal Controls Support

Provider shall render internal controls support for Recipient markets in the Asia region through the services of the Provider’s Regional Internal Controls Manager. Among others, Services will include assistance on markets’ controls risk self-assessment process, implementation and monitoring of SOX compliance processes, internal audit preparations and guidance, key representative to the technical accounting network, and others.

Cost

Cost of Services shall be charged each month at a fixed amount of $14,000.

Term:

To January 18, 2010.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition – Asia Regional Office

Provider: Bristol-Myers Squibb – Asia Regional Office

Point of Contact, Recipient: Kathy MacDonald

Point of Contact, Provider: Ronald Gimbel

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 47

SERVICES PROVIDED BY MJN – VIETNAM

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Regulatory Reporting

Provider shall provide assistance on 2008 and 2009 statutory audits.

Record Management

Provider should provide storage services for records that are stored jointly and cannot be separated.

Cost

Cost of Services shall be charged each month at a fixed amount of $2,084.

Term:

Regulatory Reporting - until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with thirty (30) days’ prior written notice, up to a maximum of twelve (12) months.

Record Management - until the date that is 18 months after the Separation Date, with Recipient to have the right to extend the term with thirty (30) days’ prior written notice, up to a maximum of twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Notwithstanding the second sentence of Section 4(b) of the Agreement, individual Services within this Schedule may be terminated without all other Services being simultaneously terminated. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Bristol Myers Squibb (Singapore) Pte Ltd or its Representative Office in Vietnam

Provider: Mead Johnson Nutrition (Vietnam) Company Limited (previously known as BMS Vietnam Company Limited)

Point of Contact, Recipient: Ron Gimbel

Point of Contact, Provider: Kimberley Andrews

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 48

SERVICES PROVIDED BY BMS – SPAIN

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, security passes, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, required facility insurance, space planning, mail and delivery Services, conference Services, storage rooms and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to seventeen (17) employees in Madrid, Spain, two (2) of which are currently vacant positions

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation.

Fleet Management

Provider will ensure that qualified personnel are provided with an appropriate company vehicle and will oversee liability insurance, vehicle registration and accident-related matters.

Cost

Cost of Services shall be charged each month at a fixed amount of €19,438.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Spain) S.L.

Provider: Bristol-Myers Squibb S.A.

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 49

SERVICES PROVIDED BY BMS – PORTUGAL

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, security passes, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, required facility insurance, space planning, mail and delivery Services conference Services, storage rooms and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to five (5) employees in Porto Salvo, Portugal, two (2) of which are currently vacant positions

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation.

Fleet Management

Provider will ensure that qualified personnel are provided with an appropriate company vehicle and will oversee liability insurance, vehicle registration and accident-related matters.

Cost

Cost of Services shall be charged each month at a fixed amount of €5,117.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Portugal) Lda.

Provider: Bristol-Myers Squibb Farmaceutica

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 50

SERVICES PROVIDED BY BMS – FRANCE

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, security passes, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, required facility insurance, space planning, mail and delivery Services, conference Services, storage rooms and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to twenty-two (22) employees in Rueil-Malmaison, France. Twenty employees supporting the France business, and two regional employees currently leading Project Sunrise.

•	Additional space allocated for a union representative.

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation.

Fleet Management

Provider will ensure that qualified personnel are provided with an appropriate company vehicle and will oversee liability insurance, vehicle registration and accident-related matters.

Cost

Cost of Services shall be charged each month at a fixed amount of €24,940.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (France) S.A.S.

Provider: Bristol-Myers Squibb SARL

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 51

SERVICES PROVIDED BY BMS – BELGIUM

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, security passes, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, required facility insurance, space planning, mail and delivery Services, conference Services, storage rooms and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to two (2) employees in Braine-l’Alleud, Belgium.

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation.

Fleet Management

Provider will ensure that qualified personnel are provided with an appropriate company vehicle and will oversee liability insurance, vehicle registration and accident-related matters.

Cost

Cost of Services shall be charged each month at a fixed amount of €5,475.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Belgium) B.V.B.A.

Provider: SA Bristol-Myers Squibb Belgium N.V.

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 52

SERVICES PROVIDED BY BMS – ITALY

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, security passes, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, required facility insurance, space planning, mail and delivery Services, conference Services, storage rooms and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to six (6) employees in Rome, Italy.

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation.

Corporate Affairs

Provide the necessary support required to update Recipient’s websites and to communicate messages externally to doctors on an as needed basis.

Fleet Management

Provider will ensure that qualified personnel are provided with an appropriate company vehicle and will oversee liability insurance, vehicle registration and accident-related matters.

Cost

Cost of Services shall be charged each month at a fixed amount of €6,533.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Italia) S.R.L.

Provider: Bristol-Myers Squibb S.R.L

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 53

SERVICES PROVIDED BY BMS – POLAND

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Recipient shall obtain a sub-lease to use and occupy, during the Term, office space, conference rooms or storage rooms (a “Sub-lease Area”) located in areas of building in Warsaw, Poland. Provider shall provide to each Sub-lease Area and the employees using and/or occupying such Sub-lease Area Services such as general kitchen supplies, office security Services, general office repairs and maintenance, reception Services/common reception area, office cleaning Services/supplies, and mail and delivery Services.

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Pharmacovigilance Services

Documentation and filing of all claims or unexpected events related to an Recipient product on the basis of information coming from the market (call to the customer service, etc.). Ensure all these specific cases are forwarded to the production unit to be analyzed, and that the results are communicated to the external party.

Provider shall provide:

•

Pharmacovigilance compliance with all appropriate Global Pharmacovigilance & Epidemiology (GPV&E) and corporate SOPs, procedures and regulatory reporting requirements for the country for licensed products;

•

Management of all product safety issues, handling any emerging marketed and investigational product safety related signals and issues, interfacing with appropriate governance group representatives in GPV&E;

•

Planning, preparation, co-ordination, conduct and responses to internal audits and external PV regulatory inspections, in collaboration with GQRC, QST and /or QP Office. Point of contact with country regulatory authority for PV inspections;

•	Timely and quality responses to safety enquires from Health Care Professionals and Regulatory Authorities; and

•	Adequate Pharmacovigilance training for staff, ensuring that all local non-PV staff is trained effectively to notify local PV of any adverse events arising.

Crisis Management -Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation.

Corporate Affairs

Provide the necessary support required to update Recipient websites and to communicate messages externally to doctors on an as needed basis.

Fleet Management

Provider will ensure that qualified personnel are provided with an appropriate company vehicle and will oversee liability insurance, vehicle registration and accident-related matters.

Cost

Cost of Services shall be charged each month at a fixed amount of PLN 12,952.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Poland) Sp. z.o.o

Provider: Bristol-Myers Squibb Sp. z o.o.

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 54

SERVICES PROVIDED BY BMS – RUSSIA

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Phase 1 Services

Regulatory Affairs Support

Provider will supply a dedicated resource to perform all regulatory activities (product registrations, product labeling and/or reimbursements if applicable) until the dedicated regulatory affairs employee (the “Loaned BMS Regulatory Staff”) can transfer to the newly established Recipient entity. This transfer is expected within 2010. At the time of transfer, Recipient has the right to terminate this Service immediately. In the event that the employee does not transfer to Recipient and there were any termination costs, these costs would be borne by Recipient.

Regulatory activities will include:

•

Support during the regulatory process in accordance with business objectives, regulatory requirements and timeframes to ensure the timely filing and approval of new products, line extensions and renewals of Recipient products.

•	Assistance in the creation and implementation of regulatory strategic plan to ensure registration of new products in accordance with business objectives.

•	Preparation of the filings for new applications, variations and renewals for Recipient products.

•	Assurance of completion of dossiers and label reviews so products can be launched in a timely fashion.

•	Interpretations of the current national legislative/directives as relates to product licensing and registration and is able to apply changes as necessary.

•	Relationships and negotiations with local regulatory agencies on all matter relating to regulations and food safety.

•

Serve as a labeling specialist by creating local labels based on European template, reviewing and/or approving all artwork and technical documents for accuracy and compliance in the region of responsibility as required.

Provider will archive and maintain all records pertinent to the Recipient registrations.

Marketing Support

Provider will supply a dedicated Marketing Manager to perform marketing activities until the dedicated Marketing Manager employee (the “Loaned BMS Marketing Staff”) can transfer to the newly established Recipient entity. This transfer is expected to occur during calendar year 2009. At the time of transfer, Recipient has the right to terminate this Service immediately. In the event the Loaned BMS Marketing Staff does not transfer to Recipient then Recipient shall reimburse Provider or any of its Affiliates for any and all costs and expenses incurred by Provider or its Affiliates in connection with the termination of such employee’s services.

Marketing activities will include:

•	Analyze market and build Russia entry strategy based on core competencies and local brand/business opportunities.

•	Assist General Manager in building Russian organization to optimize entry strategy.

•	Align broader organization and cross-functional partners to Russia entry plan.

•

Contribute to the brand(s) by identifying market opportunities, drive development and implementation of product platforms, anticipate competitive issues and support achievement of brand sales and business objectives.

•	Develop and manage relationships with external agencies throughout key stages of the marketing process to facilitate their participation as integral members of the business team.

•	Manage relationships with KOLs and outside companies.

•	Assist in identifying new market opportunities.

•	Assist in creating the annual business and strategic plan relating to sales, share and profit/contribution.

•	Assist in developing brand/portfolio/life cycle management strategies relating to products sales/ROI.

•	Assist in creating brand positioning, seeking to leverage products differentiation into product benefits.

•	Identify, learn and understand a variety of financial, manufacturing and promotional processes/systems necessary to implement the marketing plan, including regulatory/medical/legal review.

•	Conduct analyses using market research techniques, develop benchmarking techniques and recommend resource allocation across/within brands using ROI analysis.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for the Recipient and to communicate effectively internally and externally during a crisis situation.

Phase 2 Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, security passes, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, required facility insurance, space planning, mail and delivery Services, conference Services, storage rooms and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to two (2) employees in Moscow, Russia.

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Cost

Phase 1

1.	Cost of Regulatory Affairs Support Services shall be charged each month at a fixed amount of $12,500.

2.	Cost of Marketing Support Services shall be charged each month at a rate equal to all direct costs and expenses incurred by the Provider as it relates to the Loaned BMS Marketing Staff, including, but not limited to, salary and benefits.

3.	Cost of all other Services shall be charged each month at a fixed amount of $3,666.

4.	So long as the Regulatory Affairs Support Services or Marketing Support Services are provided, the Recipient agrees to (A) timely reimburse Provider for all direct costs and expenses incurred by Provider as it relates to (i) the continued participation of the Loaned BMS Regulatory Staff and Loaned BMS Marketing Staff in the Provider’s benefits plans (including pension) after the Separation Date, (ii) the continued employment of the Loaned BMS Regulatory Staff and Loaned BMS Marketing Staff after the Separation Date and (iii) the severance and indemnity costs and expenses to terminate the Loaned BMS Regulatory Staff and Loaned BMS Marketing Staff; and (B) indemnify the Provider for all liabilities relating to the Loaned BMS Regulatory Staff and Loaned BMS Marketing Staff.

Phase 2

Cost of Services shall be charged each month at a fixed amount of RUB 86,676.

Term:

Phase 1: From the Separation Date until the earlier of: (i) the date of the final transfer of all Loaned BMS Regulatory Staff and Loaned BMS Marketing Staff to the Recipient, and (ii) December 31, 2010. In the event that (i) above occurs later than the last date in Phase 2 below, Phase 1 shall continue until the earlier of the two dates in (i) and (ii) and shall not be limited by the dates stated for Phase 2.

Phase 2: From the date of the final transfer of all Loaned BMS Regulatory Staff and Loaned BMS Marketing Staff to the Recipient until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice for Business Services. Recipient has the right to terminate Regulatory Affairs Support Services immediately after transfer of the employee to the newly established Recipient entity. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient:

Phase 1: Mead Johnson B.V.

Phase 2: LLC “Mead Johnson Nutrition”

Provider: Bristol-Myers Squibb OOO

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 55

SERVICES PROVIDED BY BMS – SWEDEN

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, security passes, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, required facility insurance, space planning, mail and delivery Services, conference Services, storage rooms and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to six (6) employees in Bromma, Sweden.

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation.

Corporate Affairs

Provide the necessary support required to update Recipient websites and to communicate messages externally to doctors on an as needed basis.

Financial Analysis Support

Only to the extent such support is provided to the Business prior to the Separation Date and said activities are in addition to those reflected in Schedule 1, Provider will supply a resource to perform financial analysis activities in Scandinavia (budgets, month-end close reports, variance reporting, financial metrics reporting, etc.).

Fleet Management

Provider will ensure that qualified personnel are provided with an appropriate company vehicle and will oversee liability insurance, vehicle registration and accident-related matters.

Cost

Cost of Services shall be charged each month at a fixed amount of SEK 72,037.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Sweden) A.B.

Provider: Bristol-Myers Squibb A.B.

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 56

SERVICES PROVIDED BY BMS – DENMARK

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, security passes, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, required facility insurance, space planning, mail and delivery Services, conference Services, storage rooms and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to one (1) employee in Lyngby, Denmark

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation in Denmark and Iceland.

Corporate Affairs

Provide the necessary support required to update Recipient websites and to communicate messages externally to doctors on an as needed basis.

Fleet Management

Provider will ensure that qualified personnel are provided with an appropriate company vehicle and will oversee liability insurance, vehicle registration and accident-related matters.

Cost

Cost of Services shall be charged each month at a fixed amount of $1,614.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition Denmark (A Representation Office of Mead Johnson BV).

Provider: Bristol-Myers Squibb Denmark (branch of Bristol-Myers Squibb AB, Sweden)

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 57

SERVICES PROVIDED BY BMS – NORWAY

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, security passes, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, required facility insurance, space planning, mail and delivery Services, conference Services, storage rooms and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to one (1) employee in Sandvika, Norway.

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for MJN and to communicate effectively internally and externally during a crisis situation.

Corporate Affairs

Provide the necessary support required to update Recipient websites and to communicate messages externally to doctors on an as needed basis.

Fleet Management

Provider will ensure that qualified personnel are provided with an appropriate company vehicle and will oversee liability insurance, vehicle registration and accident-related matters.

Cost

Cost of Services shall be charged each month at a fixed amount of $3,290.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition Norway (A Branch of Mead Johnson BV)

Provider: Bristol-Myers Squibb Norway Ltd.

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 58

SERVICES PROVIDED BY BMS - NETHERLANDS (EXCLUDING NIJMEGEN)

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, security passes, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, required facility insurance, space planning, mail and delivery Services, conference Services, storage rooms and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to four (4) employees in Woerden, the Netherlands.

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation.

Cost

Cost of Services shall be charged each month at a fixed amount of €12,817.

Term:

Until the date that is fourteen (14) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson B.V.

Provider: Bristol Myers Squibb B.V.

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 59

SERVICES PROVIDED BY BMS – UNITED KINGDOM

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Office Occupancy and Facilities Services

Provider shall provide (in the nature of a license) to certain employees of Recipient the right to use and occupy, during the Term, an office or desk space/workstation (a “License Area”) located in areas of buildings owned or leased by Provider. Provider shall provide to each License Area and the employees using and/or occupying such License Area essential Services such as telephone Services, LAN access, utilities, general office supplies, cafeteria/catering access and Services, health and safety Services, physical security, security passes, parking and parking lot maintenance, fax/copy machine access, reception Services, cleaning Services, grounds/landscape management, required facility insurance, space planning, mail and delivery Services, conference Services, storage rooms and access to off-site document management Services. No more than the following indicated number of employees shall occupy such License Area in the indicated jurisdiction and be provided such Services (provided that, with respect to each jurisdiction indicated below, up to 10% more employees (rounded up to the nearest whole number) shall be permitted to occupy such License Area to the extent that physical space capacity exists to accommodate such greater number of employees in such License Area):

•	Up to seven (7) employees in Uxbridge, United Kingdom.

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation.

Fleet Management

Provider will ensure that qualified personnel are provided with an appropriate company vehicle and will oversee liability insurance, vehicle registration and accident-related matters.

Pharmacovigilance Services

Provider shall provide:

1.	Pharmacovigilance compliance with all appropriate Global Pharmacovigilance & Epidemiology (GPV&E) and corporate SOPs, procedures and regulatory reporting requirements for the country for licensed products;

2.	Management of all product safety issues, handling any emerging marketed and investigational product safety related signals and issues, interfacing with appropriate governance group representatives in GPV&E;

3.	Planning, preparation, co-ordination, conduct and responses to internal audits and external Pharmacovigilance regulatory inspections, in collaboration with GQRC, QST and /or QP Office. Point of contact with country regulatory authority for Pharmacovigilance inspections;

4.	Timely and quality responses to safety enquires from Health Care Professionals and Regulatory Authorities; and

5.	Adequate Pharmacovigilance training for staff, ensuring that all local non-Pharmacovigilance staff is trained effectively to notify local Pharmacovigilance of any adverse events that arise.

Cost

Cost of Services shall be charged each month at a fixed amount of £8,856.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (UK) Ltd. for all Services in this Schedule except Pharmacovigilance Services, for which Mead Johnson Nutrition Ireland (A Representation Office of Mead Johnson BV) shall be the Recipient.

Provider: Bristol-Myers Squibb Pharmaceuticals Limited

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 60

SERVICES PROVIDED BY BMS – IRELAND

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization. Provide a dedicated phone number and/or mobile phone to each Recipient employee according to the applicable local HR guidelines.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation.

Fleet Management

Provider will ensure that qualified personnel are provided with an appropriate company vehicle and will oversee liability insurance, vehicle registration and accident-related matters.

Cost

Cost of Services shall be charged each month at a fixed amount of €267.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition Ireland (A Representation Office of Mead Johnson BV)

Provider: Bristol-Myers Squibb Pharmaceuticals

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 61

SERVICES PROVIDED BY BMS – FINLAND

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Pharmacovigilance Services

Provider shall provide:

1.	Pharmacovigilance compliance with all appropriate Global Pharmacovigilance & Epidemiology (GPV&E) and corporate SOPs, procedures and regulatory reporting requirements for the country for licensed products;

2.	Management of all product safety issues, handling any emerging marketed and investigational product safety related signals and issues, interfacing with appropriate governance group representatives in GPV&E;

3.	Planning, preparation, co-ordination, conduct and responses to internal audits and external PV regulatory inspections, in collaboration with GQRC, QST and /or QP Office. Point of contact with country regulatory authority for PV inspections;

4.	Timely and quality responses to safety enquires from Health Care Professionals and Regulatory Authorities; and

5.	Adequate Pharmacovigilance training for staff, ensuring that all local non-PV staff is trained effectively to notify local PV of any adverse events that arise.

Telecom and Switchboard Services

Provide and maintain the technical and human resources needed to receive incoming phone calls and to route the calls to the appropriate persons in the Recipient organization.

Crisis Management - Public Relations Support

Provide the necessary support (human resources and external services) required to handle public relations (media relations, corporate communications) for Recipient and to communicate effectively internally and externally during a crisis situation.

Cost

Cost of Services shall be charged each month at a fixed amount of $833.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon 90 days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) three (3) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson Nutrition (Sweden) A.B.

Provider: Oy Bristol-Myers Squibb (Finland) AB

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.

SCHEDULE 62

SERVICES PROVIDED BY BMS – GREECE

Services Summary Description

Subject to the terms and conditions of this Agreement (including Section 2 hereof), Provider shall provide the following Services to Recipient.

Services

Activities performed by Famar and Provider for Recipient:

1.	Provider has a supply agreement in place with FAMAR Greece for Fer in Sol (Recipient product);

2.	Provider places production orders to Famar based on the demand forecast by Recipient in SAP

3.	Provider is responsible for all the Quality assurance activities:

•	investigation, complaints management, site audit, etc.

•	stability studies

4.	Famar provides with the production and release of the product for the following markets

•	1092049 FER-IN-SOL IRON DRP (1BTLX30ML) IT

•	1103961 FER-IN-SOL IRON DRP (1BTLX30ML) ES

•	1172440 FER-IN-SOL IRON DRP (1BTLX30ML) FI

•	1103114 FER IN SOL (1BTLX30ML) BE

•	1153012 FER-IN-SOL IRON DRP (1BTLX30ML) IE

5.	Provider sells product to & invoices MJN BV (Netherlands).

Termination of the Services noted above requires a 90 day written notification period. Recipient will be responsible for any reasonable exit costs.

Cost

Cost of Services shall be charged each month at a fixed amount of €640.

Term:

Until the date that is eighteen (18) months after the Separation Date, with Recipient to have the right to extend the term with three (3) months’ prior written notice, up to a maximum of an additional twelve (12) months.

Early Termination of Services: Termination at any time upon twelve (12) months’ prior written notice; provided however, if Recipient agrees with Famar that the Services will be directly provided by Famar, termination upon ninety (90) days’ prior written notice. Following the written notice period and coinciding with the early termination by the Recipient of any Service(s) in this Schedule, Early Termination Fees equal to 75% of the monthly cost of such terminated Services shall be charged to Recipient monthly until the earlier of (i) twelve (12) months after termination or (ii) the expiration of the Term of this Schedule.

Recipient: Mead Johnson B.V.

Provider: Bristol-Myers Squibb A.E.

Point of Contact, Recipient: Leanne Metz

Point of Contact, Provider: Alison Hughes

Payment Terms: All payments due within thirty (30) days of receipt of invoice by Recipient.